EXHIBIT 4.1
                                                     Execution Copy

                               SALE AND SERVICING
                                    AGREEMENT

                                      among

                          THE MONEY STORE TRUST 1998-C

                                     Issuer,

                          THE ORIGINATORS LISTED HEREIN

                                   Originators

                                       and

                              THE MONEY STORE INC.

                           Representative and Servicer

                           Dated as of August 31, 1998

                                TABLE OF CONTENTS

                                                                      Page
                                    ARTICLE I
                                   DEFINITIONS

Section 1.01     Definitions............................................1
Section 1.02     Other Definitional Provisions.........................29

                                   ARTICLE II
                        SALE AND CONVEYANCE OF THE TRUST

Section 2.01     Contribution and Conveyance of Trust Account
                 Property. Priority and Subordination of
                 Ownership Interests...................................30
Section 2.02     Possession of Loan Files..............................30
Section 2.03     Books and Records.....................................31
Section 2.04     Delivery of Mortgage Loan Documents...................31
Section 2.05     Acceptance of the Trust Fund; Certain Substitutions;
                 Certification by Indenture Trustee and Custodian......33
Section 2.06     Fees and Expenses of the Indenture Trustee,
                 Owner Trustee, Trust Administrator and Custodian......35
Section 2.07     [Reserved]............................................36
Section 2.08     Optional Repurchase of Defaulted Loans................36
Section 2.09     Assignment Event......................................36

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.01     Representations of Representative,
                 Servicer and Originators..............................37
Section 3.02     Individual Loans......................................43
Section 3.03     Purchase and Substitution.............................51

                                   ARTICLE IV
                      ADMINISTRATION AND SERVICING OF LOANS

Section 4.01     Duties of the Servicer................................53
Section 4.02     Liquidation of Loans..................................56
Section 4.03     Establishment of Principal and Interest Accounts;
                 Deposits in Principal and Interest Account............57
Section 4.04     Permitted Withdrawals From the Principal
                 and Interest Accounts.................................58
Section 4.05     Payment of Taxes, Insurance and Other Charges.........60
Section 4.06     Transfer of Accounts..................................61
Section 4.07     Maintenance of Hazard Insurance.......................61
Section 4.08     Maintenance of Mortgage Impairment Insurance Policy...62
Section 4.09     Fidelity Bond.........................................62
Section 4.10     Title, Management and Disposition of REO Property.....62
Section 4.11     [RESERVED]............................................63
Section 4.12     Collection of Certain Loan Payments...................64
Section 4.13     Access to Certain Documentation and Information
                 Regarding the Loans...................................64
Section 4.14     Superior Liens........................................64
Section 4.15     [RESERVED]............................................65

                                    ARTICLE V
                          GENERAL SERVICING PROCEDURES

Section 5.01     Assumption Agreements................................65
Section 5.02     Satisfaction of Mortgages and Release of Loan Files..66
Section 5.03     Servicing Compensation and Contingency Fee...........67
Section 5.04     Annual Statement as to Compliance....................68
Section 5.05     Annual Independent Public Accountants'
                 Servicing Report.....................................68
Section 5.06     Indenture Trustee's and Owner Trustee's Right to
                 Examine Servicer Records and Audit Operations........68
Section 5.07     Reports to the Indenture Trustee; Principal and
                 Interest Account Statements..........................69

                                   ARTICLE VI
                                   [RESERVED]

                                   ARTICLE VII
         DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

Section 7.01     Note Distribution Accounts...........................69
Section 7.02     Rounding Account71
Section 7.03     Establishment of Expense Accounts; Deposits in
                 Expense Accounts; Permitted Withdrawals from
                 Expense Accounts.....................................72
Section 7.04 Establishment of Insurance Accounts; Deposits in Insurance Accounts; Permitted Withdrawals from Insurance
                 Accounts.............................................73
Section 7.05 Establishment of Spread Account; Deposits in Spread Account; Permitted Withdrawals from Spread Account...75
Section 7.06     [RESERVED]...........................................76
Section 7.07     Investment of Accounts...............................76
Section 7.08     Priority and Subordination of Distributions..........77
Section 7.09     Allocation of Realized Losses........................81
Section 7.10     Statements...........................................82
Section 7.11     Advances by the Servicer.............................86
Section 7.12     Compensating Interest................................87
Section 7.13     Reports of Foreclosure and Abandonment of
                 Mortgaged Property...................................87
Section 7.14     Allocation of Total Monthly Excess Cashflow..........88
Section 7.15     Establishment of Servicing Accounts; Collection of
                 Taxes, Assessments and Similar Items.................89
Section 7.16     Net Deposits.........................................89

                                  ARTICLE VIII
                                   [RESERVED]

                                   ARTICLE IX
                                  THE SERVICER

Section 9.01     Indemnification; Third Party Claims..................90
Section 9.02     Merger or Consolidation of the Representative and
                 the Servicer.........................................91
Section 9.03     Limitation on Liability of the Servicer and Others...91
Section 9.04     Servicer Not to Resign...............................92
Section 9.05     [RESERVED]...........................................92
Section 9.06     Right of Majority Securityholders to Replace
                 Servicer.............................................92
Section 9.07     Appointment of Trust Administrator...................92

                                    ARTICLE X
                                     DEFAULT

Section 10.01    Servicer Default.....................................93
Section 10.02    Indenture Trustee to Act; Appointment of Successor...94
Section 10.03    Waiver of Defaults...................................96
Section 10.04    [RESERVED]...........................................96
Section 10.05    Control by Majority Securityholders..................97

                                   ARTICLE XI
                                   TERMINATION

Section 11.01    Termination..........................................97

                                   ARTICLE XII
                  ADMINISTRATIVE DUTIES OF TRUST ADMINISTRATOR

Section 12.01    Administrative Duties................................98
Section 12.02    Records..............................................101
Section 12.03    Additional Information To Be Furnished to the
                 Issuer...............................................101
Section 12.04    Calculation of LIBOR.................................101

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

Section 13.01    Acts of Noteholders and Certificateholders...........102
Section 13.02    Amendment............................................102
Section 13.03    Recordation of Agreement.............................103
Section 13.04    Duration of Agreement................................104
Section 13.05    Governing Law........................................104
Section 13.06    Notices..............................................104
Section 13.07    Severability of Provisions...........................105
Section 13.08    No Partnership.......................................105
Section 13.09    Counterparts.........................................105
Section 13.10    Successors and Assigns...............................105
Section 13.11    Headings.............................................105
Section 13.12    Assignment to Indenture Trustee......................105
Section 13.13    Nonpetition Covenant.................................106
Section 13.14    Limitation of Liability of Owner Trustee,
                 Indenture Trustee and  Custodian.....................106
Section 13.15    Independence of the Servicer.........................107
Section 13.16    Notification to Rating Agencies......................107
Section 13.17    Third Party Rights...................................107
Section 13.18    The Note Insurer.....................................107

                                    EXHIBITS

SCHEDULE I            Description of Certain Litigation
EXHIBIT A             Contents of Indenture Trustee's Loan File
EXHIBIT B             Principal and Interest Account Letter Agreement
EXHIBIT C             Form of Custodian Initial Certification
EXHIBIT C-1           Form of Custodian Interim Certification
EXHIBIT D             Form of Custodian Final Certification
EXHIBIT E-1           Loan Schedule (Pool I)
EXHIBIT E-2           Loan Schedule (Pool II)
EXHIBIT F             List of Originators
EXHIBIT G             Request for Release of Documents
EXHIBIT H             Form of Notice Under Guaranty Insurance Policy
                      Relating to the Pool I  Notes
EXHIBIT I             Form of Notice Under Guaranty Insurance Policy
                      Relating to the Pool II  Notes
EXHIBIT J             Custodial Agreement
EXHIBIT K             Form of Liquidation Report
EXHIBIT L             Form of Delinquency Report
EXHIBIT M             Servicer's Monthly Computer Tape Format
EXHIBIT N             Subservicing Agreement
EXHIBIT O             Prices for Low Interest Mortgage Loans
EXHIBIT P             Form of Power of Attorney

          SALE AND SERVICING AGREEMENT dated as of August 31, 1998, among The Money Store Trust 1998-C, a Delaware business trust (the "Issuer"), the entities listed on Exhibit F hereto (collectively, the "Originators"), and The Money Store Inc., a New Jersey corporation ("TMS"), as Representative (the "Representative") and Servicer (the "Servicer").

          WHEREAS, the Issuer desires to acquire a portfolio of residential loans from the Originators;

          WHEREAS, the Originators have either originated and underwritten, or purchased and re-underwritten, such residential loans, and are willing to contribute such residential loans to the Issuer; and

          WHEREAS, the Servicer is willing to service such residential loans;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.01 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          ACCOUNT: The Certificate Distribution Account, Note Distribution Account, Expense Account, Spread Account, Insurance Account, Rounding Account, the Principal and Interest Account and Servicing Account (including any sub-accounts of any of the foregoing).

          ADJUSTED LOAN INTEREST RATE: A percentage per annum, equal to the related Loan Interest Rate less the per annum rate used in calculating (i) the applicable Annual Expense Escrow Amount, (ii) the premiums payable to the Note Insurer as set forth in the Insurance Agreement, (iii) the Servicing Fee and
(iv) the Contingency Fee.

          AGREEMENT: This Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

          ANNUAL EXPENSE ESCROW AMOUNT: With respect to each Pool, an amount equal to the product of (i) 0.01125% per annum (in the case of Pool I) or 0.01475% per annum (in the case of Pool II) and (ii) the sum of the Class Principal Balances of the Notes of the applicable Pool, which is computed and payable on a monthly basis and represents the estimated annual fees and expenses of the Indenture Trustee, Owner Trustee and Trust Administrator and in the case of Pool I, the Remarketing Agent.

          ASSIGNMENT EVENT: The occurrence of any of the following (unless otherwise waived by the Note Insurer): (i) a Servicer Default occurs and continues for 30 days; (ii) FUNB's long-term unsecured debt rating is reduced below A2 by Moody's or A by S&P; (iii) the suspension, termination or withdrawal of FUNB's long-term unsecured debt rating by Moody's and S&P's; (iv) (a) the Representative's stockholders' equity reported in accordance with generally accepted accounting principles is less than $5,000,000 as of the end of any fiscal quarter beginning September 30, 1998; or (b) the Representative is in default of any material financial obligation; (v) a lease agreement acceptable to the Note Insurer (the "Lease") between the Custodian, as lessee and the Representative, as lessor with respect to the space on the Representative's premises where the Custodian holds the Indenture Trustee's Loan Files (the "On-Site Custodial Space") is not executed within 21 days following the Closing Date; (vi) any of the facts set forth in the Officer's Certificate of the Custodian and the Representative dated as of September 29, 1998, describing the initial custodial arrangement with respect to the Indenture Trustee's Loan Files (the "On-Site Custodial Arrangement") become untrue in a material and adverse manner; (vii) the rating on the Pool I and Pool II Notes (without regard to the Note Insurance Policies) is downgraded below BBB by S&P or Baa2 by Moody's;
(viii) so long as the Custodian holds any of the Indenture Trustee's Loan Files at the on-site custodial space, any event of default shall have occurred and is continuing under the Lease, the Lease is not in effect, or the Lease is deemed unenforceable against either party thereto or (ix) FUNB is no longer acting as Custodian.

          ASSIGNMENT OF MORTGAGE: An assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the contribution of the Mortgage to the Issuer, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

          AUCTION PROCEDURES: The procedures set forth in Schedule I to the Indenture by which the Auction Rate is determined for the Class AF-2 Notes.

          AUCTION RATE: The rate of interest per annum that results from implementation of the Auction Procedures.

          BASIC DOCUMENTS: The Certificate of Trust, the Trust Agreement, the Indenture, the Depository Agreement, this Sale and Servicing Agreement, the Insurance Agreement, the Spread Account Agreement and other documents and certificates delivered in connection therewith.

          BIF: The Bank Insurance Fund, or any successor thereto.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of California, New York, North Carolina or Delaware are required or authorized by law to be closed.

          CERTIFICATE: A Trust Certificate (as defined in the Trust Agreement).

          CERTIFICATE DISTRIBUTION ACCOUNT: Has the meaning assigned to such term in the Trust Agreement.

          CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Certificate is registered in the Certificate Register and the Holder of the Special Interest.

          CERTIFICATE REMITTANCE AMOUNT: As of any Remittance Date, an amount equal to the sum of (i) the Pool Remaining Amount Available, net of reimbursements to the Servicer or the Representative of Reimbursable Amounts pursuant to Section 4.04(b), and (ii) the Supplemental Interest Excess for such Remittance Date.

          CHANGE DATE: The date on which the Loan Interest Rate of each Pool II Loan is subject to adjustment, which date is the Due Date set forth in the related Mortgage Note and each first, third, sixth or twelfth Due Date thereafter, as set forth in the related Mortgage Note.

          CIVIL RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          CLASS: Collectively, Notes having the same priority of payment and bearing the same designation.

          CLASS ADJUSTED LOAN REMITTANCE RATE: With respect to each Loan, a percentage per annum, being the sum of (i) the Weighted Average Remittance Rate for the applicable Pool, (ii) the applicable Annual Expense Escrow Amount and
(iii) the applicable per annum rate relating to premiums payable to the Note Insurer as set forth in the Insurance Agreement.

          CLASS AF-1 NOTE: A Note denominated as a Class AF-1 Note.

          CLASS AF-1 REMITTANCE RATE: The annual rate of interest payable to the Class AF-1 Noteholders, which shall be equal to 5.65672% for the first Remittance Date. Thereafter, the Class AF-1 Remittance Date shall be equal to the lesser of (i) LIBOR plus 0.27% (or plus 0.54% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap (but in no event exceeding 14.00% per annum).

          CLASS AF-2 NOTE: A Note denominated as a Class AF-2 Note.

          CLASS AF-2 REMITTANCE RATE: The annual rate of interest payable to the Class AF-2 Noteholders, which shall be equal to 5.50% for the first Remittance Date. Thereafter, the Class AF-2 Remittance Date shall be equal to the annual rate of interest determined according to the Auction Procedures, subject to the applicable Net Funds Cap (but in no event exceeding 14.0% per annum).

          CLASS AV NOTE: A Note denominated as a Class AV Note.

          CLASS AV REMITTANCE RATE: The annual rate of interest payable to the Class AV Noteholders, which shall be equal to 5.64672% for the first Remittance Date. Thereafter, the Class AV Remittance Date shall be equal to the lesser of
(i) LIBOR plus 0.26% (or plus 0.52% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap (but in no event exceeding 14.0% per annum).

          CLASS POOL FACTOR: With respect to each Class of Notes, as of any date of determination, the then Class Principal Balance for such Class divided by the Original Principal Balance for such Class.

          CLASS PRINCIPAL BALANCE: With respect to each Class of Notes, as of any date of determination, the Original Principal Balance of such Class less (i) the sum of all amounts (including the principal portion of any related Insured Payments) previously distributed to the Noteholders of such Class in respect of principal pursuant to Section 7.05(d), and (ii) any actual loss of principal suffered by the related Noteholders due to the failure of the Note Insurer to perform its obligations under the related Note Insurance Policy.

          CLASS REMITTANCE RATE: With respect to a Class of Notes, the annual rate of interest payable to the Noteholders of such Class, which rate is set forth, or determined as provided, under the definitions of the Class AF-1 Remittance Rate, Class AF-2 Remittance Rate and Class AV Remittance Rate.

          CLOSING DATE: September 29, 1998.

          CODE: The Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

          COMPENSATING INTEREST: As defined in Section 7.12.

          CONTINGENCY FEE: As to each Loan, the annual fee which is, in addition to the Servicing Fee, payable to the Servicer pursuant to Section 5.03 of this Agreement. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Loan, shall accrue at the rate of 0.25% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Loan is computed. The Contingency Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds, (iii) Insurance Proceeds or (iv) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 4.04.

          CROSS-OVER DATE: The date on which the Subordinated Amount for Pool I and Pool II have been reduced to zero.

          CUMULATIVE REALIZED LOSSES: As of any date of determination, the aggregate amount of Realized Losses with respect to the applicable Pool of Loans since the Closing Date.

          CURRENT INTEREST REQUIREMENT: For each Class of Notes, and with respect to each Remittance Date, an amount equal to interest based on the actual number of days since the last Remittance Date (or in the case of the first Remittance Date, from the Closing Date) up to but not including the upcoming Remittance Date at the applicable Remittance Rate on the Class Principal Balance for such Class outstanding immediately prior to such Remittance Date. The Current Interest Requirement for a Class of Notes shall not include any Noteholders' Interest Carryover.

          CURTAILMENT: With respect to a Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency.

          CUSTODIAL AGREEMENT: Any agreement to be entered into pursuant to the Indenture for the retention of each Loan File.

          CUSTODIAN: Any custodian appointed pursuant to the Indenture. The initial Custodian for the Pool I and Pool II Loans shall be the Trust Department of FUNB; provided, however, that following the occurrence of an Assignment Event, the Indenture Trustee (or such other Person acceptable to the Note Insurer) shall be the successor Custodian for the Pool I and Pool II Loans.

          CUT-OFF DATE: August 31, 1998; provided, however, that for purposes of determining characteristics of the Loans as of the Cut-Off Date, the Cut-Off Date for those Loans originated after August 31, 1998 shall be deemed to be the date of the applicable Mortgage Note.

          CUTOFF DATE PRINCIPAL BALANCE: With respect to any Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Loan).

          DEFAULTED LOAN: Means any Loan as to which the related Obligor has failed to pay in full of three or more consecutive Monthly Payments.

          DEFICIENCY AMOUNT: With respect to any Remittance Date and with respect to the Pool I or Pool II Notes, (i) the excess, if any, of (a) the Current Interest Requirement for such Pool over (b) the sum of the Pool Available Remittance Amount for such Pool (minus amounts withdrawn to pay required premiums to the Note Insurer and the amount required to be deposited in the Expense Account pursuant to Section 7.03(a)(i)), the Excess Spread applicable to such Pool for such Remittance Date, the Supplemental Interest Payments, if any, for such Remittance Date and the amount on deposit in the Spread Account, plus (ii) the excess, if any, of (a) the Class Principal Balance of the Notes of the related Pool, after taking into account all distributions to be made on such Remittance Date (other than amounts payable with respect to principal by the Note Insurer under the applicable Note Insurance Policy) exceeds (b) the aggregate principal balances of the related Pool of Loans as of the close of business on the last day of the related Due Period plus the amount, if any, in the Spread Account on such date and allocated to such Pool of Loans (after application of clause (i) above).

          DEFICIENT VALUATION: With respect to any Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under the Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

          DELETED LOAN: A Loan replaced by a Qualified Substitute Loan.

          DEPOSITORY: The Depository Trust Company, and any successor Depository hereafter named.

          DEPOSITORY AGREEMENT: The Note Depository Agreement as defined in the Indenture.

          DESIGNATED DEPOSITORY INSTITUTION: With respect to each Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by S&P and A2 or better by Moody's, or one of the two highest short-term ratings by S&P and the highest short-term rating by Moody's, and which is either
(i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for a Principal and Interest Account.

          DETERMINATION DATE: That day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month.

          DIRECT PARTICIPANT: Any broker-dealer, bank or other financial institution for which the Depository holds Notes from time to time as a securities depository.

          DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on a Loan.

          DUE PERIOD: With respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date appears.

         EVENT OF EXCESSIVE POOL LOSS: Means, with respect to Pool I or Pool II,
(a) until the 36th Remittance Date, any event that causes Cumulative Realized Losses with respect to the related Pool to equal or exceed 1.25% of the Pool Principal Balance of the related Pool as of the Closing Date, (b) from the 36th until the 42nd Remittance Dates, any event that causes
 Cumulative Realized Losses with respect to the related Pool to equal or exceed 1.75% of the Pool Principal Balance of the related Pool as of the Closing Date,
(c) from the 42nd until the 48th Remittance Dates, any event that causes Cumulative Realized Losses with respect to the related Pool to equal or exceed 2.25% of the Pool Principal Balance of the related Pool as of the Closing Date and (d) thereafter, any event that causes Cumulative Realized Losses with respect to the related Pool to equal or exceed 2.75% of the Pool Principal Balance of the related Pool as of the Closing Date.

          EVENT OF NONPAYMENT: An event of nonpayment with respect to Pool I or Pool II shall occur with respect to any Remittance Date if the amounts remitted by the Servicer to the Indenture Trustee pursuant to Sections 4.04(a), 7.07(e),
7.11 and 7.12 for deposit in the Note Distribution Accounts with respect to Pool I and Pool II (minus the amount to be withdrawn from the applicable Note Distribution Account for deposit in the applicable Insurance Account pursuant to
Section 7.01(b)(i)), plus any amount transferred from the Spread Account to the applicable Note Distribution Account pursuant to Section 7.05(b)(ii) and any Supplemental Interest Payments will not, taken together, be sufficient to pay all of the Pool Remittance Amounts for each such Pool (exclusive of any Pool Carry-Forward Amounts representing amounts previously paid to the Noteholders of the applicable Pool as Insured Payments and exclusive of any amount described in clause (iv) of the definition of Pool Principal Distribution Amounts with respect to such applicable Pool which have not been paid by the Originators) in respect of such Remittance Date.

          EXCESS PAYMENTS: With respect to a Due Period, any amounts received on a Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of this Agreement.

          EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated Loan, the excess, if any, of (a) the total Net Liquidation Proceeds, over (b) the Principal Balance of such Loan as of the date such Loan became a Liquidated Loan plus 30 days interest thereon at the Weighted Average Class Adjusted Loan Remittance Rate for the applicable Pool; provided, HOWEVER, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer pursuant to Section 4.14 at the related Loan Interest Rate exceeds interest accrued on such advance at the applicable Class Remittance Rates.

          EXCESS SPREAD: With respect to any Remittance Date and Pool of Loans, an amount equal to the excess of (A) the product of (i) the aggregate Principal Balances of the applicable Pool of Loans as of the first day of the immediately preceding Due Period and (ii) one-twelfth of the weighted average Loan Interest Rate for the applicable Pool of Loans, as the case may be, as of the first day of the related Due Period over (B) the sum of (i) the aggregate Current Interest Requirements for the applicable Pool of Notes for such Remittance Date, (ii) amounts to be deposited into the applicable Expense Account and Insurance Account on such Remittance Date pursuant to Sections 7.03(a)(i) and 7.04(a)(i), respectively, and (iii) the Servicing Fee and Contingency Fee for the applicable Pool of Mortgage Loans with respect to such Remittance Date.

          EXPENSE ACCOUNT: The expense account established and maintained by the Indenture Trustee in accordance with Section 7.03 hereof.

          FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

          FHA: The Federal Housing Administrator, and its successors in interest.

          FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

          FIDELITY BOND: As described in Section 4.09.

          FINAL MATURITY DATE: With respect to (i) the Class AF-1 Notes, October 15, 2038 (ii) the Class AF-2 Notes, October 15, 2038 and (iii) the Class AV Notes, November 15, 2028.

          FNMA: The Federal National Mortgage Association and any successor thereto.

          FUNB: First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, and any successor thereto.

          GROSS MARGIN: With respect to each Pool II Loan, the number of basis points set forth in the related Mortgage Note which is added to the LIBOR Index or the Treasury Index, as the case may be, to determine the Loan Interest Rate on the related Change Date, subject to the applicable Periodic Rate Cap and the applicable Lifetime Cap and Lifetime Floor.

          HIGH-RISE CONDOMINIUM: A multiple dwelling unit of five stories or more in which individual fee title is held to the interior space only and all other elements of the structure and land are held in undivided common ownership.

          HOLDER OF THE SPECIAL INTEREST: The Person holding the Special
Interest.

          HUD: The United States Department of Housing and Urban Development, and its successor in interest.

          INDENTURE: The Indenture dated as of August 31, 1998, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

          INDENTURE TRUSTEE: The Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

          INDENTURE TRUSTEE'S LOAN FILE: The documents delivered to the Indenture Trustee or the Custodian pursuant to Section 2.04.

          INSOLVENCY EVENT: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          INDEX: Either the LIBOR Index or the Treasury Index, as the case may be.

          INSURANCE ACCOUNTS: The insurance accounts established and maintained by the Indenture Trustee in accordance with Section 7.04 hereof.

          INSURANCE AGREEMENT: The agreement dated as of September 1, 1998 by and among the Note Insurer, The Money Store Inc., the Custodian, the Originators and the Indenture Trustee, as amended from time to time by the parties thereto.

          INSURANCE PAYING AGENT: With respect to any Pool I or Pool II Loan, The Bank of New York or any successor as appointed herein.

          INSURANCE PROCEEDS: Proceeds paid (i) to the Issuer or the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property, or REO Property, including but not limited to title, hazard, life, health and/or accident insurance policies, and/or (ii) by the Servicer pursuant to Section 4.08, in either case, net of any expenses which are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer.

          INSURED PAYMENT: means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

          INSURER REIMBURSABLE AMOUNTS: As described in Section 7.14(a)(ii).

          INTEREST DETERMINATION DATE: With respect to any Interest Period after the initial Interest Period, the second LIBOR Determination Date prior to such Interest Period.

          INTEREST PERIOD: With respect to the first Remittance Date, the period commencing on the Closing Date and ending on October 14, 1998. Thereafter, the period commencing on a Remittance Date and ending on the day immediately preceding the next Remittance Date.

          INTEREST RATE: Means, for each Class of Notes, the applicable Class Remittance Rate for such Class.

          INTEREST RATE SERVICES AGREEMENT: That certain Interest Rate Services Agreement dated as of September 29, 1998 between the Indenture Trustee and the Remarketing Agent, as amended or supplemented.

          ISSUER: Means The Money Store Trust 1998-C.

          LEASE: shall have the meaning assigned thereto in the Insurance Agreement.

          LIBOR: The London Interbank Offered Rate for one-month U.S. dollar deposits, determined on each Interest Determination Date as provided in Section
12.04 hereof.

          LIBOR DETERMINATION DATE: A date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

          LIBOR INDEX: The applicable London interbank offered rate for one-month, six-month or one year U.S. dollar deposits, as specified in the related Mortgage Note.

          LIFETIME CAP: The provision in the Mortgage Note for each Pool II Loan, which limits the maximum Loan Interest Rate over the life of such Pool II Loan to the rate set forth in the applicable Mortgage Note.

          LIFETIME FLOOR: The provision in the Mortgage Note for each Pool II Loan, which limits the minimum Loan Interest Rate over the life of such Pool II Loan to the rate set forth in the applicable Mortgage Note.

          LIQUIDATED LOAN: Any defaulted Loan or REO Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Loan.

          LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any REO Disposition, amounts required to be deposited in the applicable Principal and Interest Account pursuant to Section 4.10 hereof, and any other amounts received in connection with the liquidation of defaulted Loans, whether through trustee's sale, foreclosure sale or otherwise.

          LOAN: An individual loan which is transferred to the Indenture Trustee pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Loans originally subject to this Agreement being identified on the Loan Schedules delivered to the Custodian and the Indenture Trustee as Exhibits E-1 and E-2. Any loan which, although intended by the parties hereto to have been, and which purportedly was, contributed to the Issuer by the applicable Originator (as indicated by Exhibits E-1 and E-2), in fact was not contributed or otherwise transferred and assigned to the Issuer for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.02(i) hereof with respect to such loan, shall nevertheless be considered a "Loan" for all purposes of this Agreement. Each of the Loans is a Mortgage Loan.

          LOAN FILE: The documents delivered to the Custodian on behalf of the Indenture Trustee pursuant to Section 2.04.

          LOAN INTEREST RATE: The fixed or adjustable rate of interest borne by a Mortgage Note, as shown on the applicable Loan Schedule.

          LOAN SCHEDULE: The separate schedules of Pool I and Pool II Loans delivered to the Custodian on behalf of the Indenture Trustee, such schedules identifying each Loan by address of the Mortgaged Property and the name of the Obligor and setting forth as to each Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the account number, (iii) the original principal amount, (iv) the LTV as of the date of the origination of the related Loan, (v) the Due Date, (vi) the Loan Interest Rate, (vii) the first Due Date, (viii) the Monthly Payment, (ix) the maturity date of the Mortgage Note, (x) the remaining number of months to maturity as of the Cut-Off Date and (xi) with respect to Pool II, the Periodic Rate Cap, Lifetime Cap and Lifetime Floor.

          LOAN-TO-VALUE RATIO OR LTV: With respect to any Loan, (i) the sum of
(a) the original principal balance of such Loan plus (b) the remaining balance of any Prior Lien, if any, at the time of origination of such Loan, less (c) that portion of the principal balance equal to the amount of the premium for credit life insurance collected by the Originators, divided by (ii) the value of the related Mortgaged Property, based upon the appraisal (or, in the case of certain Loans with original principal balances of less than $15,000, such other method of valuation acceptable to the related Originator) made at the time of origination of the Loan.

          LONDON BANKING DAY: Any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          LOW INTEREST LOAN: [Not applicable].

          LOW-RISE CONDOMINIUM: A multiple dwelling unit of four stories or less in which individual fee title is held to the interior space only and all other elements of the structure and land are held in undivided common ownership.

          MAJORITY SECURITYHOLDERS: Until such time as the principal amount of all classes of Notes have been reduced to zero, the holder or holders (as shown on the Note Register) of in excess of 50% of the current then-principal amount of all classes of Notes voting together as a single class (accordingly, the holders of the Certificates shall be excluded from any rights or actions of the Majority Securityholders during such period); and (ii) thereafter, the holder or holders of the Voting Interest.

          MARGIN: With respect to (i) the Class AF-1 Notes, the rate per annum of 0.27% (or for each Remittance Date occurring after the Optional Servicer Termination Date, 0.54%) and (ii) the Class AV Notes, the rate per annum of 0.26% (or for each Remittance Date occurring after the Optional Servicer Termination Date, 0.52%), that is added to LIBOR to determine the Class AF-1 Remittance Date or Class AV Remittance Rate, respectively.

          MIXED USE BUILDING: A building containing both residential dwelling units and commercial use units, E.G., retail stores or office space.

          MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section
7.11 hereof.

          MONTHLY EXCESS SPREAD: As of any Remittance Date and for any Pool of Loans, an amount equal to the product of (i) the amount calculated pursuant to the definition of Excess Spread with respect to such Remittance Date for such Pool of Loans and (ii) the then applicable Monthly Excess Spread Percentage.

          MONTHLY EXCESS SPREAD PERCENTAGE: As to any Remittance Date, 100%.

          MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Loan, as set forth in the related Mortgage Note.

          MONTHLY PREMIUM: With respect to Pool I and Pool II, the monthly premium payable to the Note Insurer equal to the product of (i) the applicable percentage set forth in the Insurance Agreement and (ii) the applicable then outstanding Pool Principal Balance, rounded to the nearest thousand dollars.

          MOODY'S: Moody's Investors Service, Inc., or any successor thereto.

          MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property.

          MORTGAGE IMPAIRMENT INSURANCE POLICY: As described in Section 4.08.

          MORTGAGE LOAN: A Loan that is secured by a Mortgage on a Mortgaged Property.

          MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Loan.

          MORTGAGED PROPERTY: The underlying property securing a Loan, consisting of a fee simple estate in a single contiguous parcel of land improved by a Residential Dwelling.

          MORTGAGED PROPERTY STATES: Any one of the 50 states and the District of Columbia and Puerto Rico, where the Mortgaged Properties are located.

          MULTIFAMILY LOANS: Loans secured by Multifamily Properties.

          MULTIFAMILY PROPERTY: A residential or mixed-use property, such as rental apartment buildings or projects containing five or more units.

          NET FUNDS CAP: For a Class of Notes on any Remittance Date will be the per annum rate determined on an actual 360 basis pursuant to the following formula:

                           Net Funds Cap = (A X B) + C
                                           -----------
                                               A
      Where:
      A     = The Class Principal Balance for the applicable Class of Notes immediately prior to such Remittance Date.
      B     = The difference between (x) the weighted average Loan Interest
              Rate for the Loans of the related Pool and (y) the sum of the percentages used in determining (i) the Servicing Fee, (ii) the Contingency Fee, (iii) the premium due the Note Insurer for the related Pool, (iv) the fees due the Owner Trustee, the Indenture Trustee and the Trust Administrator for the related Pool, (v) commencing with the Remittance Date in May 1999, 0.50% and (vi) with respect to the Class AF-2 Notes, the fee due the Remarketing Agent.
      C     = With respect to the Class AF-1 and Class AF-2 Notes, the amount, if any, of Supplemental Interest Payments allocated to such Class for such Remittance Date.

          NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 4.04(b) and
(ii) amounts required to be released to the related Obligor pursuant to applicable law.

          NET MONTHLY EXCESS CASHFLOW: As defined in Section 7.14(b) hereof.

          1933 ACT: The Securities Act of 1933, as amended.

          NONRECOVERABLE ADVANCES: With respect to any Loan, (i) any Monthly Advance previously made and not reimbursed pursuant to Section 4.04 or 7.11, or
(ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Loan or REO Property which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Sections 4.04 or 7.11.

          NOTE: Any Class AF-1 Note, Class AF-2 Note or Class AV Note.

          NOTE DISTRIBUTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 7.01.

          NOTE INSURANCE POLICIES: Collectively, the Note guaranty insurance policies relating to the Pool I Notes and Pool II Notes, each dated the Closing Date, and each issued by the Note Insurer for the benefit of the Holders of the Notes of the related Pool, pursuant to which the Note Insurer guarantees Insured Payments.

          NOTE INSURER: MBIA Insurance Corporation, a New York stock insurance corporation, or any successor thereof, as issuer of the Note Insurance Policies.

          NOTEHOLDERS' INTEREST CARRYOVER: For any Remittance Date on which the Remittance Rate for a Class of Notes is based upon the applicable Net Funds Cap, the excess of (i) the amount of interest such Class of Notes would be entitled to receive on such Remittance Date had interest been calculated at a rate equal to LIBOR plus the applicable Margin or the Auction Rate, as the case may be, (but in no event exceeding 14.00% per annum), over (ii) the amount of interest such Class will receive on such Remittance Date at the applicable Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest thereon at the then applicable Remittance Rate, without giving effect to the Net Funds Cap, but in no event exceeding 14.00% per annum). No Certificateholders' Interest Carryover shall be paid on a Class of Notes after the Class Principal Balance of such Class is reduced to zero.

          NOTIONAL AMOUNT: With respect to any Remittance Date, the amount designated as such in the Rate Agreement.

          OBLIGOR: The obligor on a Mortgage Note.

          OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Secretaries of the Representative, an Originator or the Servicer, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Representative and the Servicer, reasonably acceptable to the Indenture Trustee and the Note Insurer and experienced in matters relating thereto.

          OPTIONAL SERVICER TERMINATION DATE: As defined in Section 11.01(b) hereof.

          ORIGINAL CLASS AF-1 PRINCIPAL BALANCE: $401,250,000.

          ORIGINAL CLASS AF-2 PRINCIPAL BALANCE: $133,750,000.

          ORIGINAL CLASS AV PRINCIPAL BALANCE: $360,000,000.

          ORIGINAL COLLATERAL AMOUNT: The aggregate Principal Balance of the Loans as of the Cut-Off Date.

          ORIGINAL PRINCIPAL BALANCE: With respect to each Class of Notes, the amount set forth for such Class under the definitions of Original Class AF-1 Principal Balance, Original Class AF-2 Principal Balance and Original Class AV Principal Balance, as the case may be.

          ORIGINATOR: Any of the entities listed on Exhibit F hereto, each of which is a direct wholly-owned subsidiary of the Representative, and each of which is a Subservicer as of the date hereof.

          OWNER-OCCUPIED MORTGAGED PROPERTY: A Residential Dwelling as to which the related Obligor represented at the time of the origination of the Loan an intent to occupy as such Obligor's primary, secondary or vacation residence.

          OWNER TRUST ESTATE: Has the meaning assigned to such term in the Trust Agreement.

          OWNER TRUSTEE: Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

          PERCENTAGE INTEREST: With respect to a Note, the portion of the respective Class evidenced by such Note, expressed as a percentage, the numerator of which is the denomination represented by such Note and the denominator of which is the Original Principal Balance of such Class. The Notes are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $25,000.00 and integral multiples of $1,000 in excess thereof.

          PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

                           (i) direct general obligations of, or obligations
                  fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, FHLMC senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                           (ii) federal funds, certificates of deposit, time
                  deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S&P and Prime-1 or better by Moody's;

                           (iii) deposits of any bank or savings and loan
                  association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated "BBB" or better by S&P and Baa3 or better by Moody's;

                           (iv) commercial paper (having original maturities of
                  not more than 365 days) rated "A-1" or better by S&P and Prime-1 or better by Moody's;

                           (v) debt obligations rated "AAA" by S&P and Aaa by
                  Moody's (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

                           (vi) investments in money market funds (including
                  those funds managed or advised by the Owner Trustee or Indenture Trustee or any affiliate thereof) rated "AAAm" or better by S&P or "Aaa" or better by Moody's, the assets of which are invested solely in instruments described in clauses
                  (i)-(v) above;

                           (vii) guaranteed investment contracts or surety bonds
                  issued by or reasonably acceptable to the Note Insurer providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

                           (a) be an obligation of an insurance company or other corporation whose debt obligations or insurance financial strength or claims paying ability are rated "AAA" by S&P and "Aaa" by Moody's; and

                           (b) provide that the Indenture Trustee may exercise all of the rights of the Representative under such contract or surety bond without the necessity of the taking of any action by the Representative;

                           (viii) A repurchase agreement that satisfies the
                  following criteria and is acceptable to the Note Insurer:

                           (a) Must be between the Indenture Trustee and a dealer bank or securities firm described in 1. or 2. below:

                                    1.   Primary dealers on the Federal Reserve
                                         reporting dealer  list which are rated
                                         "A" or better by S&P and Moody's, or

                                    2.   Banks rated "A" or above by S&P and
                                         Moody's;

                           (b) The written repurchase agreement must include the following:

                                    1.   Securities which are acceptable for
                                         the transfer are:

                                           A.    Direct U.S. governments, or

                                           B.    Federal Agencies backed by the
                                           full faith and  credit of the U.S.
                                           government (and FNMA & FHLMC)

                                    2.   the term of the repurchase agreement
                                         may be up to 60  days

                                    3.   the collateral must be delivered to
                                         the Indenture Trustee or  third party
                                         custodian acting as agent for the
                                         Indenture Trustee by appropriate book
                                         entries and confirmation  statements,
                                         with a copy to the Note Insurer, must
                                         have  been delivered before or
                                         simultaneous with payment (perfection
                                         by possession of certificated
                                         securities)

                                    4.   Valuation of collateral

                                          A. The securities must be valued
                                          weekly, marked-to-market at current
                                          market price plus accrued interest.

                                          B. The value of the collateral must
                                          be equal to at least 104% of the
                                          amount of cash transferred by the
                                          Indenture Trustee or custodian for
                                          the Indenture Trustee to the dealer
                                          bank or security firm under the
                                          repurchase agreement plus accrued
                                          interest. If the value of securities
                                          held as collateral slips below 104%
                                          of the value of the cash transferred
                                          by the Indenture Trustee plus
                                          accrued interest, then additional
                                          cash and/or acceptable securities
                                          must be transferred. If, however,
                                          the securities used as collateral
                                          are FNMA or FHLMC, then the value of
                                          collateral must equal at least 105%;
                                          and

                           (ix)     any other investment acceptable to the Note
Insurer and the Rating Agencies, written confirmation of which shall be furnished by the Note Insurer to the Indenture Trustee.

          PERSON: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

          POOL AVAILABLE AMOUNT: With respect to any Pool and each Remittance Date, an amount equal to the sum of (i) the Pool Available Remittance Amount for such Pool (net of the amount of Monthly Advances and Compensating Interest deposited pursuant to Section 7.01(a)(ii)), (ii) any amount of Monthly Excess Spread to be applied to the Notes of such Pool on such Remittance Date, (iii) the Compensating Interest, (iv) the portion of the Monthly Advance based on the Class Adjusted Loan Remittance Rates for the Classes of Pool I Notes, in the case of Pool I, and the Class Adjusted Loan Remittance Rate for the Pool II Notes, in the case of Pool II, (v) amounts transferred from the Spread Account, if any, pursuant to Section 7.05(b), (vi) Supplemental Interest Payments, (vii) Insured Payments, if any, made by the Note Insurer with respect to Pool I and Pool II, respectively, and (viii) amounts required to be paid by the Servicer pursuant to Section 7.08(c) in connection with losses on investments of amounts in the applicable Note Distribution Account (minus (a) the amounts withdrawn from the applicable Note Distribution Account for Pool I and Pool II, pursuant to Section 7.01(b)(i), to deposit amounts related to required premiums in the applicable Insurance Account and (b) amounts subject to withdrawal from the applicable Note Distribution Account under Section 7.01(a)(v) through (viii), inclusive).

          POOL AVAILABLE REMITTANCE AMOUNT: With respect to any Pool and any Remittance Date, (i) the sum of all amounts relating to the Loans of such Pool described in clauses (i) through (viii), inclusive, of Section 4.03(b) received by the Servicer or any Subservicer (including any amounts paid by the Servicer and the Representative and excluding any Excess Spread relating to the Loans of such Pool, any amounts withdrawn by the Servicer with respect to the Loans in such Pool pursuant to Section 4.04(b), (c), (e) and (f) as of the related Determination Date and any amounts deposited into the Servicing Account with respect to the Loans in such Pool pursuant to Section 4.04(g) as of the related Determination Date) during the related Due Period or, with respect to Section 4.03(b)(vi), on the related Determination Date, and deposited into the applicable Note Distribution Account as of the Determination Date, plus (ii) the amount of any Monthly Advances and Compensating Interest payments relating to the Loans of such Pool, remitted by the Servicer for such Remittance Date, less
(iii) those amounts withdrawable from the applicable Note Distribution Account pursuant to Section 7.01(b)(vi). The "Pool Available Remittance Amount" does not include (i) funds in the applicable Principal and Interest Account and available to be withdrawn pursuant to Section 4.04(d)(ii), (ii) funds in the applicable Note Distribution Account and available to be withdrawn pursuant to Section 7.01(b)(vi), (iii) funds in the applicable Note Distribution Account that cannot be distributed by the Indenture Trustee on such Remittance Date as a result of a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.) and (iv) Insured Payments.

          POOL AVAILABLE REMITTANCE AMOUNT SHORTFALL: With respect to Pool I or Pool II and any Remittance Date, the excess, if any, of (i) the Pool Remittance Amount for such Pool over (ii) the Pool Available Remittance Amount for such Pool (net of the amount to be withdrawn from the applicable Note Distribution Account pursuant to Section 7.01(b)(i) and one-twelfth of the Annual Expense Escrow Amount with respect to such Pool).

          POOL CARRY-FORWARD AMOUNT: With respect to Pool I or Pool II and any Remittance Date, the sum of (i) the amounts, if any, by which (x) the Pool Remittance Amount for such Pool as of the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution to the Holders of the Notes of such Pool (including to the Note Insurer, as provided in Section 7.08), pursuant to Section 7.08 on the immediately preceding Remittance Date, exclusive of any Insured Payment to the Holders of the Notes of such Pool made pursuant to
Section 7.08 hereof on such immediately preceding Remittance Date, and (ii) interest on the amounts, if any, described in clause (i) above, at one-twelfth of the weighted average Remittance Rates of the Notes of such Pool from such immediately preceding Remittance Date; provided, however, that only the Note Insurer shall be entitled to interest on the principal portion of the Pool Carry-Forward Amount.

          POOL CURRENT INTEREST REQUIREMENT: For each Pool, the sum of the Class Current Interest Requirements of the Notes of such Pool.

          POOL MAXIMUM COLLATERAL AMOUNT: For each Pool, the aggregate Principal Balances as of the Cut-Off Date of all Loans in such Pool.

          POOL ORIGINAL COLLATERAL AMOUNT: For each Pool the aggregate Principal Balances of the related Loans as of the Cut-Off Date.

          POOL PRINCIPAL BALANCE: With respect to any Pool, the sum of the Class Principal Balances of the Notes of such Pool.

          POOL PRINCIPAL DISTRIBUTION AMOUNT: For each Pool, on any Remittance Date, the sum, without duplication, of the following:

                           (i) each payment of principal received by the
                  Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Loans of the related
                  Pool,

                           (ii) all Curtailments and all Principal Prepayments
                  received by the Servicer or any Subservicer during the related Due Period with respect to the Loans of the related Pool,

                           (iii) the principal portion of all Insurance
                  Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period with respect to the Loans of the related Pool,

                           (iv) that portion of the purchase price (as indicated
                  in Section 2.05(b)) for any repurchased Loan (including Defaulted Loans) from the related Pool which represents principal and any Substitution Adjustments deposited in the applicable Principal and Interest Account with respect to such Loans of the related Pool and transferred to the applicable Note Distribution Account as of the related Determination Date,

                           (v) any proceeds representing principal on the Loans
                  of the related Pool received by the Indenture Trustee in connection with the liquidation of the Loans of the related Pool or the termination of the Trust, and

                           (vi) the amount of any Realized Loss related to a
                  Pool I or Pool II Loan, as the case may be, that became a Liquidated Loan during the related Due Period.

          POOL REMAINING AMOUNT AVAILABLE: With respect to any Pool and as of any Remittance Date the greater of (x) zero dollars and (y)(i) the Pool Available Amount for the related Pool minus (ii) the sum of payments made with respect to the applicable Pool pursuant to Section 7.08(d)(i), (ii) and (iii).

          POOL REMITTANCE AMOUNT: As to Pool I or Pool II and any Remittance Date, the amount required to be distributed on such Remittance Date to the Holders of the Notes of such Pool, such amount being equal to the sum of (i) the Pool Current Interest Requirement for the related Pool, (ii) the Pool Principal Distribution Amount for the related Pool, (iii) the Pool Carry-Forward Amount for the related Pool and (iv) any amount received by the Indenture Trustee from the Servicer or the Originator and paid to the Holders of the Notes of the related Pool that constitutes a Monthly Advance and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), in accordance with a final, nonappealable order of a court having competent jurisdiction.

          In the event that any amounts referenced in subclause (iv) above constitute Insured Payments or any portion thereof, payment of such amounts shall be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not directly to any Noteholder of the Notes of such Pool unless such Noteholder has returned principal or interest paid on the Notes of such Pool to such trustee in bankruptcy, in which case payment shall be disbursed to such Noteholder.

          POOL I LOAN: A Loan listed on Exhibit E-1 delivered to the Custodian on behalf of the Indenture Trustee, as such Exhibit may be amended from time to time.

          POOL I NOTE: A Class AF-1 or Class AF-2 Note.

          POOL I TRANSACTION FEES: For any Remittance Date, the sum of the portion of the Servicing Fee, the Contingency Fee, the Annual Expense Escrow Amount and the Monthly Premium payable to the Note Insurer allocable to Pool I.

          POOL II LOAN: A Loan listed on Exhibit E-2 delivered to the Custodian on behalf of the Indenture Trustee, as such Exhibit may be amended from time to time.

          POOL II NOTE: A Class AV Note.

          POOL II TRANSACTION FEES: For any Remittance Date, the sum of the portion of the Servicing Fee, the Contingency Fee, the Annual Expense Escrow Amount and the Monthly Premium payable to the Note Insurer allocable to Pool II.

          PREFERENCE AMOUNT: means any amount previously distributed to a holder of a Pool I or Pool II Note (other than the Trust Fund) that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          PREMIUM DEPOSIT AMOUNT: As of any Remittance Date, an amount equal to the Monthly Premium for such Remittance Date.

          PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to Section 4.03 hereof.

          PRINCIPAL BALANCE: With respect to any Loan or related REO Property, at any date of determination, (i) the principal balance of the Loan (or, with respect to a Low Interest Loan, the product of such principal balance and the percentage set forth on Exhibit O attached hereto) outstanding as of the Cut-Off Date or substitution date relative to Qualified Substitute Loans, after application of principal payments received on or before such date, minus (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to Section 7.05 on any previous Remittance Date, and (b) all Principal Prepayments, Curtailments, Excess Payments, all Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from an REO Property (but not including the proceeds of any Insured Payment) to the extent applied by the Servicer as recoveries of principal in accordance with the provisions hereof, which were distributed pursuant to
Section 7.08 on any previous Remittance Date.

          PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Loan in full.

          PRIOR LIEN: With respect to any Loan which is not a first priority lien, each loan relating to the corresponding Mortgaged Property having a higher priority lien.

          PUD AND DE MINIMIS PUD: A planned unit development in which individual fee title is held to the interior and exterior of the units and underlying land and common areas, recreational facilities and streets are held in undivided common ownership.

          QUALIFIED SUBSTITUTE LOAN: A loan or loans substituted for a Deleted Loan pursuant to Section 2.05 or 3.03 hereof, which (i) has or have an interest rate or rates (or, in the case of a Pool II Loan, a Gross Margin and Index) of not less than (and not more than two percentage points more than) the Loan Interest Rate (or, in the case of a Pool II Loan, a Gross Margin and Index) for the Deleted Loan; (ii) relates or relate to the same type of Residential Dwelling or Multifamily Property, as the case may be, as the Deleted Loan; (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Loan; (iv) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan at such time; (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance (prior to the occurrence of Realized Losses) of the Deleted Loan as of such date; (vi) with respect to each Deleted Loan that is a first lien mortgage loan, is a first lien mortgage loan; and (vii) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01(b) and 3.02.

          RATE AGREEMENT: The interest rate agreement dated September 17, 1998 between Merrill Lynch Derivative Products AG and TMS, which was assigned to the Trust on the Closing Date, pursuant to which Supplemental Interest Payments are required to be paid, as amended from time to time by the parties thereto.

          RATE AGREEMENT PAYMENT DATE: With respect to any Remittance Date, the first London Banking Day immediately preceding such Remittance Date.

          RATE AGREEMENT PROVIDER: Merrill Lynch Derivative Products AG, and its permitted successors and assigns.

          RATING AGENCIES: S&P and Moody's.

          RATING AGENCY CONDITION: With respect to any action, that each of the Rating Agencies shall have notified the Servicer, the Note Insurer, the Owner Trustee and the Indenture Trustee, orally or in writing, that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of Notes.

          REALIZED LOSS: With respect to each Liquidated Loan, an amount (not less than zero or greater than the related outstanding principal balance as of the date of the final liquidation) equal to the outstanding principal balance of the Loan as of the date of such liquidation, minus the Net Liquidation Proceeds relating to such Liquidated Loan (such Net Liquidation Proceeds to be applied first to the principal balance of the Liquidated Loan and then to interest thereon). With respect to each Loan which has become the subject of a Deficient Valuation, the Realized Loss shall be calculated as the difference between the principal balance of the Loan immediately prior to such Deficient Valuation and the principal balance of the Loan as reduced by the Deficient Valuation. With respect to any Loan made to an Obligor who has filed a petition in bankruptcy under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), a Realized Loss shall be deemed to have occurred whenever a withdrawal is made from the Principal and Interest Account in respect of such Loan pursuant to Section 4.04(c), and shall be equal to the amount of such withdrawal.

          RECORD DATE: With respect to any Remittance Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date.

          REFERENCE BANKS: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated by the Trust Administrator to the Representative, the Servicer and the Note Insurer and (iii) which are not affiliates of the Representative.

          REGISTRATION STATEMENT: The registration statement (File No. 333-60771) filed by the Representative with the Securities and Exchange Commission in connection with the issuance and sale of the Notes and the Certificates, including the Prospectus dated September 28, 1998 and the Prospectus Supplement dated September 28, 1998.

          REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or Representative with respect to (i) the Monthly Advances and Servicing Advances reimbursable pursuant to Section 4.04(b), (ii) any advances reimbursable pursuant to Section 4.04 and not previously reimbursed, and (iii) any other amounts reimbursable to the Servicer or the Representative pursuant to this Agreement.

          RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Obligor in accordance with applicable law, the Servicer's customary servicing procedures and this Agreement.

          REMARKETING AGENT: First Union Capital Markets, a division of Wheat First Securities, Inc., and its successors and assigns.

          REMARKETING AGENT FEE: The meaning set forth in the Interest Rate Services Agreement.

          REMITTANCE DATE: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing on October 15, 1998; provided, however, that in no event shall the Remittance Date occur less than three Business Days following the Determination Date.

          REO DISPOSITION: The final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure. The proceeds of any REO Disposition constitute part of the definition of Liquidation Proceeds.

          REO PROPERTY: As described in Section 4.10.

          REPRESENTATIVE: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Representative hereunder.

          RESIDENTIAL DWELLING: Any one or more of the following, (i) Single Family Detached House, (ii) Row House, (iii) Two-Family House, (iv) Low-Rise Condominium, (v) PUD and de minimis PUD, (vi) Three- or Four-Family House, (vii) High-Rise Condominium, or (viii) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

          RESPONSIBLE OFFICER: When used with respect to the Indenture Trustee or the Custodian (a) any officer assigned to the Corporate Trust Department, Corporate Trust Office, or similar group, and when used with respect to the Owner Trustee, any officer assigned to the Owner Trustee's Corporate Trust Office as set forth in the Trust Agreement, in each case including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Agreement. When used with respect to the Representative, an Originator or any other person, any Vice President, Assistant Vice President, the Treasurer, or any Secretary or Assistant Secretary.

          ROUNDING ACCOUNT: The account established and maintained by the Indenture Trustee in accordance with Section 7.02 hereof.

          ROW HOUSE: A single family dwelling unit attached to another dwelling unit by common walls.

          S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          SAIF: The Savings Association Insurance Fund, or any successor thereto.

          SERIES: 1998-C

          SERIES 1998-C NOTES: The Money Store Asset Backed Notes, Series 1998-C, Class AF-1, Class AF-2 and Class AV.

          SERVICER: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Servicer hereunder.

          SERVICER DEFAULT: An event specified in Section 10.01.

          SERVICING ACCOUNT: The Servicing Account established and maintained by the Servicer in accordance with Section 7.15 hereof. The Servicing Account, and amounts deposited therein, shall not constitute part of the Trust Account Property and Certificateholders and Noteholders shall have no interest therein.

          SERVICING ADVANCES: All reasonable and customary "out of pocket costs" and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under clause (vi) of Section 4.01(a) and Sections 4.02, 4.05 and 4.07, which Servicing Advances are reimbursable to the Servicer to the extent provided in Section 4.04(b), and (e) in connection with the liquidation of a Loan, expenditures relating to the purchase or maintenance of any Prior Lien pursuant to Section 4.14, for all of which costs and expenses the Servicer is entitled to reimbursement with interest thereon up to a maximum rate per annum equal to the related Loan Interest Rate, except that any amount of such interest accrued at a rate in excess of the applicable Weighted Average Remittance Rate with respect to the Remittance Date on which the Net Liquidation Proceeds will be distributed shall be reimbursable only from Excess Proceeds.

          SERVICING DELINQUENCY TRIGGER: Will be deemed to have occurred on any date of determination (i) on or prior to September 30, 2002, if the Total Expected Losses (as defined below) of the Pool I and Pool II Loans exceed 9.00% and 13.25% of the aggregate Principal Balances of the Pool I and Pool II Loans, respectively, as of the Cut-Off Date and (ii) after September 30, 2002, but on or prior to September 30, 2007, if the Total Expected Losses of the Pool I and Pool II Loans exceed 13.50% and 19.875%, respectively, of the aggregate Principal Balances of the Pool I and Pool II Loans, respectively, as of the Cut-Off Date.

          For purposes of the foregoing definition, the "Total Expected Losses" of the Pool I and Pool II Loans on any date of determination shall equal the sum of (i) the Cumulative Realized Losses on the Pool I and Pool II Loans from the Closing Date through and including such date of determination and (ii) the Delinquency Calculation (as defined below).

          For purposes of the foregoing definition, the "Delinquency Calculation" on any date of determination shall equal the sum of:

                           (i) the Principal Balance of all Pool I and Pool II Loans 30-59 days delinquent multiplied by 10.75% and 10.75%, respectively;
                           (ii) the Principal Balance of all Pool I and Pool II Loans 60-89 days delinquent multiplied by 21.50% and 21.50%, respectively; and
                           (iii) the Principal Balance of all Pool I and Pool II Loans 90 days or more delinquent multiplied by 43.00% and 43.00%, respectively;

          SERVICING FEE: As to each Loan, the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Loan, shall accrue at the rate of .25% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Loan is computed. The Servicing Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 4.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

          SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name and signature appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

          SINGLE FAMILY DETACHED HOUSE: A single family dwelling unit not attached in any way to any other unit.

          SINGLE FAMILY LOANS: Loans secured by a Mortgaged Property consisting of one- to-four family units.

          SIXTY-DAY DELINQUENCY RATIO: Means, as of any Remittance Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding Principal Balances of all Loans that were delinquent 60 days or more as of the end of the prior Due Period (including Loans in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the sum of the Principal Balances of all the Loans as of the end of the immediately preceding Due Period.

          SPECIAL INTEREST: The 1% interest in the Trust held by FUNB pursuant to the Trust Agreement.

          SPECIFIED SPREAD ACCOUNT REQUIREMENT: As to any Pool and as of any date of determination, the amount calculated as such in accordance with the Insurance Agreement.

          SPREAD ACCOUNT: The Spread Account established in accordance with the terms of the Spread Account Agreement and pledged to the Indenture Trustee for distribution in accordance with the provisions of Section 7.05 hereof.

          SPREAD ACCOUNT AGREEMENT: The Agreement dated as of August 31, 1998 by and among the Spread Account Depositor and the Indenture Trustee, as amended from time to time by the parties thereto.

          SPREAD ACCOUNT DEPOSITOR: FUNB.

          SPREAD ACCOUNT PORTION: As of any Pool and as of any date of determination, an amount equal to the product of (i) the amount on deposit in the Spread Account immediately prior to such date and (ii) a fraction the numerator of which is the Specified Spread Account Requirement for such Pool and the denominator of which is the aggregate Specified Spread Account Requirement for Pool I and Pool II.

          SPREAD BALANCE: As of any date of determination, the aggregate amount then on deposit in the Spread Account, less the aggregate investment earnings on such amount.

          SUBORDINATED AMOUNT: As to any Pool and any date of determination, the amount calculated as such in accordance with the Insurance Agreement.

          SUBSERVICER: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 4.01(b) hereof in respect of the qualification of a Subservicer.

          SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in Section 4.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee and the Note Insurer.

          SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the sum of (i) the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Loans as of the date of substitution are less than the aggregate of the Principal Balance, prior to the occurrence of Realized Losses, of the related Deleted Loans and (ii) the interest portion of any unreimbursed Insured Payments made by the Note Insurer related to such Loan.

          SUPPLEMENTAL INTEREST AMOUNT: As to any Remittance Date, the excess, if any, of (i) the amount of interest accrued on the Class AF-1 and Class AF-2 Notes for the related Interest Period at the applicable Class Remittance Rates (without giving effect to the applicable Net Funds Cap) and (ii) the amount of interest so accrued on such Classes of Notes based upon the applicable Net Funds Cap without giving effect to Supplemental Interest Payments.

          SUPPLEMENTAL INTEREST EXCESS: As to any Remittance Date on which the Notional Amount for such Remittance Date exceeds the aggregate Class Principal Balance of the Pool I Notes immediately prior to such Remittance Date, an amount equal to the excess of (x) the product of (i) the Supplemental Interest Payments with respect to such Remittance Date and (ii) a fraction, the numerator of which is the excess of (a) the Notional Amount over (b) the Class Principal Balance of the Pool I Notes, and the denominator of which is the Notional Amount over (Y) the portion, if any, of the amount calculated pursuant to (x) above applied to payment of the Current Interest Requirements or such Remittance Date.

          SUPPLEMENTAL INTEREST PAYMENTS: As to any Remittance Date, the amount owed by the Rate Agreement Provider on such Remittance Date pursuant to the terms of the Rate Agreement.

          TELERATE PAGE 3750: The display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          TERMINATION PRICE: The price defined in Section 11.01 hereof.

          TREASURY INDEX: The applicable One-Year Constant Maturity Treasury Index as published by the Federal Reserve Board in the applicable Federal Reserve Board Statistical Release No. H.15.

          THREE- OR FOUR-FAMILY HOUSE: Three or four dwelling units under one roof.

          TMS: The Money Store Inc., a New Jersey Corporation.

          TRUST: The Issuer.

          TRUST ACCOUNT PROPERTY: The Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), the Rate Agreement, and all proceeds of the foregoing.

          TRUST ACCOUNTS: Means the Note Distribution Accounts, the Certificate Distribution Account, the Expense Accounts, the Insurance Accounts, the Principal and Interest Accounts and the Rounding Account.

          TRUST ADMINISTRATOR: FUNB, or its successor in interest.

          TRUST ADMINISTRATOR FEE: As to each Mortgage Loan, the annual fee payable to the Trust Administrator. Such fee shall be calculated and payable monthly and shall accrue at the rate of .0085% per annum, in the case of the Pool I Mortgage Loans, and .0110% per annum, in the case of the Pool II Mortgage Loans, and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on such Mortgage Loan is computed.

          TRUST ADMINISTRATOR'S CERTIFICATE: The certificate as defined in
Section 7.10.

          TRUST AGREEMENT: Trust Agreement dated as of August 31, 1998, among the Originators and the Owner Trustee, as the same may be amended and supplemented from time to time.

          TWO FAMILY HOUSE: Two dwelling units under one roof.

          VOTING INTEREST: The interest in the Trust issued pursuant to the Trust Agreement entitling the holder thereof to exercise sole voting control over actions requiring the approval or disapproval of Certificateholders.

          WEIGHTED AVERAGE CLASS ADJUSTED LOAN REMITTANCE RATE: With respect to each Loan, a percentage per annum, being the sum of (i) the applicable Weighted Average Remittance Rate, (ii) the applicable Annual Expense Escrow Amount and
(iii) the percentage used in calculating the applicable Monthly Premium.

          WEIGHTED AVERAGE FIVE-MONTH SIXTY-DAY DELINQUENCY RATIO: Means, as of any Remittance Date, the average of the Sixty-Day Delinquency Ratios for such Remittance Date and for each of the four Remittance Dates immediately preceding such Remittance Date, weighted by the sum of the Principal Balances of the Loans as of the ends of the related Due Periods.

          WEIGHTED AVERAGE REMITTANCE RATE: Means for each Pool, the average of the Interest Rate for each outstanding Class of Notes of such Pool, weighted by the Class Principal Balance of each such Class of Notes.

          Section 1.02 OTHER DEFINITIONAL PROVISIONS.

                    (a)Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

                    (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                    (c)As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                    (d)The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                    (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II
                    CONTRIBUTION AND CONVEYANCE OF THE TRUST

          Section 2.01 CONTRIBUTION AND CONVEYANCE OF TRUST ACCOUNT PROPERTY; PRIORITY AND SUBORDINATION OF OWNERSHIP INTERESTS.

          The Originators do hereby contribute, transfer, assign, set over and convey to the Issuer without recourse, subject to the terms of this Agreement, all of the right, title and interest of the Originators in and to the Loans and all other assets included or to be included in the Trust Account Property. The Representative, on behalf of the Originators, does hereby contribute, transfer, assign, set over and convey to the Issuer without recourse, subject to the terms of this Agreement, all of the right, title and interest of the Representative in and to the Rate Agreement. The Loans have an aggregate Principal Balance as of the Cut-Off Date of $895,000,031.80.

          Section 2.02 POSSESSION OF LOAN FILES.

                    (a) Upon the issuance of the Series 1998-C Notes, the ownership of each Mortgage Note, the Mortgage and the contents of the related Loan File relating to the Loans is vested in the Issuer for the benefit of the Noteholders, the Certificateholders and the Note Insurer, as the case may be.

                    (b) Pursuant to Section 2.04, the Originators have delivered or caused to be delivered each Indenture Trustee's Loan File relating to the Loans to the Custodian on behalf of the Indenture Trustee.

          Section 2.03 BOOKS AND RECORDS.

          The contribution of each Loan shall be reflected on the Originator's balance sheets and other financial statements as a contribution of assets by each Originator. The Originators shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan by the Issuer for the benefit of the Noteholders and the Certificateholders.

          Section 2.04 DELIVERY OF LOAN DOCUMENTS.

          Each Originator, (i) contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Custodian each of the following documents for each Loan:

                    (a)The original Mortgage Note, endorsed "Pay to the order of holder" or "Pay to the order of __________________" and signed, by facsimile or manual signature, in the name of the Person delivering the note by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to such Person;

                    (b) Either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                    (c)Either: (i) the original Assignment of Mortgage from the Person delivering such Assignment to "The Bank of New York, as Indenture Trustee for The Money Store Trust 1998-C" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Mortgage Loans secured by Mortgaged Properties located in the same county) (also provided, however, that the Person delivering such Assignment shall not be required to record an assignment of a Mortgage if, except as set forth in the next sentence, an Assignment Event has not occurred); or (iii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the Originator where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered, each such Responsible Officer of the Originator may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the related Originator). Notwithstanding the foregoing, the Custodian or the Representative shall cause to be recorded each Assignment or Mortgage relating to the Loans upon the earliest to occur of (a) the Note Insurer delivering a written request to the Representative and the Custodian to record the Assignments of Mortgage with respect to such Loans, with such request specifying that the Note Insurer is making such request because the Note Insurer has determined, in its reasonable judgment, that such recordation is necessary to protect the Note Insurer's interest with respect to such Loans because (I) a material adverse change has occurred with respect to the Representative or (II) the Note Insurer has been so advised by its counsel as a result of a change that occurred after the Closing Date in applicable law or the interpretation thereof or (b) with respect to a particular Loan, the insolvency of the related Obligor;

                    (d)(i) The original policy of title insurance or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same, or if the original principal balance of the Mortgage Loan was less than or equal to $15,000 or the Mortgage Loan was not originated by the Originators, other evidence of the status of title, which shall consist of an attorney's opinion of title or certificate of title, a preliminary title report, a property search, a title search, a lot book report, a property information report or a report entitled "prelim" or "PIRT" (property information report), and (ii) proof of hazard insurance in the form of a hazard insurance policy or hazard insurance policy endorsement that names the related Originator, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount;

                    (e) With respect to any intervening assignments, if applicable, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the Originator to the Person delivering such assignment, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the Originator where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

                    (f) Original of all assumption and modification agreements, if any; and

                    (g) Except with respect to certain Mortgage Loans with original principal balances of less than $15,000, the appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties (if available), constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling (or, with respect to Multifamily Loans, a Multifamily Property) and identifying the type thereof.

          The Originator shall, within five Business Days after the receipt thereof, and in any event, within one year of the Closing Date, deliver or cause to be delivered to the Custodian: (a) the original recorded Mortgage in those instances where a copy thereof certified by a Responsible Officer of the Originator was delivered to the Custodian; (b) if required pursuant to Section 2.04(c), the original recorded Assignment of Mortgage to the Indenture Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of title from the Originator to the Indenture Trustee in those instances where copies thereof certified by a Responsible Officer of the Originator were delivered to the Custodian; (c) any intervening assignments of Mortgage in those instances where copies thereof certified by a Responsible Officer of the Originator were delivered to the Custodian; and (d) the title insurance policy, or, where no such policy is required to be provided, the other evidence of title and hazard insurance required in clause (d) above. Notwithstanding anything to the contrary contained in this Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Originator may forward or cause to be forwarded to the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan. All Loan documents held by the Indenture Trustee or the Custodian on behalf of the Indenture Trustee as to each Loan are referred to herein as the "Indenture Trustee's Loan File."

          All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Servicer.

          The Originators also shall deliver a copy of the stamped UCC financing statement relating to the Loans and notice of publication regarding the sale of the Loans by the Originators to the Issuer obtained pursuant to Section 3440.1(h) of the California Civil Code.

          Section 2.05 ACCEPTANCE OF THE TRUST FUND; CERTAIN SUBSTITUTIONS; CERTIFICATION BY INDENTURE TRUSTEE AND CUSTODIAN.

                    (a) The Custodian, on behalf of the Indenture Trustee, agrees to execute and deliver (with a copy to the Note Insurer) on the Closing Date with respect to the Mortgage Loans an acknowledgment of receipt of, for each Mortgage Loan, an Assignment of Mortgage or certified copy thereof, and a Mortgage Note, in the form attached as Exhibit C hereto. The Custodian declares that it, through its corporate trust department, will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of the Trust Fund and delivered to the Custodian in trust upon and subject to the conditions set forth herein solely as bailee for the Indenture Trustee. The Custodian agrees, for the benefit of the Noteholders and the Certificateholders, to review each Indenture Trustee's Loan File relating to the applicable Pool of Mortgage Loans within 60 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof) and, on each such date, to deliver to the Representative, the Servicer and the Note Insurer, a certification in the form attached hereto as Exhibit C-1 to the effect that, as to each Mortgage Loan listed in the applicable Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), with such exceptions, if any, as identified therein (i) all documents required to be delivered pursuant to this Agreement are in its possession (other than items listed in Section 2.04(d)(ii)), (ii) such documents (other than items listed in Section 2.04(d)(ii)) have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth on the applicable Loan Schedule accurately reflects the information set forth in the Indenture Trustee's Loan File with respect to clauses (ii), (iii), (v), (vi) (with respect to the Pool I Loans), (vii), (viii) (which, with respect to the Pool II Loans, shall only be with respect to the initial Monthly Payment), (ix) and (xi) (with respect to the Pool II Loans) of the definition of Loan Schedule, and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of this Agreement. The Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Custodian shall deliver to the Servicer, the Representative and the Note Insurer and any Noteholder or Certificateholder who requests a copy a final certification in the form attached hereto as Exhibit D evidencing, if such be the case, the completeness of the Indenture Trustee's Loan Files (other than items listed in Section 2.04(d)(ii)). In no event shall the Indenture Trustee have any liability or responsibility for reviewing any of the Indenture Trustee's Loan Files or any of the documents contained therein or for the Custodian's failure to perform any of its obligations hereunder to conduct any such review.

                    (b) If the Note Insurer or the Custodian during the process of reviewing the Indenture Trustee's Loan Files finds any document constituting a part of an Indenture Trustee's Loan File which is not properly executed, has not been received, is unrelated to a Mortgage Loan identified in the Loan Schedule, or does not conform in a material respect to the requirements of
Section 2.04 or the description thereof as set forth in the Loan Schedule, the
Note Insurer or the Custodian shall promptly so notify the Servicer, the Representative, the Custodian and the Note Insurer. In performing any such review, the Custodian may conclusively rely on the related Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the Indenture Trustee's Loan Files is limited solely to confirming that the documents listed in Section
2.04 (other than the items listed in Section 2.04(d)(ii)) appear on their face to have been executed and received and to relate to the Mortgage Loans identified in the Loan Schedule, and to verify that each Mortgaged Property appears from the information contained in the Indenture Trustee's Loan File to be a Residential Dwelling (or, with respect to the Multifamily Loans, a Multifamily Property). The Representative agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified. If, however, within 60 days after notice to it respecting such defect the Representative has not remedied the defect and the defect materially and adversely affects the interest of the Noteholders or Certificateholders in the related Mortgage Loan or the interests of the Note Insurer, the Representative will (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of the Mortgage Loan as of the date of purchase, before the occurrence of Realized Losses, if any, plus interest based on the actual number of days during the related Interest Period on such Principal Balance, computed at the weighted average Class Adjusted Loan Remittance Rates for the applicable Pool as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Contingency Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Note Insurer related to Mortgage Loan, which purchase price shall be deposited in the applicable Principal and Interest Account on the next succeeding Determination Date except for the amount described above relating to unreimbursed Insured Payments on a Pool I or Pool II Mortgage Loan, which shall be paid directly by the Representative to the Note Insurer.

                    (c) Upon receipt by the Custodian of a certification of a Servicing Officer of the Servicer of such substitution or purchase and the deposit of the amounts described above in the applicable Principal and Interest Account (which certification shall be in the form of Exhibit G hereto), the Custodian shall release to the Servicer for release to the Representative the related Indenture Trustee's Loan File and the Custodian shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such Mortgage Loan to the Representative. All costs of any such transfer shall be borne by the Servicer.

                    If requested by either the Representative, the Servicer or the Note Insurer, on the Remittance Date in June of each year, commencing 1999, the Custodian shall deliver to the Representative, the Servicer and the Note Insurer a certification detailing all transactions with respect to the Mortgage Loans for which the Custodian holds an Indenture Trustee's Loan File pursuant to this Agreement during the prior calendar year. Such certification shall list all Indenture Trustee's Loan Files which were released by or returned to the Custodian during the prior calendar year, the date of such release or return, the reason for such release or return, and the person to whom the Indenture Trustee's Loan File was released or the person who returned the Indenture Trustee's Loan File.

          Section 2.06 FEES AND EXPENSES OF THE INDENTURE TRUSTEE, OWNER TRUSTEE, TRUST ADMINISTRATOR AND CUSTODIAN.

          The fees and expenses of the Indenture Trustee, Owner Trustee and Trust Administrator shall be paid from the Expense Accounts in the manner set forth in Section 7.03 hereof; PROVIDED, HOWEVER, that the Representative shall be liable for any expenses of the Trust incurred prior to the Closing Date. The Custodian agrees to perform its duties hereunder without charge to the Trust. Any fees or expenses payable to the Custodian shall be paid by the Servicer. The parties hereto hereby covenant with the Noteholders and the Certificateholders that every material contract or other material agreement entered into by the applicable party, on behalf of the Trust shall expressly state therein that no Noteholder or Certificateholder shall be personally liable in its capacity as such in connection with such contract or agreement.

          Section 2.07 [Reserved.]

          Section 2.08. OPTIONAL REPURCHASE OF DEFAULTED LOANS.

          The Servicer shall have the right, but not the obligation, to repurchase any Defaulted Loan for a purchase price equal to the Principal Balance of such Defaulted Loan as of the date of repurchase, plus accrued interest (whether through payments by the applicable Obligor, Monthly Advances or otherwise) on such Principal Balance, computed at the applicable Loan Interest Rate (net of the per annum rate used in calculating the Servicing Fee and the Contingency Fee) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date. Any such repurchase shall be accomplished in the manner specified in Section 2.05(b). In no event shall the aggregate Principal Balance of all Defaulted Loans purchased pursuant to this Section 2.10 exceed 5% of the Original Collateral Amount .

          Section 2.09 ASSIGNMENT EVENT.

          Immediately upon the occurrence of any Assignment Event, the Representative or the Servicer shall notify the Note Insurer and the Indenture Trustee of such occurrence or the Note Insurer shall notify the Representative, the Servicer and the Indenture Trustee. Thereafter, the Custodian shall (i) begin transferring all Indenture Trustee's Loan Files in its possession to the Indenture Trustee (or such other Person acceptable to the Note Insurer) and (ii) either cause proper assignments of each Pool I and Pool II Mortgage to be recorded in the relevant real property recording office for each such Mortgage or to deliver assignments of the Mortgages, in recordable form, to the Indenture Trustee, together with an opinion of counsel, addressed to and acceptable to the
Note Insurer, to the effect that recordation of such assignments is not necessary to perfect the interest of the Indenture Trustee in such Mortgages. The Custodian shall undertake such transfer and recording in a manner that will result in the completion of the transfer of all such Indenture Trustee's Loan Files to the Indenture Trustee and the recording of such assignments of mortgage (or delivery of such opinion of counsel) within 30 days following the occurrence of an Assignment Event. From and after the occurrence of an Assignment Event, and the delivery of the Indenture Trustee's Loan Files to the Indenture Trustee, the Indenture Trustee shall act as custodian or it may engage the services of another Person approved by the Note Insurer to act as Custodian. The Custodian hereby acknowledges that it is bailee of the Indenture Trustee and is holding all of the Indenture Trustee's Loan Files delivered to it solely in trust for the Indenture Trustee.

          From time to time following delivery of the Indenture Trustee's Loan Files to the Indenture Trustee pursuant to this Section 2.09, the Indenture Trustee may appoint a Custodian who is acceptable to the Note Insurer and the Trust Administrator. The Trust Administrator shall notify the Rating Agencies of any appointment of a successor Custodian.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  Section 3.01 REPRESENTATIONS OF REPRESENTATIVE, SERVICER AND ORIGINATORS.

          (a) The Representative and the Servicer (for the purposes of this Section 3.01(a), "The Money Store Inc.") hereby represent and warrant to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders as of the Closing Date:

                    (i) The Money Store Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by The Money Store Inc. and perform its obligations hereunder; The Money Store Inc. has corporate power and authority to execute and deliver this Agreement and each Subservicing Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and each Subservicing Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and each Subservicing Agreement) by The Money Store Inc. and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and each Subservicing Agreement evidences the valid, binding and enforceable obligation of The Money Store Inc.; and all requisite corporate action has been taken by The Money Store Inc. to make this Agreement and each Subservicing Agreement valid, binding and enforceable upon The Money Store Inc. in accordance with the respective terms of each, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the Ownership of the Loans by the Trust;

                    (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which The Money Store Inc. makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the Certificates and the execution and delivery by The Money Store Inc. of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and each Subservicing Agreement and the other documents on the part of The Money Store Inc. and the performance by The Money Store Inc. of its obligations under this Agreement and each Subservicing Agreement and such of the other documents to which it is a party;

                    (iii) The consummation of the transactions contemplated by this Agreement and each Subservicing Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of The Money Store Inc. or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which The Money Store Inc. or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which The Money Store Inc. or its property is subject;

                    (iv) Neither this Agreement or any Subservicing Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement and each Subservicing Agreement or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                    (v) The Money Store Inc. does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                    (vi) Except as set forth on Schedule I, there is no action, suit, proceeding or investigation pending or, to the best of The Money Store Inc.'s knowledge, threatened against The Money Store Inc. which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of The Money Store Inc. or in any material impairment of the right or ability of The Money Store Inc. to carry on its business substantially as now conducted, or in any material liability on the part of The Money Store Inc. or which would draw into question the validity of this Agreement and each Subservicing Agreement or the Loans or of any action taken or to be taken in connection with the obligations of The Money Store Inc. contemplated herein, or which would be likely to impair materially the ability of The Money Store Inc. to perform under the terms of this Agreement and each Subservicing Agreement;

                    (vii) The Issuer will not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (viii) The Money Store Inc. is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of The Money Store Inc. or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement;

                    (ix) The statements contained in the Registration Statement which describe The Money Store Inc. or matters or activities for which The Money Store Inc. is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to The Money Store Inc. therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to The Money Store Inc. and does not omit to state a material fact necessary to make the statements contained therein with respect to The Money Store Inc. not misleading. The Money Store Inc. is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to The Money Store Inc. or the Loans and known to The Money Store Inc. that materially adversely affects or in the future may (so far as The Money Store Inc. can now reasonably foresee) materially adversely affect The Money Store Inc. or the Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

                    (x) Each Originator received fair consideration and reasonably equivalent value in exchange for the contribution of the Loans;

                    (xi)No Originator contributed any interest in any Loan with any intent to hinder, delay or defraud any of its respective creditors;

                    (xii) The Originators are solvent and the Originators will not be rendered insolvent as a result of the contribution of the Loans to the Trust or the sale of the Notes or the Certificates;

                    (xiii) No Noteholder or Certificateholder is subject to state licensing requirements solely by virtue of holding the Notes or the Certificates; and

                    (xiv)The Servicer's computer and other systems used in servicing the Mortgage Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, the Servicer can service the Loans in accordance with the terms of this Agreement.

          (b) Each Originator hereby represents and warrants to the Noteholders, the Certificateholders, the Indenture Trustee and the Owner Trustee as of the Closing Date:

                    (i) Such Originator is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and, except as set forth below, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Originator and perform its obligations hereunder; such Originator has corporate power and authority to execute and deliver this Agreement and the Subservicing Agreement to which it is a party and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and the Subservicing Agreement to which it is a party (including all instruments of transfer to be delivered pursuant to this Agreement and the Subservicing Agreement to which it is a party) by such Originator and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and the Subservicing Agreement to which it is a party evidences the valid, binding and enforceable obligation of such Originator; and all requisite corporate action has been taken by such Originator to make this Agreement and the Subservicing Agreement to which it is a party valid, binding and enforceable upon such Originator in accordance with the respective terms of each such agreement, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Loans by the Trust;

                    (ii) No approval of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party from any state or federal regulatory authority having jurisdiction over such Originator is required or, if required, such approval has been or will, prior to the Closing Date, be obtained;

                    (iii) The consummation of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of such Originator or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which such Originator or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Originator or its property is subject;

                    (iv) Such Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the Subservicing Agreement to which it is a party;

                    (v) Except as set forth on Schedule I, there is no action, suit, proceeding or investigation pending or, to the best of such Originator's knowledge, threatened against such Originator which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, condition (financial or other), properties or assets of such Originator or in any material impairment of the right or properties or assets of such Originator to carry on its business substantially as now conducted, or in any material liability on the part of such Originator or which would draw into question the validity of this Agreement or the Subservicing Agreement to which it is a party or the Loans or of any action taken or to be taken in connection with the obligations of such Originator contemplated herein, or which would be likely to impair materially the ability of such Originator to perform under the terms of this Agreement or the Subservicing Agreement to which it is a party;

                    (vi) Neither this Agreement or the Subservicing Agreement to which it is a party nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or the Subservicing Agreement to which it is a party or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading;

                    (vii) The statements contained in the Registration Statement which describe such Originator or matters or activities for which such Originator is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to such Originator therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to such Originator or the Loans and does not omit to state a material fact necessary to make the statements contained therein with respect to such Originator or the Loans not misleading. Such Originator is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to such Originator or the Loans and known to such Originator that materially and adversely affects or in the future may (so far as such Originator can now reasonably foresee) materially and adversely affect such Originator or the Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

                    (viii) Upon the receipt of each Indenture Trustee's Loan File by the Custodian under this Agreement, the Trust will have good and marketable title to each Loan and such other items comprising the corpus of the related Trust free and clear of any lien (other than liens which will be simultaneously released or liens contemplated by the Basic Documents);

                    (ix) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Originator makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the Certificates and the execution and delivery by such Originator of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party and the other documents on the part of such Originator and the performance by such Originator of its obligations under this Agreement and the Subservicing Agreement to which it is a party and such of the other documents to which it is a party;

                    (x) The transfer, assignment and conveyance of the Notes and the Mortgages by the Originators pursuant to this Agreement are not or, with respect to the Subsequent Loans, will not be, subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                    (xi) The origination and collection practices used by each Originator and the primary servicer with respect to each Mortgage Note and Mortgage relating to the Loans have been in all material respects legal, proper, prudent and customary in the second mortgage origination and servicing business;

                    (xii) Each Loan was selected from among the existing loans in the respective Originator's portfolio at the date hereof in a manner not designed to adversely affect the Noteholders and the Certificateholders;

                    (xiii) Such Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and the Subservicing Agreement to which it is a party;

                    (xiv) Such Originator received fair consideration and reasonably equivalent value in exchange for the contribution of the Loans;

                    (xv) Such Originator did not contribute any interest in any Loan with any intent to hinder, delay or defraud any of its respective creditors;

                    (xvi) Such Originator is solvent, and such Originator will not be rendered insolvent as a result of the contribution of the Loans to the Trust or the sale of the Notes or the Certificates;

                    (xvii) No Noteholder or Certificateholder is subject to state licensing requirements solely by virtue of holding the Notes or the Certificates; and

                    (xviii)The Subservicing Agreement to which the Originator is a party conforms to the requirements for a Subservicing Agreement contained in this Agreement.

          Section 3.02 INDIVIDUAL LOANS.

          Each Originator hereby represents and warrants to the Issuer, with respect to each Loan, as of the Closing Date:

                    (a) The information with respect to each Loan set forth in the Loan Schedule is true and correct;

                    (b) All of the original or certified documentation set forth in Section 2.04 (including all material documents related thereto) has been or will be delivered to the Custodian on the Closing Date or as otherwise provided in Section 2.04;

                    (c) [Reserved];

                    (d) Each Mortgaged Property (other than the Multifamily Properties) is improved by a Residential Dwelling, which, to the best of the Originator's knowledge, does not include cooperatives or mobile homes not attached to a foundation and does not constitute other than real property under state law;

                    (e) Each Loan has been originated and underwritten, or purchased and re-underwritten, by an Originator in accordance with the Representative's underwriting criteria set forth in the Registration Statement and each Loan is being serviced by the Servicer or one or more Subservicers and, with respect to each Loan originated by an Originator, there is only one originally executed Mortgage Note not stamped as a duplicate copy with respect to each such Loan;

                    (f) The Mortgage Note with respect to each Pool I Loan bears a fixed Loan Interest Rate and the Mortgage Note with respect to each Pool II Loan bears an adjustable Loan Interest Rate;

                    (g) (i) Except with respect to 2.66% of the Pool I Loans, each Mortgage Note relating to the Pool I Loans will provide for a schedule of substantially level and equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date and (ii) each Mortgage Note relating to the Pool II Loans will provide for a schedule of Monthly Payments which are, if timely paid as adjusted, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

                    (h) Each Mortgage is, with respect to the Loans, a valid and subsisting lien of record on the Mortgaged Property (with 80.08% and 100.00% of the Pool I and Pool II Loans, respectively (measured by Principal Balances as of the Cut-Off Date) being secured by first liens) subject, in the case of any second or more junior Mortgage Loan, only to any applicable Prior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title enumerated in
Section 2.04(d), with respect to the related Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                    (i) Immediately prior to the transfer and assignment herein contemplated, the Originator held good and indefeasible title to, and was the sole owner of, each Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in
Section 3.02(h) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Issuer will hold good and indefeasible title, to, and be the sole owner of, each Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(h) or other liens which will be released simultaneously with such transfer and assignment;

                    (j) As of the Cut-Off Date, no Loan is 60 days or more delinquent in payment and, except as provided in the next sentence, no Loan has been delinquent more than 60 days or more as measured at the end of any month during the 12 months immediately preceding the Cut-Off Date. Approximately 3.04% of the Pool I Loans and 5.12% of the Pool II Loans were 60 days or more delinquent as measured at the end of any month during the 12 months immediately preceding the Cut-Off Date;

                    (k) To the best of the Originator's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

                    (l) The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                    (m) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section 3.02(o) below;

                    (n) Each Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

                    (o) With respect to each Mortgage Loan with an original principal balance greater than $15,000 other than any Mortgage Loan which was not originated by an Originator, a lender's title insurance policy, issued in standard American Land Title Association, California Land Title Association, New York Board of Title Underwriters form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second lien of record on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 3.02(h) above, or, with respect to any Mortgage Loan with an original principal balance less than or equal to $15,000 or any Mortgage Loan which was not originated by an Originator, some other evidence of the status of title, or other evidence of title as enumerated in Section 2.04(d), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy will be valid and thereafter such policy shall continue in full force and effect;

                    (p) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 4.07 and 4.08;

                    (q) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 4.07 and 4.08;

                    (r) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the Mortgage, and all parties to each Loan had full legal capacity to execute all Loan documents and convey the estate therein purported to be conveyed;

                    (s) The Servicer, at the direction of the related Originator, has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any insurance policies applicable to the Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee;

                    (t) No more than 0.02% and 0.06% of the Principal Balances of the Pool I and Pool II Loans, respectively, are secured by Mortgaged Properties located within any single zip code area;

                    (u) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator (or, subject to Section 2.04 hereof, are in the process of being recorded);

                    (v) Each Loan conforms, and all such Loans in the aggregate conform, to the description thereof set forth in the Registration Statement;

                    (w) The Loans were originated or were purchased and re-underwritten, by the Originators in accordance with the Representative's underwriting criteria set forth in the Registration Statement;

                    (x) All of the Loans are Mortgage Loans;

                    (y) All of the Pool I and Pool II Loans are Single-Family Loans. None of the Pool I and Pool II Loans are secured by a mobile home or a co-op;

                    (z) With respect to each Multifamily Loan, no less than approximately 90% of the related Mortgaged Property, measured by square footage, number of units and projected rent, is allocated to residential units;

                    (aa) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Certificateholders and Noteholders and which has been delivered to the Custodian. The substance of any such alteration or modification is reflected on the Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

                    (bb) No instrument of release or waiver has been executed in connection with the Loan, and no Obligor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Custodian;

                    (cc) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                    (dd) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                    (ee) All of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property unless any such improvements are (except with respect to those Mortgage Loans with original principal balances which were less than $15,000 or not originated by a Originator) stated in the title insurance policy and affirmatively insured;

                    (ff) To the best of the Originator's knowledge there do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Obligor or the Obligor's credit standing that can be reasonably expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent or adversely affect the value or marketability of the Loan;

                    (gg) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                    (hh) The proceeds of the Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Loans were paid;

                    (ii) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                    (jj) No Loan was originated under a buydown plan;

                    (kk) There is no obligation on the part of the Originator or any other party to make payments in addition to those made by the Obligor;

                    (ll) No statement, report or other document signed by the Originator constituting a part of the Loan File contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

                    (mm) The origination and collection practices used by the Originator with respect to the Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business;

                    (nn) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Noteholders or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

                    (oo) 1No Loan has a shared appreciation feature, or other contingent interest feature;

                    (pp) With respect to each Mortgage Loan that is not a first mortgage loan, the related Prior Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related Prior Lien may be adjusted no more frequently than monthly; at the time of origination of the Mortgage Loan, the related Prior Lien was not 30 or more days delinquent;

                    (qq) With respect to each Mortgage Loan that is not a first mortgage loan, either (i) no consent for the Mortgage Loan is required by the holder of the related Prior Lien or (ii) such consent has been obtained and is contained in the Loan File;

                    (rr) With respect to each Mortgage Loan that is not a first mortgage loan, to the best of the Originator's knowledge, the related Prior Lien does not provide for negative amortization;

                    (ss) With respect to each Mortgage Loan that is not a first mortgage loan, the maturity date of the Mortgage Loan is prior to the maturity date of the related Prior Lien if such Prior Lien provides for a balloon payment;

                    (tt) The Mortgaged Property is located in the state identified in the loan Schedule and consists of a single parcel of real property with a Residential Dwelling erected thereon (or, with respect to any Multifamily Loans, a Multifamily Property erected thereon);

                    (uu) All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or
(D) not doing business in such state;

                    (vv) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                    (ww) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, if any, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Loan. The Mortgage Note does not permit or obligate the Servicer to make future advances to the Obligor at the option of the Obligor;

                    (xx) 1The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Obligor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                    (yy) There is no default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Originator has waived any default, breach, violation or event of acceleration;

                    (zz) All parties to the Mortgage Note and the Mortgage, if any, had legal capacity to execute the Mortgage Note and the Mortgage, if any, and each Mortgage Note and Mortgage, if any, have been duly and properly executed by such parties;

                    (aaa) The Loan was not selected for inclusion under this Agreement from its portfolio of comparable loans on any basis which would have a material adverse effect on a Certificateholder or Noteholder;

                    (bbb) All amounts received after the Cut-Off Date with respect to the Loans have been deposited into the applicable Principal and Interest Account and are, as of the Closing Date, in the Principal and Interest Account;

                    (ccc) With respect to each Mortgage Loan originated by an Originator with an original principal balance in excess of $15,000 for which the Originator conducted a drive-by appraisal pursuant to FHLMC Form 704 or alternative FNMA Form in connection with the origination thereof, such deposited Mortgage Loan (i) had an original principal balance not in excess of $35,000, and (ii) has a Loan-to-Value Ratio less than 50% and/or an appraisal on FNMA/FHLMC Form 1004 was performed by the related Originator within one year prior to the origination of such Mortgage Loan; and

                    (ddd) At the applicable dates of origination of the Mortgage Loans, none of the Pool I or Pool II Loans had a Loan-to-Value Ratio which exceeded 100% and 100%, respectively;

                    (eee) No more than approximately 21.65% of the Pool I Loans and 26.92% of the Pool II Loans, respectively (measured by outstanding principal balance as of the Cut-Off Date), had a Debt-to-Income Ratio exceeding 44.0%. "Debt-to-Income Ratio" is that ratio, stated as a percentage, which results from dividing an Obligor's monthly debt by his gross monthly income. "Monthly debt" includes (i) the monthly payment under the Prior Liens (which generally includes an escrow for real estate taxes), (ii) the related Mortgage Loan Monthly Payment (which, with respect to the Pool II Loans, is calculated with interest based on a rate equal to the Lifetime Cap), (iii) other installment debt service payments, including, in respect of revolving credit debt, the required monthly payment thereon, or, if no such payment is specified, 5.0% of the balance as of the date of calculation. "Monthly debt" does not include any of the debt (other than revolving credit debt) described above that matures within less than 10 months from the date of the calculation. No more than approximately 5% of the Pool I Mortgage Loans were originated without verifying the Obligor's income;

                    (fff) At the applicable dates of origination, each Pool I and Pool II Loan had an original term to maturity of no greater than 40 and 30 years, respectively;

                    (ggg) Each Mortgage Loan has a first Due Date no later than November 15, 1998 in the case of the Pool I Loans and December 1, 1998 in the case of the Pool II Loans.

                    (hhh) [Reserved];

                    (iii) As of the Cut-off Date, for each Pool II Loan, the related Mortgage Note does not provide for negative amortization, limits in the amount of monthly payments or a conversion feature, the Loan Interest Rate is subject to adjustment on each Change Date to equal the sum of the LIBOR Index, or Treasury Index, as the case may be, plus the applicable Gross Margin, subject to rounding, the Periodic Rate Cap, the applicable Lifetime Floor and the applicable Lifetime Cap on each Change Date, the Obligor's new monthly payment will be adjusted to an amount equal to the payment which, when paid in substantially equal installments during the then remaining term of the Pool II Loan, would amortize fully the unpaid principal balance of such Initial Pool II Loan, at the then applicable Loan Interest Rate without extension of the original maturity date which maturity date is not more than 360 months after the original Due Date therefor; and

                    (jjj) With respect to each Pool II Loan, all of the terms of the Mortgage and Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, such adjustments will not affect the priority of the Mortgage lien, and all of the interest rate calculations have been properly calculated, recorded, reported and applied in accordance with the Mortgage and Mortgage Note.

          Section 3.03 PURCHASE AND SUBSTITUTION.

          It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the Notes to the Noteholders and the Certificates to the Certificateholders. Upon discovery by the Representative, the Servicer, any Subservicer, the Custodian, the Note Insurer or upon a Responsible Officer of the Owner Trustee or the Indenture Trustee obtaining actual knowledge of a breach of any of such representations and warranties which materially and adversely affects the value of the Loans or the interest of the Noteholders and the Certificateholders, or which materially and adversely affects the interests of the Noteholders, or the Certificateholders or the Note Insurer in the related Loan in the case of a representation and warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the Representative's or Originators' best knowledge), the party discovering such breach shall give prompt written notice to the others. Within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Representative shall (a) promptly cure such breach in all material respects, (b) purchase such Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, an amount in the manner specified in Section 2.05(b), or (c) remove such Loan from the Trust Account Property (in which case it shall become a Deleted Loan) and substitute one or more Qualified Substitute Loans, provided such substitution is effected not later than the date which is two years after the Closing Date or at such later date, if the Indenture Trustee, the Note Insurer and the Owner Trustee receive an Opinion of Counsel that such substitution would not result in a material adverse tax event to the Noteholders or the Certificateholders.

          As to any Deleted Loan for which the Representative substitutes a Qualified Substitute Loan or Loans, the Servicer shall effect such substitution by delivering to the Custodian a certification in the form attached hereto as Exhibit G, executed by a Servicing Officer and the documents constituting the Indenture Trustee's Loan File for such Qualified Substitute Loan or Loans.

          The Servicer shall deposit in the applicable Principal and Interest Account all payments received in connection with such Qualified Substitute Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Loans on or before the date of substitution will be retained by the Representative on behalf of the related Originator. The Issuer will own all payments received on the Deleted Loan on or before the date of substitution, and the Representative on behalf of the Originators shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Servicer shall give written notice to the Indenture Trustee, the Representative, the Owner Trustee, the Custodian and the Note Insurer that such substitution has taken place and shall amend the applicable Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Qualified Substitute Loan. Upon such substitution, such Qualified Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects, including Sections 2.04 and 2.05, and the Representative and the Originator shall be deemed to have made with respect to such Qualified Substitute Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02. On the date of such substitution, the Representative will remit to the Servicer, and the Servicer will deposit into the applicable Principal and Interest Account an amount equal to the Substitution Adjustment.

          In addition to the cure, purchase and substitution obligation in
Section 2.05 and this Section 3.03, the Representative shall indemnify and hold harmless the Issuer, the Indenture Trustee, the Trust Administrator, the Custodian, the Noteholders, the Certificateholders, the Note Insurer and the Owner Trustee in its individual capacity against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Representative's or any Originator's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Representative or any Originator set forth in Sections 2.05 and 3.03 to cure, purchase or substitute for a defective Loan and to indemnify the Issuer, the Noteholders, the Certificateholders, the Indenture Trustee, the Trust Administrator, the Custodian, the Note Insurer and the Owner Trustee in its individual capacity as provided in Sections 2.05 and 3.03 constitute the sole remedies of the Indenture Trustee, the Trust Administrator, the Custodian, the Noteholders, the Note Insurer and the Owner Trustee respecting a breach of the foregoing representations and warranties.

          Any cause of action against any Originator, the Servicer or the Representative relating to or arising out of the breach of any representations and warranties made in Sections 2.05, 3.01 or 3.02 shall accrue as to any Loan upon (i) discovery of such breach by any party and notice thereof to the Representative or notice thereof by the Representative to the Indenture Trustee,
(ii) failure by the Representative to cure such breach or purchase or substitute such Loan as specified above, and (iii) demand upon the Representative by the Indenture Trustee for all amounts payable in respect of such Loan.

                                   ARTICLE IV
                      ADMINISTRATION AND SERVICING OF LOANS

          Section 4.01 DUTIES OF THE SERVICER.

                    (a) With respect to any Mortgage Note released by the Custodian, on behalf of the Indenture Trustee, to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 5.02, prior to such release, the Indenture Trustee or Custodian shall (i) complete all endorsements in blank so that the endorsement reads "Pay to the order of The Bank of New York, as Indenture Trustee under the Indenture dated as of August 31, 1998, Series 1998-C" and (ii) complete a restrictive endorsement that reads "The Bank of New York is the holder of the mortgage note for the benefit of the Noteholders and the Certificateholders under the Indenture dated as of August 31, 1998, Series 1998-C" with respect to those Mortgage Notes currently endorsed "Pay to the order of holder."

                    (b) The Servicer, as independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has (i) been designated an approved Servicer by FHLMC or FNMA for first and second mortgage loans and (ii) has a net worth of at least $5,000,000 or (y) is an Originator or another affiliate of the Servicer. The Servicer shall notify the Note Insurer of the appointment of any subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

                    (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee, the Noteholders, the Certificateholders, the Note Insurer and the Owner Trustee for the servicing and administering of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                    (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 4.01(e).

                    (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of a Servicer Default), the Indenture Trustee or its designee shall, subject to Section 10.02 hereof, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Indenture Trustee is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms. The Indenture Trustee, its designee or the successor servicer for the Indenture Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

                    (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Noteholders or the Certificateholders; provided, however, that (unless the Obligor is in default with respect to the Loan, or such default is, in the judgment of the Servicer, imminent and the Servicer obtains the written consent of the Note Insurer) the Servicer may not permit any modification with respect to any Loan that would change the Loan Interest Rate, defer (subject to Section 4.12), or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan), or extend the final maturity date on such Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to the Noteholders or the Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, and subject to the consent of the Note Insurer, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of the Indenture Trustee, each Noteholder and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          The Servicer, in servicing and administering the Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted servicing practices of prudent lending institutions and giving due consideration to the Noteholders', Note Insurer's and Certificateholders' reliance on the Servicer.

                    (g) On and after such time as the Indenture Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 9.04, after receipt of the Opinion of Counsel required pursuant to
Section 9.04, the Indenture Trustee or its designee shall assume all of the rights and obligations of the Servicer, subject to Section 10.02 hereof. The Servicer shall, upon request of the Indenture Trustee but at the expense of the Servicer, deliver to the Indenture Trustee or the Custodian all documents and records (including computer tapes and diskettes) relating to the Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

                    (h) In the event that any tax is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates.

                    (i) Notwithstanding any provision of Article XII to the contrary, the Servicer or the Trust Administrator (as agreed to by such parties) shall (i) assume and perform the obligations of the Trust Administrator set forth under Article XII and (ii) perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Trust or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Trust or the Owner Trustee to take pursuant to the Basic Documents. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Trust, execute and deliver to the Servicer and to each successor Servicer appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit P hereto, appointing the Servicer the attorney-in-fact of the Owner Trustee and the Trust for the purpose of executing on behalf of the Owner Trustee and the Trust all such documents, reports, filings, instruments, certificates and opinions. In accordance with the directions of the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Loans (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Servicer.

          Section 4.02 LIQUIDATION OF LOANS.

          In the event that any payment due under any Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interests of the Noteholders, the Note Insurer and the Certificateholders. The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be, of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 4.10. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property; provided, however, that the Servicer shall not take title to any Mortgaged Property in the name of the Indenture Trustee with respect to any such Mortgaged Property if the Servicer has actual knowledge or reasonably believes that any such environmental substance or waste exists and it determines that it would not be commercially reasonable to foreclose on such Mortgaged Property. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances."

          After a Loan has become a Liquidated Loan, the Servicer shall promptly prepare and forward to the Indenture Trustee, the Note Insurer and the Owner Trustee, a Liquidation Report, in the form attached hereto as Exhibit K , detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto, and any Realized Loss incurred in connection therewith.

          Section 4.03 ESTABLISHMENT OF PRINCIPAL AND INTEREST ACCOUNTS; DEPOSITS IN PRINCIPAL AND INTEREST ACCOUNT.

                    (a) The Servicer shall cause to be established and maintained one or more Principal and Interest Accounts, in one or more Designated Depository Institutions, in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Instruments, titled "The Money Store Inc., in trust for the registered holders of The Money Store Asset Backed Certificates and Asset Backed Notes, Series 1998-C, and various Obligors"; provided, however, that for so long as (i) (A) the Servicer remains an affiliate of FUNB, (B) no Event of Default shall have occurred and be continuing and (C) FUNB maintains a short-term rating of at least A-1 by S&P and P-1 by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal in either such rating, or (ii) following the occurrence and continuation of any event described in subclause (i) of this paragraph, an arrangement is established that is satisfactory to the Rating Agencies and the Note Insurer which does not in itself result in (I) any reduction of any rating issued in respect of the Notes or (II) any reduction below investment grade of the Notes without the benefit of the Note Insurance Policies, the Servicer, notwithstanding anything to the contrary herein provided, may establish and maintain the Principal and Interest Account as a deposit account with FUNB. Each such Principal and Interest Account shall be insured by the BIF or SAIF administered by the FDIC to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit B hereto.

                    A copy of such letter agreement shall be furnished to the Indenture Trustee, the Note Insurer and the Owner Trustee.

                    (b) The Servicer and each Subservicer shall deposit without duplication (within 24 hours of receipt thereof) in the applicable Principal and Interest Account and retain therein:

                    (i) all payments received after the Cut-Off Date on account of principal on the Loans, including all Excess Payments, Principal Prepayments and Curtailments received after the Cut-Off Date;

                    (ii)all payments received after the Cut-Off Date on account of interest on the Loans;

                    (iii) all Net Liquidation Proceeds received with respect to the Loans;

                    (iv) all Insurance Proceeds received with respect to the Loans (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor in accordance with customary servicing procedures);

                    (v) all Released Mortgaged Property Proceeds received with respect to the Loans;

                    (vi) any amounts paid in connection with the purchase of any Loan, and the amount of any Substitution Adjustment received with respect to the Loans paid, pursuant to Sections 2.05 and 3.03;

                    (vii) any amount required to be deposited in the applicable Principal and Interest Account pursuant to Section 4.04, 4.08, 4.10, 4.15(c) or 11.01; and

                    (viii) the amount of any credit life insurance premium refund which is not due to the related Obligor.

                    Also, for each Loan delivered on the Closing Date that was originated on or after September 1, 1998, the Servicer shall deposit in the Principal and Interest Account 30 days' interest on the original principal balance of such Loan calculated at the applicable Loan Interest Rate.

                    (c) The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, the Servicing Fee and the Contingency Fee with respect to each Loan, and payments in the nature of prepayment penalties or premiums, late payment charges and assumption fees, to the extent received and permitted by Sections 5.01 and 5.03, together with the difference between any Liquidation Proceeds and the related Net Liquidation Proceeds, need not be deposited by the Servicer in the Principal and Interest Account.

                    (d) Any interest earnings on funds held in the Principal and Interest Account paid by a Designated Depository Institution shall be for the account of the Servicer and may only be withdrawn from the applicable Principal and Interest Account by the Servicer immediately following its monthly remittance of the Pool Available Remittance Amount for the related Pool to the Indenture Trustee. Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

         Section 4.04 PERMITTED WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNTS.

         The Servicer shall withdraw funds from the Principal and Interest Accounts for the following purposes:

                    (a) to effect the remittance to the Indenture Trustee on each Determination Date as follows: the portion of the Excess Spread relating to the Mortgage Loans of the related Pool and the portion of the Pool Available Remittance Amount, that is net of Compensating Interest and Monthly Advances for the related Pool for the related Remittance Date to the Indenture Trustee for deposit in the Note Distribution Account. For the purposes of this Section 4.04(a), the calculation of the Pool Available Remittance Amounts shall be made without reference to the actual deposit of funds in the Note Distribution Account;

                    (b) to reimburse itself for any accrued unpaid Servicing Fees, unpaid Contingency Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent that funds relating to such amount have been deposited in the applicable Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimbursement for unpaid Servicing Fees, unpaid Contingency Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Obligor or otherwise relating to the Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Servicing Advances and Monthly Advances in excess of such amounts shall be limited to any late collections of interest received on the Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds and any other amounts which would otherwise be distributed to the holders of the Certificates; PROVIDED, HOWEVER, that the Servicer's right to such reimbursement pursuant hereto shall be subordinate to the rights of the Noteholders, the Note Insurer and Certificateholders;

                    (c) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                    (d) (i) to make investments in Permitted Instruments and
(ii) to pay to itself, as permitted by Section 4.03(d), interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the applicable Principal and Interest Account;

                    (e) to withdraw any funds deposited in the applicable Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

                    (f) to pay itself servicing compensation pursuant to Section
5.03 hereof;

                    (g) to withdraw amounts required to be deposited into the Servicing Account pursuant to Section 7.15(b); and

                    (h) to clear and terminate each Principal and Interest Account upon the termination of this Agreement and to pay any amounts remaining therein in accordance with Section 11.01.

          So long as no Servicer Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained as an interest-bearing accounts meeting the requirements set forth in Section 4.03(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Instruments. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments must be held by or registered in the name of "The Money Store Inc. in trust for the registered holders of The Money Store Asset Backed Notes and Certificates, Series 1998-C." All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from either Principal and Interest Account pursuant to clause (d)(ii) above. The amount of any losses incurred in connection with the investment of funds in the applicable Principal and Interest Account in Permitted Instruments shall be deposited in the applicable Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

          Section 4.05 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

          With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

          With respect to each Mortgage Loan which is a first Mortgage Loan, or as to which the Servicer has advanced the outstanding principal balance of any Prior Lien pursuant to Section 4.14 or as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Obligor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage (provided, however, that to the extent the Servicer advances its own funds, such advances shall constitute "Servicing Advances"). To the extent that a Mortgage does not provide for escrow payments, the Servicer shall determine that any such payments are made by the Obligor at the time they first become due. Notwithstanding anything contained herein to the contrary, the Servicer may choose not to make the payments described above on a timely basis, provided that collections on the related Mortgage Loan that are required to be remitted to the Trust would not be reduced, as a result of such failure to timely pay, from the amount that would otherwise be remitted to the Trust; provided further, however, that this provision shall not have the effect of permitting the Servicer to take, or fail to take, any action in respect of the payments described herein that would adversely affect the interest of the Trust in any Mortgaged Property.

          Section 4.06 TRANSFER OF ACCOUNTS.

          The Servicer may, upon written prior notice to the Indenture Trustee and the Note Insurer, transfer the Principal and Interest Account to a different Designated Depository Institution.

          Section 4.07 MAINTENANCE OF HAZARD INSURANCE.

          The Servicer shall cause to be maintained, subject to the provisions of Section 4.08 hereof, fire and hazard insurance with extended coverage customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan and any Prior Lien, (b) the full insurable value of the premises securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan and any Prior Lien, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with customary servicing procedures) shall be deposited in the Principal and Interest Account, subject to withdrawal pursuant to Section 4.04. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Obligor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer.

          Section 4.08 MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY.

          In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Indenture Trustee on behalf of the Noteholders and the Certificateholders as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 4.07, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 4.07, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.07, and there shall have been a loss which would have been covered by such policy, deposit in the applicable Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Section 4.07 and the amount paid under such blanket policy. Upon the request of the Owner Trustee, the Note Insurer or the Indenture Trustee, the Servicer shall cause to be delivered to the Owner Trustee, the Note Insurer or the Indenture Trustee, as the case may be, a certified true copy of such policy. The current issuer of such policy is Lloyds of London.

          Section 4.09 FIDELITY BOND.

          The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount equal to $1,500,000, and a maximum deductible of $100,000, if commercially available, with coverage on all employees acting in any capacity requiring them to handle funds, money, documents or papers relating to the Loans ("Servicer Employees"). The fidelity bond shall insure the Owner Trustee, the Indenture Trustee and their respective officers, and employees, against losses resulting from forgery, theft, embezzlement or fraud, by such Servicer Employees. The errors and omissions policy shall insure against losses resulting from the errors, omissions and negligent acts of such Servicer Employees. No provision of this Section 4.09 requiring such fidelity bond and errors and omissions insurance shall relieve the Servicer from its duties as set forth in this Agreement. Upon the request of the Owner Trustee, the Note Insurer or the Indenture Trustee, the Servicer shall cause to be delivered to the Owner Trustee, the Note Insurer or the Indenture Trustee a certified true copy of such fidelity bond and insurance policy. The current issuer of such fidelity bond and insurance policy is National Union Fire Insurance Company of Pittsburgh, Pennsylvania.

          Section 4.10 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

          In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Noteholders and the Certificateholders.

The Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders and the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Noteholders, the Note Insurer and the Certificateholders. The Servicer shall cause to be deposited in the applicable Principal and Interest Account, no later than five Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property net of funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

          The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Noteholders, the Note Insurer and the Certificateholders. The proceeds of sale of the REO Property shall be promptly deposited in the Principal and Interest Account as received from time to time and, as soon as practicable thereafter, the expenses of such sale shall be paid, the Servicer shall, subject to Section 4.04, reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, unpaid Contingency Fees and unreimbursed Monthly Advances, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of such sale to be distributed to the Noteholders and the Certificateholders, in accordance with
Section 7.05 hereof. In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property within two years after its acquisition unless the Servicer shall have received an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on the Issuer.

          Section 4.11 [Reserved]

          Section 4.12 COLLECTION OF CERTAIN LOAN PAYMENTS.

          The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment provided that the Servicer determines such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 4.04(b) hereof.

          Section 4.13 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE LOANS.

          The Servicer shall provide to the Indenture Trustee, the Owner Trustee, the Note Insurer and the Custodian access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

          Section 4.14 SUPERIOR LIENS.

          The Servicer shall file of record a request for notice of any action by a superior lienholder under a Prior Lien for the protection of the Trust's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. With respect to each Mortgage Loan, the Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Obligor or the Mortgaged Property by the superior lienholder.

          If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by any Prior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Issuer, whatever actions are necessary to protect the interests of the related Noteholders and the Certificateholders, and/or to preserve the security of the related Mortgage Loan. The Servicer shall immediately notify the Owner Trustee of any such action or circumstances. The Servicer will advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Noteholders and the Certificateholders. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

          Section 4.15 [Reserved]

                                    ARTICLE V
                          GENERAL SERVICING PROCEDURE

          Section 5.01 ASSUMPTION AGREEMENTS.

          Subject to the provisions of the last paragraph of this Section 5.01, when a Mortgaged Property has been or is about to be conveyed by the Obligor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Obligor remains liable thereon. The Servicer is also authorized, with the consent of the Note Insurer, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Mortgage Note. The Servicer shall notify the Indenture Trustee and the Note Insurer that any such substitution or assumption agreement has been completed by forwarding to the Custodian the original of such substitution or assumption agreement, and a duplicate thereof to the Note Insurer, which original shall be added by the Custodian to the Indenture Trustee's Loan File and shall, for all purposes, be considered a part of such Indenture Trustee's Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 5.01, the Servicer shall not change the Loan Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 5.02 SATISFACTION OF MORTGAGES AND RELEASE OF LOAN FILES.

          The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Noteholders or the Certificateholders may have under the mortgage instruments, subject to Section
4.01 hereof. The Servicer shall maintain the Fidelity Bond as provided for in
Section 4.09 insuring the Servicer against any loss it may sustain with respect to any Loan not satisfied in accordance with the procedures set forth herein.

          Upon the payment in full of any Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian and the Indenture Trustee, by an Officers' Certificate in the form of Exhibit G attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Principal and Interest Account pursuant to Section 4.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Indenture Trustee's Loan File. Upon receipt of such certification and request, the Custodian, shall promptly release the related Indenture Trustee's Loan File to the Servicer. The Servicer shall prepare all required documents required to evidence such release and the Indenture Trustee shall upon receipt of such documents from the Servicer execute and deliver such documentation to the Servicer, but only to the extent that the Servicer is unable to record such release acting solely in its capacity as Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of servicing compensation and shall not be chargeable to the Principal and Interest Account or any other Accounts.

          From time to time and as appropriate for the servicing or foreclosure of any Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Custodian shall, upon request of the Servicer and delivery to the Custodian of a certification in the form of Exhibit G attached hereto signed by a Servicing Officer, release the related Indenture Trustee's Loan File to the Servicer, and the Custodian shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Loan File to the Custodian when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Home Improvement Loan have been deposited in the applicable Principal and Interest Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt shall be released by the Custodian to the Servicer.

          The Indenture Trustee, upon the request of the Servicer and receipt of the applicable documents by the Custodian, shall execute upon request of the Servicer and delivery to the Indenture Trustee any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Indenture Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Indenture Trustee's satisfaction that the related Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the applicable Principal and Interest Account.

          Section 5.03 SERVICING COMPENSATION AND CONTINGENCY FEE.

          (a) As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the applicable Principal and Interest Account or to retain from interest payments on the Loans the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, interest paid on funds on deposit in the Principal and Interest Account, interest paid and earnings realized on Permitted Instruments, and late payment charges shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Indenture Trustee for deposit in the applicable Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

          (b) The Servicer shall be entitled to withdraw from the Principal and Interest Account or to retain from interest payments on the Loans the Contingency Fee. In the event that The Money Store Inc. is terminated as Servicer pursuant to this Agreement, any duly appointed successor to the Servicer shall also be entitled to withdraw from the Principal and Interest Account or to retain from interest payments on the Loans the successor Servicer's Contingency Fee.

          Section 5.04 ANNUAL STATEMENT AS TO COMPLIANCE.

          The Servicer will deliver to the Owner Trustee, the Indenture Trustee, the Note Insurer and each of the Rating Agencies, on or before May 31 of each year beginning May 31, 1999, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of Articles IV and V, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer and the , as applicable, to cure such default.

          Section 5.05 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

          On or before May 31 of each year beginning May 31, 1999, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Indenture Trustee and the Note Insurer to furnish a letter or letters to the Owner Trustee, the Indenture Trustee, the Note Insurer and the Rating Agencies to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

          Section 5.06 INDENTURE TRUSTEE'S, NOTE INSURER'S AND OWNER TRUSTEE'S RIGHT TO EXAMINE SERVICER RECORDS AND AUDIT OPERATIONS.

          The Indenture Trustee, the Note Insurer and the Owner Trustee shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. The Note Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required to perform ongoing diligence of the Servicer's operations through loans reviews, reappraisals or other reasonable review of Servicer operations. No amounts payable in respect of the foregoing shall be paid for the Trust.

          Section 5.07 REPORTS TO THE INDENTURE TRUSTEE AND THE NOTE INSURER; PRINCIPAL AND INTEREST ACCOUNT STATEMENTS.

          Not later than 20 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of each Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into each Principal and Interest Account for each category of deposit specified in Section 4.03, the aggregate of withdrawals from each Principal and Interest Account for each category of withdrawal specified in Section 4.04, the aggregate amount of permitted withdrawals not made in the related Due Period, and the amount of any Monthly Advances or payments of Compensating Interest, in each case, for the related Due Period. The Servicer shall also forward a copy of such report containing such information for Pool I and Pool II to the Note Insurer. In addition, the Servicer shall deliver to the Note Insurer on a quarterly basis, beginning in December 1998, a computer diskette containing a quarterly summary of the information provided in the statement forwarded to the Note Insurer pursuant to the previous sentence, and also containing information similar to the information provided in the Loan Schedule.

                                   ARTICLE VI
                                   [RESERVED]

                                   ARTICLE VII
                          DISTRIBUTIONS; STATEMENTS TO
                       CERTIFICATEHOLDERS AND NOTEHOLDERS

          Section 7.01 NOTE DISTRIBUTION ACCOUNTS..

          (a) No later than the Closing Date, the Indenture Trustee will establish and maintain with itself in its trust department two separate trust accounts, which shall not be interest-bearing, titled "TMS Note Distribution Account 1998-C-I" and "TMS Note Distribution Account 1998-C-II (each a "Note Distribution Account" and together, the "Note Distribution Accounts"). The Indenture Trustee shall, promptly upon receipt, deposit in the applicable Note Distribution Account and retain therein:

                           (i) the Pool Available Remittance Amount of the
                  related Pool (net of the amount of Monthly Advances and Compensating Interest deposited pursuant to subclause (ii) below) plus the Excess Spread with respect to the Mortgage Loans of the related Pool remitted to the Indenture Trustee by the Servicer;

                           (ii) the Compensating Interest and the portion of the
                  Monthly Advance based on the Class Adjusted Loan Remittance Rates for the Classes of Pool I Notes, in the case of Pool I and the Class Adjusted Loan Remittance Rates for the Pool II Notes, in the case of Pool II, remitted to the Indenture Trustee by the Servicer;

                           (iii) amounts transferred from the Spread Account
                  pursuant to Section 7.05(b)(ii), Supplemental Interest Payments received by the Indenture Trustee and Insured Payments received by the Indenture Trustee after a claim pursuant to Section 7.08(c);

                           (iv) amounts required to be paid by the Servicer
                  pursuant to Section 7.08(e) in connection with losses on investments of amounts in the applicable Note Distribution Account; and

                           (v) amounts received from the Rounding Account
                  pursuant to Section 7.02(b)(i).

                  (b) Amounts on deposit in each Note Distribution Account shall be withdrawn on each Remittance Date by the following parties in the following order of priority:

                           (i) by the Indenture Trustee, to make deposits in the applicable Insurance Account pursuant to
                  Section 7.04(a)(i);

                           (ii) [Reserved];

                           (iii)[Reserved];

                           (iv) by the applicable Indenture Trustee, or the
                  applicable Paying Agent on its behalf, to effect the applicable distributions described in Section 7.08(d);

and also, in no particular order of priority:

                           (v) by the Indenture Trustee, to invest amounts on
                  deposit in the applicable Note Distribution Account in Permitted Instruments pursuant to Section
                  7.07;

                           (vi) by the Indenture Trustee, to pay on a monthly
                  basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                           (vii) by the Indenture Trustee, to withdraw any
                  amount not required to be deposited in the applicable Note Distribution Account or deposited therein in error; and

                           (viii) by the Indenture Trustee, to clear and
                  terminate the applicable Note Distribution Account upon the termination of the Trust in accordance with the terms of
                  Section 11.01 hereof.

          Section 7.02 ROUNDING ACCOUNT.

          (a) No later than the Closing Date, the Indenture Trustee will establish with itself in its trust department a trust account, which shall not be interest-bearing, titled "TMS Rounding Account 1998-C" (the "Rounding Account"). The Indenture Trustee shall deposit into the Rounding Account:

                           (i) on the Closing Date, from FUNB an amount
                  equal to $2,000;

                           (ii) on each Remittance Date, amounts received from
                  the applicable Note Distribution Account pursuant to Section 7.08(g); and

                           (iii) upon receipt, amounts required to be paid by
                  the Servicer pursuant to Section 7.07 in connection with losses on investments of amounts in the Rounding Account.

          (b) The Indenture Trustee shall invest amounts on deposit in the Rounding Account in Permitted Instruments pursuant to Section 7.07 hereof, and the Indenture Trustee shall withdraw amounts on deposit in the Rounding Account to:

                           (i) deposit in the applicable Note Distribution
                  Account on each Remittance Date the amount required to be transferred pursuant to Section 7.08(G);

                           (ii) withdraw any amounts not required to be
                  deposited in the Rounding Account or deposited therein in error; and

                           (iii) distribute to the Owner Trustee (or the Paying
                  Agent under the Trust Agreement on its behalf) for distribution to the Certificateholders any amounts remaining in the Rounding Account upon the termination of this Agreement in accordance with Section 11.01 hereof.

          Section 7.03 ESTABLISHMENT OF EXPENSE ACCOUNTS; DEPOSITS IN EXPENSE ACCOUNTS; PERMITTED WITHDRAWALS FROM EXPENSE ACCOUNTS.

          (a) No later than the Closing Date, the Indenture Trustee will establish with itself in its trust department two separate trust accounts, which shall not be interest-bearing, titled "TMS Expense Account 1998-C-I" and "TMS Expense Account 1998-C-II" (each, an "Expense Account" and together the "Expense Accounts"). The Indenture Trustee shall deposit into the applicable Expense
Account:

                           (i) on each Remittance Date from the amounts on
                  deposit in the applicable Note Distribution Account an amount equal to one-twelfth of that portion of the Annual Expense Escrow Amount (as determined by the Servicer or the Trust Administrator) relating to the Pool I or Pool II Mortgage Loans, as the case may be, subject to the provisions of
                  Section 7.08(d); and

                           (ii) upon receipt, amounts required to be paid by the
                  Servicer pursuant to Section 7.07(e) in connection with losses on investments of amounts in the applicable Expense Account.

If, at any time the aggregate amount then on deposit in the Expense Accounts shall be insufficient to pay in full the fees and expenses of the Indenture Trustee, the Owner Trustee, the Remarketing Agent and the Trust Administrator (as calculated by the Servicer) then due with respect to the Trust, the Indenture Trustee, the Owner Trustee, the Remarketing Agent or Trust Administrator, as the case may be, shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the Indenture Trustee for deposit in the applicable Expense Accounts. Thereafter, the Servicer shall be entitled to reimbursement from the applicable Expense Account for the amount of any such advance from any excess funds available pursuant to subclause (c)(ii) below. Without limiting the obligation of the Servicer to advance such insufficiency, in the event the Servicer does not advance the full amount of such insufficiency by the Business Day immediately preceding the Determination Date, the amount of such insufficiency shall be deposited into the applicable Expense Account for payment to the Indenture Trustee, the Owner Trustee, the Remarketing Agent or the Trust Administrator, as the case may be, pursuant to Section 7.08(d)(i), to the extent of available funds in the applicable Note Distribution Account.

          (b) The Indenture Trustee shall invest amounts on deposit in each Expense Account in Permitted Instruments pursuant to Section 7.07 hereof, and the Indenture Trustee shall withdraw amounts on deposit in the applicable Expense Account to:

                           (i) pay the fees and expenses of the Indenture
                  Trustee, the Owner Trustee, the Remarketing Agent and the Trust Administrator with respect to the Trust in accordance with written instructions provided by the Servicer or the Trust Administrator;

                           (ii) pay on a monthly basis to the Servicer as
                  additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                           (iii) to withdraw any amounts not required to be
                  deposited in the applicable Expense Account or deposited therein in error; and

                           (iv) to clear and terminate the applicable Expense
                  Account upon the termination of the Trust Fund in accordance with Section 11.01 hereof.

          (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Indenture Trustee shall determine that all payments required to be made during the prior twelve month period pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and, if all such payments have been made, from the amounts remaining in the applicable Expense Account, the Indenture Trustee shall (in the following order of priority):

                           (i) reimburse the Servicer and/or the
                  Representative, for reimbursable advances made pursuant to Section 9.01;

                           (ii) reimburse the Servicer for advances made by it
                  pursuant to the last paragraph of subclause (a) above; and

                           (iii) remit to the Servicer as additional servicing
                  compensation any amounts remaining in any Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii),
                  (b)(iii), (c)(i) and (c)(ii), above.

          Section 7.04 ESTABLISHMENT OF INSURANCE ACCOUNTS; DEPOSITS IN INSURANCE ACCOUNTS; PERMITTED WITHDRAWALS FROM INSURANCE ACCOUNTS.

          (a) No later than the Closing Date, the Indenture Trustee will establish with itself in its trust department two separate trust accounts for the benefit of the Note Insurer, titled "TMS MBIA Insurance Account 1998-C-I" and "TMS MBIA Insurance Account 1998-C-II" (each an "Insurance Account, and together, the "Insurance Accounts"). The Indenture Trustee shall deposit into the applicable Insurance Account:

                           (i) on each Remittance Date, prior to making the
                  remittances required pursuant to Section 7.08(d), from the applicable Note Distribution Account an amount equal to the Premium Deposit Amount relating to the Pool I or Pool II Notes, as the case may be; and

                           (ii) upon receipt, amounts required to be paid by the
                  Servicer pursuant to Section 7.07(e) in connection with losses on investments of amounts in the applicable Insurance Account.

If at any time that a Monthly Premium is due, the aggregate amount then on deposit in the Insurance Accounts is insufficient to pay in full the Monthly Premium then due with respect to the Pool I and Pool II Notes pursuant to the terms of the Insurance Agreement, the Servicer shall notify the Note Insurer to that effect and the Note Insurer shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the Indenture Trustee for deposit in the Insurance Accounts, pro rata in accordance with the amounts then on deposit in each such Insurance Account. Thereafter, the Servicer shall be entitled to reimbursement from the applicable Insurance Account for the amount of any such advance from moneys on deposit therein not related to the Premium Deposit Amount necessary to make timely payment of the next Monthly Premium.

          (b) The Indenture Trustee shall invest amounts on deposit in each Insurance Account in Permitted Instruments pursuant to Section 7.07, and the Indenture Trustee shall withdraw amounts on deposit in the applicable Insurance Account to:

                           (i) remit on a monthly basis sufficient funds to the
                  Insurance Paying Agent to pay the Note Insurer the Monthly Premium with respect to the Pool I or Pool II Notes, as the case may be, on each Remittance Date commencing in October 1998 as required by the Insurance Agreement;

                           (ii) pay on a monthly basis to the Servicer as
                  additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                           (iii) withdraw amounts not required to be deposited
                  in the applicable Insurance Account or deposited therein in error; and

                           (iv) reimburse the Servicer for advances made by it
                  pursuant to the last paragraph of subclause (a) above to the extent such funds are not needed to pay the Monthly Premium.

          If sufficient funds are available in the Insurance Account to timely pay the Monthly Premium, the Indenture Trustee has received from the Servicer any information necessary to determine the amount of the Monthly Premium and the Indenture Trustee and the Insurance Paying Agent (if the Insurance Paying Agent and the Indenture Trustee are the same party) fail to timely remit the Monthly Premium to the Note Insurer from funds on deposit in the Insurance Account in accordance with subsections (a) and (b) above, the Indenture Trustee shall, contemporaneous with the payment of the Monthly Premium, pay to the Note Insurer from its own funds, for which reimbursement shall not be available, interest on the Monthly Premium at the Prime Rate published in the most recent Wall Street Journal plus 3.0% for each day that the Monthly Premium is not paid to the Note Insurer.

          Section 7.05 ESTABLISHMENT OF SPREAD ACCOUNT; DEPOSITS IN SPREAD ACCOUNT; PERMITTED WITHDRAWALS FROM SPREAD ACCOUNT.

          (a) No later than the Closing Date, FUNB, as initial holder of the Certificates, shall establish, in accordance with the terms of the Spread Account Agreement, an account titled "The Bank of New York--TMS Spread Account 1998-C" (the "Spread Account"). The Spread Account shall not constitute part of the Trust but is being pledged to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer. The Spread Account shall be the property of FUNB, as Spread Account Depositor, subject to the terms hereof and of the Spread Account Agreement. The Spread Account shall be a deposit account maintained with FUNB for so long as (i)(A) the Servicer remains an affiliate of FUNB, (B) no Servicer Default shall have occurred and be continuing, (C) FUNB maintains a short-term debt rating of at least A-1 by S&P and P-1 by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal in either such rating, (D) FUNB maintains a long-term debt rating of at least A by S&P and A2 by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal in either such rating, (E) there has been no (X) material adverse change in the financial condition of FUNB or (Y) event which, in the reasonable judgment of the Note Insurer, could result in a material adverse change in the financial condition of FUNB and (F) no change in facts or circumstances exist which, in the reasonable judgment of the Note Insurer, could result in the Indenture Trustee not being entitled to the benefits of the Spread Account, or (ii) following the occurrence and continuation of any event described in subclause (i) of this paragraph, an arrangement is established that is satisfactory to the Note Insurer which does not in itself result in (I) any reduction of any rating issued in respect of the Notes or (II) any reduction below investment grade of the Notes without the benefit of the Note Insurance Policies. If the foregoing conditions are no longer satisfied, the Indenture Trustee shall withdraw all funds on deposit in or credited to the Spread Account, including investments therein, and transfer all such funds to a Designated Depository Institution as instructed in writing by the Note Insurer. The Indenture Trustee shall, promptly upon receipt, deposit in the Spread Account, amounts received pursuant to Section 7.14(b)(i).

          (b) Amounts on deposit in the Spread Account shall be invested pursuant to Section 7.07, and the Indenture Trustee shall or, so long as the Spread Account is maintained with FUNB, FUNB shall withdraw amounts on deposit in the Spread Account to:

                           (i)      [Reserved];

                           (ii) deposit in the applicable Note Distribution
                  Account on any Remittance Date an amount equal to the amount of any Insured Payment otherwise required with respect to such Remittance Date;

                           (iii) on any Remittance Date for which the Spread
                  Balance exceeds the Specified Spread Account Requirement for such Remittance Date, after giving effect to clause (ii) above, distribute the excess, if any, to the Owner Trustee (or the Paying Agent under the Trust Agreement on its behalf) for deposit in the Certificate Distribution Account.

                           (iv) distribute to the Owner Trustee (or the Paying
                  Agent under the Trust Agreement on its behalf) for distribution to the Certificateholders' such amounts then remaining on deposit in the Spread Account as the Note Insurer may consent to in writing;

                           (v) withdraw any amounts not required to be deposited
                  in the Spread Account or deposited therein in error; and

                           (vi) distribute to the Owner Trustee (or the Paying
                  Agent under the Trust Agreement on its behalf) for distribution to the Certificateholders any amounts remaining in the Spread Account upon the termination of this Agreement in accordance with Section 11.01 hereof.

          Section 7.06 [Reserved]

          Section 7.07 INVESTMENT OF ACCOUNTS.

          (a) So long as no default or Servicer of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Indenture Trustee shall be invested and reinvested by the Indenture Trustee as directed in writing by the Servicer, in one or more Permitted Instruments bearing interest or sold at a discount. So long as the Spread Account is maintained at FUNB, amounts on such Account may be invested, at the option of FUNB, in Permitted Instruments or other investments not satisfying the definition of Permitted Instruments. No such investment in the Note Distribution Accounts shall mature later than the Business Day immediately preceding the next Remittance Date and no such investment in the Insurance Accounts, Expense Accounts, Rounding Account or Spread Account shall mature later than the Business Day immediately preceding the date such funds will be needed to pay fees or premiums or be transferred to the applicable Note Distribution Account, as the case may be; PROVIDED, HOWEVER, the Indenture Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as a Permitted Instrument and any investment on which the Indenture Trustee is the obligor may mature on such Remittance Date or date when needed, as the case may be.

          (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Indenture Trustee shall not be liable for any investment loss or other charge resulting therefrom.

          (c) Subject to Section 12.01 hereof, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustees resulting from any investment loss on any Permitted Instrument included therein (except to the extent that the Indenture Trustee is the obligor thereon).

          (d) The Indenture Trustee shall invest and reinvest funds in the Accounts held by them to the fullest extent practicable, in such manner as the Servicer shall from time to time direct in writing, but only in one or more Permitted Instruments.

          (e) All income or other gain from investments in any Account held by the Indenture Trustee shall be deposited in such Account, immediately on receipt, and the Indenture Trustee shall notify the Servicer of any loss resulting from such investments. The Servicer shall remit the amount of any such loss from its own funds, without reimbursement therefor, to the Indenture Trustee for deposit in the Account from which the related funds were withdrawn for investment by the next Determination Date following receipt by the Servicer of such notice. So long as the Spread Account is maintained at FUNB, FUNB shall remit to the Spread Account, from its own funds, the amount of any loss resulting from investments, without reimbursement therefor, by the next Determination Date following such loss.

          Section 7.08 PRIORITY AND SUBORDINATION OF DISTRIBUTIONS.

          (a) The rights of the Noteholders and Certificateholders to receive distributions from the proceeds of the Trust, and all ownership interests of the Noteholders and Certificateholders in such distributions, shall be as set forth in this Agreement and the Trust Agreement. In this regard, all rights of the Certificateholders to receive distributions in respect of the Certificates, and all ownership interests of the Certificateholders in and to such distributions, shall be subject and subordinate to the preferential rights of the Noteholders to receive distributions in respect of the Notes, as described herein. In accordance with the foregoing, the ownership interests of the Certificateholders in amounts deposited in the applicable Principal and Interest Account or in any Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Certificates in accordance with the terms of this Agreement and the Trust Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Certificateholders shall not be required to refund any amount properly distributed on the Certificates.

          (b) [Reserved]

          (c) As soon as possible, and in no event later than 10:00 a.m. New York time on the Business Day immediately preceding each Remittance Date, the Indenture Trustee shall furnish the Note Insurer and the Servicer with a completed notice in the form set forth as Exhibit H or Exhibit I (the "Notice") hereto, as the case may be, which will be based upon the information set forth in the Trust Administrator's Certificate, in the event that an Event of Nonpayment will occur with respect to such Remittance Date. The Notice shall specify the total amount of the Insured Payment to be paid on the applicable Remittance Date, stated separately for each Class of Pool I or Pool II Notes, as applicable, and shall constitute a claim for an Insured Payment pursuant to the applicable Note Insurance Policy. The Note Insurer shall remit or cause to be remitted to the Insurance Paying Agent the amount of the Insured Payment. Upon receipt of such Insured Payment by the Insurance Paying Agent on behalf of the Holders of the respective Class of Pool I or Pool II Notes under the applicable
Note Insurance Policy, it shall remit such amounts to the Indenture Trustee who shall deposit such Insured Payment in the applicable Note Distribution Account and shall distribute such Insured Payment in accordance with Sections 7.08(d) and (e) hereof.

          Notwithstanding the foregoing, if an Event of Nonpayment with respect to Pool I or Pool II will occur with respect to a Remittance Date and funds are on deposit in the Spread Account, the amount of the Insured Payment shall be reduced up to the amount then on deposit in the Spread Account. Pursuant to
Section 7.05(b)(ii), the Indenture Trustee shall, on such Remittance Date, transfer such amount to the applicable Note Distribution Account from the Spread Account.

          The Indenture Trustee shall serve as Insurance Paying Agent hereunder for so long as a Note Insurance Policy shall remain in effect; PROVIDED, HOWEVER, that the Insurance Paying Agent may be located in another jurisdiction with the written consent of the Note Insurer. The Insurance Paying Agent shall act as the agent of the Indenture Trustee and shall (i) pay amounts required by
Section 7.04(b)(i) hereof to the Note Insurer, (ii) pay Insured Payments received from the Note Insurer as the Indenture Trustee shall direct and (iii) take such other actions with respect to the Note Insurer and the Note Insurance Policies as the Indenture Trustee shall direct.

          The Indenture Trustee shall receive through the Insurance Paying Agent, as attorney-in-fact of each Holder of Pool I or Pool II Notes, any Insured Payment from the Note Insurer and disburse the same to each Holder of Pool I or Pool II Notes in accordance with the provisions of this Section 7.08. Insured Payments disbursed by the Indenture Trustee from proceeds of the Note Insurance Policies shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Pool I or Pool II Notes, and the Note Insurer shall become the owner of such unpaid amounts of Insured Payments due from the Trust in respect of such Notes. The Indenture Trustee hereby agrees on behalf of each Holder of Pool I or Pool II Notes for the benefit of the Note Insurer that it recognizes that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Insurance Paying Agent), to the Pool I or Pool II Noteholders, the Note Insurer will be subrogated to the rights of the such Pool I or Pool II Noteholders with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Noteholder of the related Class, and shall receive the Pool Carry-Forward Amounts of the related Pools in accordance with Section 7.08(d)(I)(A) and (B), in the case of Pool I, and Section 7.08(d) (II)(A) and (B), in the case of Pool II, below until all such Insured Payments by the Note Insurer have been fully reimbursed. To evidence such subrogation, the Indenture Trustee shall, or shall cause the Note Registrar to, note the Note Insurer's rights as subrogee on the registration books maintained by the Indenture Trustee or the Note Registrar upon receipt from the Note Insurer of proof of payment of any Insured Payment.

          Each Pool I or Pool II Noteholder shall promptly (i) notify the Indenture Trustee in writing upon the receipt of a court order to the effect that any amounts described in Clause (iv) of the definition of Pool Remittance Amount constitute a voidable preference pursuant to the United States Bankruptcy Code and (ii) shall enclose a certified copy of such order with such notice to the Indenture Trustee.

          (d) On each Remittance Date, and after making the allocations set forth in Section 7.14, the Indenture Trustee shall withdraw from the applicable Note Distribution Account the Pool Available Amount for each such Pool and make distributions thereof in the following order of priority (based solely upon information received from the Trust Administrator):

                           (i) to the Expense Account relating to Pool I or Pool
                  II, an amount equal to one-twelfth of the Annual Expense Escrow Amount with respect to the Loans of the related Pool, plus any amount required to be paid to the Indenture Trustee, the Owner Trustee, the Remarketing Agent or the Trust Administrator pursuant to Section 7.03(a) resulting from insufficiencies in the applicable Expense Account;

                           (ii) then to the Noteholders of each such Pool, the
                  lesser of the Pool Available Amount for the related Pool less the amount applied under clause (i) with respect to such Pool and the Pool Remittance Amount for the related Pool first in payment of the applicable Current Interest Requirements and then in reduction of the applicable Class Principal Balances of the applicable Notes;

                           (iii) then to the Servicer and/or the Representative,
                  an amount, if any, equal to the Reimbursable Amounts with respect to the applicable Pool to the extent the Servicer has not previously netted such amounts from Monthly Payments;

                           (iv)     [Reserved]; and

                           (v) then to the Owner Trustee (or the Paying Agent
                  under the Trust Agreement on its behalf) for deposit in the Certificate Distribution Account, the Certificate Remittance Amount.

          (I) On each Remittance Date, the amount to be distributed to the Pool I Notes pursuant to clause (ii) above, along with amounts transferred from the Rounding Account pursuant to Section 7.08(g), will be allocated in the following order of priority:

          (A) first, concurrently to the Noteholders of each Class of Pool I Notes, the applicable Current Interest Requirement for such Remittance Date, pro rata in accordance with such Current Interest Requirements; and

          (B) second, concurrently to the Class AF-1 and Class AF-2 Notes, pro rata based upon their respective Class Principal Balance, the excess, if any, of the amount to be distributed to the Pool I Notes on such Remittance Date over the amount distributed pursuant to (A) above and reimbursement to the Rounding Account as described below, until the Class Principal Balance of each such Class is reduced to zero and such Noteholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Noteholders.

          (II) On each Remittance Date, the amount to be distributed to the Pool II Notes pursuant to clause (ii) above will be allocated in the following order of priority:

          (A) first, to the Holders of the Class AV Notes, the Current Interest Requirement for the Class AV Notes for such Remittance Date; and

          (B) second, to the Class AV Noteholders, the excess, if any, of the amount to be distributed to the Pool II Notes on such Remittance Date over the amount distributed pursuant to (A) above, until the Class Principal Balance of such Class is reduced to zero and such Noteholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Noteholders.

          (e) Except as described in clause (f) below, all distributions made to the Noteholders on each Remittance Date will be made on a pro rata basis among the Noteholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Notes, and shall, except for the final payment on such Notes, be made by wire transfer of immediately available funds to the account of such Noteholder as shall appear on the Note Register without the presentation or surrender of the Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, at the expense of each such Noteholder unless such Noteholder shall own of record Notes which have original principal amounts aggregating (i) at least $5,000,000 or (ii) one of the two highest outstanding amounts less than $5,000,000.

          (f) Notwithstanding the foregoing, the amount being distributed to the Class AF-2 Notes on each Remittance Date pursuant to Section 7.08(d)(I)(B) will be allocated as principal to the specific Notes of such Class selected no later than 5 Business Days prior to the related Remittance Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $1,000 and integral multiples of $1,000 in excess thereof.

          (g) On each Remittance Date, the holders of the Class AF-1 and Class AF-2 Notes also will receive amounts transferred from the Rounding Account pursuant to Section 7.02(b)(i). Principal payments distributed to the holders of the Class AF-1 and Class AF-2 Notes shall be made in integral multiples of $1,000. If on any Remittance Date the amount of principal to be distributed to the holders of Class AF-1 or Class AF-2 is not an even multiple of $1,000, such holders will receive from the Rounding Account the amount of such difference. The Rounding Account will be reimbursed, to the extent funds are available, on the next Remittance Date prior to principal being paid to the holders of the Class AF-1 and Class AF-2 Notes.

          Section 7.09 ALLOCATION OF REALIZED LOSSES.

          Prior to each Determination Date, the Servicer shall determine the total amount of Realized Losses, if any, that occurred in the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate, stated separately for the Pool I and Pool II Loans, and, to the extent paid by the Note Insurer as an Insured Payment, shall constitute a Carry-Forward Amount for the related Pool. Any Realized Losses relating to the Pool I and Pool II Loans occurring after the Cross-Over Date shall be allocated to the Pool I and Pool II Notes, respectively, but only if and to the extent that the Pool I or Pool II Notes, as the case may be, did not receive Insured Payments in connection with such Realized Loss. Any allocation of Realized Losses relating to a Pool I Loan shall be allocated between the Class AF-1 and Class AF-2 Notes, pro rata based upon then outstanding Class Principal Balances. Further, any allocation of Realized Losses among a Class of Notes shall be made on a pro rata basis among the Noteholders of record of such Class on the next preceding Record Date based on the Percentage Interest represented by their respective Notes by reducing their respective principal balances by the amount so allocated, which allocation shall be deemed to have occurred on the related Remittance Date.

          Section 7.10 STATEMENTS.

          Each month, not later than 12:00 noon New York time on the Determination Date, the Trust Administrator shall deliver to the Note Insurer and to the Indenture Trustee, by telecopy, for distribution to the Noteholders, and the Owner Trustee for distribution to the Certificateholders, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof to be delivered on the Business Day following the Determination Date, a certificate signed by an officer of the Trust Administrator (a "Trust Administrator's Certificate") stating the date (day, month and year), the Series number of the Notes, the date of this Agreement, and the following:

                           (i) the Pool Available Remittance Amounts for
                  each Pool for the related Remittance Date;

                           (ii) the Class Principal Balances for each Class of
                  Pool I and Pool II Notes as reported in the prior Trust Administrator's Certificate pursuant to subclause (xv) below, or, in the case of the first Determination Date, the Original Principal Balance for each Class of Pool I and Pool II Notes;

                           (iii) the Pool Principal Distribution Amounts for
                  each Pool for the related Remittance Date, in the aggregate and listed separately for the portions relating to each Class of Pool I and Pool II Notes;

                           (iv) the amount of any Insured Payments in the
                  aggregate and listed separately by Pool;

                           (v) the Current Interest Requirements for each Class
                  of Notes for the related Remittance Date;

                           (vi) the number and Principal Balances of all
                  Mortgage Loans in each Pool which were the subject of Principal Prepayments during the Due Period;

                           (vii) the amount of all Curtailments which were
                  received during the Due Period, stated separately for each Pool;

                           (viii) the aggregate amount of all Excess Payments
                  and the amounts of Monthly Payments in respect of principal received during the Due Period, stated separately for each Pool;

                           (ix) the amount of interest received on the Mortgage
                  Loans, stated separately for each Pool;

                           (x) the amount of the Monthly Advances to be made on
                  the Determination Date, the portion of the Monthly Advances to be deposited in the Note Distribution Accounts pursuant to
                  Section 7.01(a)(ii), and the Compensating Interest payment to be made on the Determination Date, in each case stated separately for each Pool;

                           (xi) the delinquency and foreclosure information set
                  forth in the form attached hereto as Exhibit L, stated separately for each Pool;

                           (xii) the amount of any Realized Losses incurred
                  during the related Due Period, stated separately for each Pool;

                           (xiii) the Pool Remittance Amounts for Pool I and
                  Pool II and in the aggregate and by component and listed separately for the portions relating to each Class of Notes in the related Pool;

                           (xiv)  the Reimbursable Amounts and the
                  Certificate Remittance Amount with respect to the Remittance Date;

                           (xv) the Class Principal Balance for each Class of
                  Notes and the Pool Principal Balance for each Pool after giving effect to the distribution to be made on the Remittance Date and after allocation of Realized Losses made on such Remittance Date;

                           (xvi) the Excess Spread (in the aggregate and stated
                  separately for each  Pool);

                           (xvii) the Cumulative Realized Losses, stated
                  separately for each Pool,  with respect to the Remittance
                  Date;

                           (xviii) the weighted average maturity and weighted
                  average Loan Interest Rate, stated separately for each Pool;

                           (xix) the Servicing Fees, the Contingency Fees, and
                  amounts to be deposited to the Expense Accounts and the Insurance Accounts, in each case, as applicable, stated separately for each Pool;

                           (xx) the amount of all payments and reimbursements to
                  the Servicer pursuant to Section 4.04(b), (c), (d)(ii), (e) and (f), stated separately with respect to each Pool;

                           (xxi) the Class Pool Factor for each Class determined
                  using the balances in subclause (xv) above;

                           (xxii) the weighted average Loan Interest Rate and
                  Adjusted Loan Interest Rate of the Mortgage Loans for each Pool and the weighted average Class Adjusted Loan Remittance Rates for each Pool, in each case for the related Remittance Date, and the weighted average Loan Interest Rate for the prior three month period;

                           (xxiii) the Class Remittance Rate for each Class of
                  Notes with respect to the Remittance Date and if the Class Remittance Rate for any Class of Notes was based on the applicable Net Funds Cap, what it would have been if based on LIBOR plus the applicable Margin or the Auction Rate, as the case may be;

                           (xxiv) the rate of LIBOR and the Auction Rate with
                  respect to the Remittance Date;

                           (xxv) if the Remittance Rate for any Class of Notes
                  for such Remittance Date is based on the applicable Net Funds Cap, the Net Funds Cap for such Class of Notes with respect to the Remittance Date;

                           (xxvi) if the Remittance Rate for any Class of Notes
                  for such Remittance Date is based on the applicable Net Funds Cap, the amount of any Noteholders' Interest Carryover for such Class for such Remittance Date;

                           (xxvii) the amount of the distribution, if any,
                  allocable to Noteholders' Interest Carryover and the amount of any Noteholders' Interest Carryover for all prior Remittance Dates after giving effect to such distribution (in each case, stated separately by Class and in the aggregate);

                           (xxviii) the Supplemental Interest Amount,
                  Supplemental Interest Payments and Supplemental Interest Excess, if any, for such Remittance Date;

                           (xxix) the number and Principal Balance of all
                  Defaulted Loans purchased during the Due Period, stated separately for each Pool;

                           (xxx) the Spread Balance, the Specified Spread
                  Account Requirement for such Remittance Date and the portion of the amounts on deposit on the Spread Account that constitute investment earnings; and

                           (xxxi) such other information as the Note Insurer and
                  the Indenture Trustee may reasonably require.

          The Indenture Trustee shall forward such report to the Noteholders of the applicable Pool, the Note Insurer and the Owner Trustee on the Remittance Date, together, if requested by a Noteholder, with a separate report indicating the amount of funds deposited in each Note Distribution Account pursuant to
Section 7.01(a)(iv); and the amounts which are reimbursable to the Servicer or the Representative, as appropriate, pursuant to Sections 7.03(c)(i), 7.03(c)(ii), 7.04(b)(iv) and 7.08(d)(iii) (all reports prepared by the Indenture Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Indenture Trustee by the Servicer or the Trust Administrator).

          To the extent that there are inconsistencies between the telecopy of the Trust Administrator's Certificate and the hard copy thereof, the Indenture Trustee shall be entitled to rely upon the telecopy. In the discretion of the Trust Administrator, in the case of certain information furnished pursuant to the above provisions, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class per $25,000 original dollar amount as of the Cut-Off Date.

          Each month, not later than the third Business Day prior to the Determination Date occurring in such month, the Servicer shall deliver to the Trust Administrator the Servicer's Monthly Computer Tape in the form attached hereto as Exhibit R (both in hard copy and in computer tape form). The Trust Administrator may rely fully upon and shall have no liability with respect to any such information provided to it by the Servicer. The Trust Administrator shall not be obligated to verify, recompute, reconcile or confirm any information contained in the Servicer's Monthly Computer Tape or otherwise provided by the Servicer.

          In making any payments or distributions required to be made by them pursuant to any of the provisions hereof, the Indenture Trustee shall make such payments and distributions based solely upon the information contained in the applicable Trust Administrator's Certificate or, if such information is not included in the applicable Trust Administrator's Certificate, upon written instructions of the Servicer or the Trust Administrator. The Indenture Trustee may rely fully upon and shall have no liability with respect to any such information provided to it by the Servicer or the Trust Administrator. The Indenture Trustee shall not be obligated to verify, recompute, reconcile or confirm any information contained in any Trust Administrator's Certificate or otherwise provided by the Trust Administrator or the Servicer.

          (a) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to the Indenture Trustee for distribution to each Person who at any time during the calendar year was a Noteholder of the applicable Pool the amount of interest and principal distributed with respect to each Class of Notes plus such other customary information as the Trust Administrator determines to be necessary and/or required by the Internal Revenue Service to enable the Noteholders to prepare their tax returns for such calendar year. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

          (b) On each Remittance Date, the Indenture Trustee shall forward to the Owner Trustee, for distribution to the Certificateholders, a copy of the report forwarded to the Noteholders of each Pool in respect of such Remittance Date, as the case may be, and a statement, prepared by the Servicer or the Trust Administrator, setting forth the amounts actually distributed to the Certificateholders on such Remittance Date together with such other information as the Servicer or Trust Administrator provides and deems necessary or appropriate.

          (c) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to the Indenture Trustee, with a copy to the Owner Trustee for distribution to each Person who at any time during the calendar year was a Certificateholder such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, as applicable. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

          (d) Upon reasonable advance notice in writing, the Servicer will provide to each Noteholder which is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the Mortgage Loans sufficient to permit such Noteholder to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Notes.

          (e) The Servicer shall furnish to each Noteholder and the Note Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Noteholder or the Note Insurer, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Noteholder or the Note Insurer may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Noteholder or the Note Insurer for the Servicer's actual expenses incurred in providing such reports if such reports are not producible in the ordinary course of the Servicer's business.

          Section 7.11 ADVANCES BY THE SERVICER.

          Not later than the close of business on each Determination Date, the Servicer shall remit to the Indenture Trustee for deposit in the applicable Note Distribution Account an amount (as indicated in the Trust Administrator's Certificate prepared pursuant to Section 7.10), to be distributed on the related Remittance Date pursuant to Section 7.08, equal to the amount, if any, by which
(a) the sum of (i) interest on the actual number of days since the last Remittance Date (or, in the case of the October 1998 Remittance Date, from September 29, 1998) up to but not including the upcoming Remittance Date at the weighted average Class Adjusted Loan Remittance Rates for the applicable Pool on the related Pool Principal Balance immediately prior to the related Remittance Date plus (ii) the Monthly Excess Spread relating to the Mortgage Loans of the related Pool with respect to such Remittance Date exceeds (b) the amount received by the Servicer as of the related Record Date in respect of interest on the Mortgage Loans of the related Pool. The sum of such excess calculated for each Pool is defined herein as the "Monthly Advance." The Servicer may reimburse itself for Monthly Advances made pursuant to Section 4.04.

          Notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made if the Servicer determines that such Monthly Advance would, if made, constitute a Nonrecoverable Advance.

          Section 7.12 COMPENSATING INTEREST.

          The Noteholders shall be entitled to a full month's interest for each Mortgage Loan for any month during which a Principal Prepayment or Curtailment is received on such Mortgage Loan. Not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the Indenture Trustee for deposit in the applicable Note Distribution Account from amounts otherwise payable to it as servicing compensation, an amount (such amount required to be delivered to the Indenture Trustee is referred to herein as "Compensating Interest") (as indicated in the Trust Administrator's Certificate prepared pursuant to Section 7.10) equal to the difference between (a) interest on the actual number of days since the last Remittance Date (or, in the case of the first Remittance Date, from September 29, 1998) to but not including the upcoming Remittance Date at the then weighted average Class Adjusted Loan Remittance Rates for the applicable Pool on the Principal Balance of each such Mortgage Loan and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period as of the beginning of the Due Period applicable to the Remittance Date on which such amount will be distributed.

          Section 7.13 REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY.

          Each year the Indenture Trustee shall execute upon receipt from the Servicer and return to the Servicer for filing the reports of foreclosures and abandonments of any Mortgaged Property of the applicable Pool prepared by the Servicer required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before January 15th of each year, shall provide to the Indenture Trustee and the Note Insurer reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of the Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to enable the Indenture Trustee to meet the reporting requirements imposed by such Section 6050J.

          Section 7.14 ALLOCATION OF TOTAL MONTHLY EXCESS CASHFLOW.

          (a) On each Remittance Date, for each Pool of Mortgage Loans the Indenture Trustee shall, based solely upon information provided in the related Trust Administrator's Certificate delivered pursuant to Section 7.10, allocate an amount equal to the Monthly Excess Spread with respect to each such Pool and Remittance Date in the following order of priority:

                           (i) FIRST, to the related Pool in an amount up to (A)
                  the Pool Available Remittance Amount Shortfall for such Pool and (B) the excess of (x) the sum of the aggregate Current Interest Requirements for the Certificates of such respective Pool, over (y) the Pool Available Amount for the respective Pool calculated without giving effect to the addition of any Monthly Excess Spread pursuant to clause (ii) of the definition of Pool Available Amount;

                           (ii) SECOND, to the Note Insurer in respect of
                  amounts owed on account of any Insured Payments theretofore made with respect to the related Pool of Mortgage Loans (any such amount so owed to the Note Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Pool of Mortgage Loans); and

                           (iii) THIRD, to the Note Insurer in respect of any
                  Insurer Reimbursable Amount with respect to the other Pool;

          (b) The amount, if any, of the Monthly Excess Spread with respect to a Pool of Mortgage Loans on a Remittance Date remaining after the allocations described in (a) above is the "Net Monthly Excess Cashflow" with respect to such Pool for such Remittance Date; such amount is required to be applied in the following order of priority:

                           (i)      FIRST, to reduce the Pool Carry-Forward
                  Amount;

                           (ii) SECOND, for deposit in the Spread Account until
                  the amount on deposit therein equals the Specified Spread Account Requirement;

                           (iii) THIRD, to the Servicer to the extent of any
                  unreimbursed Servicing Advances and accrued and unpaid Servicing Fees;

                           (iv) FOURTH, to provide funds to the other Pool to
                  cover current Realized Losses;

                           (v) FIFTH, to the Noteholders any Noteholders'
                  Interest Carryover owing for such Remittance Date and all prior Remittance Dates (to the extent such Net Monthly Excess Cashflow is attributable to Loans of the applicable Pool); and

                           (vi) SIXTH, any excess to the Owner Trustee (or the
                  Paying Agent under the Trust Agreement on its behalf) for distribution to the Certificateholders.

          Section 7.15 ESTABLISHMENT OF SERVICING ACCOUNTS; COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS.

          (a) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Servicing Accounts. The Servicer will deposit and retain, or cause to be deposited and retained, therein all collections from the Obligors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Obligors.

          (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Servicer or a Subservicer acting on its own behalf and as agent for holders of various pass-through securities and other interests in mortgage loans sold by it. The amount at any time credited to a Servicing Account must be fully insured by FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or (ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Servicer or a Subservicer. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Subservicer for any advances made with respect to such items, to refund to any Obligors any sums as may be determined to be overages, to pay interest, if required, to Obligors on balances in the Servicing Accounts, to pay the related Servicer or Subservicer the remainder of any income on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement.

          Section 7.16 NET DEPOSITS. As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections on the Loans for or with respect to the Due Period net of distributions to be made to the Servicer with respect to the Due Period (other than with respect to Nonrecoverable Advances). The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

                                  ARTICLE VIII
                                   [RESERVED]

                                   ARTICLE IX
                                  THE SERVICER

          Section 9.01 INDEMNIFICATION; THIRD PARTY CLAIMS.

          (a) The Servicer agrees to indemnify and hold the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian, the Note Insurer and each Noteholder and Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian, the Note Insurer, and any Noteholder and Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian, the Note Insurer and each Noteholder and Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Indenture Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian, the Note Insurer and/or Noteholder or Certificateholder in respect of such claim. The Indenture Trustee shall reimburse the Servicer from amounts otherwise payable to the Certificateholders for all amounts advanced by it pursuant to the preceding sentence except when the Claim relates directly to the failure of the Servicer to service and administer the Loans in compliance with the terms of this Agreement.

          (b) The Representative agrees to indemnify and hold the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian, the Note Insurer and each Noteholder and Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian, the Note Insurer and any Noteholder or Certificateholder may sustain in any way related to the failure of the Servicer, if it is an affiliate thereof, or the failure of the Representative to perform their respective duties in compliance with the terms of this Agreement and in the best interests of the Noteholders and the Certificateholders. The Representative shall immediately notify the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian, the Note Insurer and each Noteholder and Certificateholder if a claim is made by a third party with respect to this Agreement, and the Representative shall assume (with the consent of the Indenture Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Representative, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Custodian, the Note Insurer and/or Noteholder or Certificateholder in respect of such claim. The Indenture Trustee shall reimburse the Representative from amounts otherwise payable to the Certificateholders for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the Representative's indemnification pursuant to Section 2.05 and Section 3.03 or to the failure of the Servicer, if it is an affiliate of the Representative to perform its obligations to service and administer the Loans in compliance with the terms of this Agreement, or the failure of the Representative to perform its duties in compliance with the terms of this Agreement and in the best interests of the Noteholders, the Note Insurer and the Certificateholders.

          (c) The Servicer also acknowledges its indemnification obligations under Section 6.7 of the Indenture.

          Section 9.02 MERGER OR CONSOLIDATION OF THE REPRESENTATIVE AND THE SERVICER.

          The Servicer and the Representative will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Loans and to perform its duties under this Agreement.

          Any Person into which the Servicer, the Representative may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer and the Representative shall be a party, or any Person succeeding to the business of the Servicer and the Representative, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and a valid Contract of Insurance and shall be the successor of the Servicer and the Representative, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer and the Representative shall send notice of any such merger or consolidation to the Issuer, the Owner Trustee, the Note Insurer and the Indenture Trustee.

          Section 9.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

          The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of
Section 9.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Loans in accordance with this Agreement.

          Section 9.04 SERVICER NOT TO RESIGN.

          The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Owner Trustee, the Note Insurer and the Indenture Trustee, or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Indenture Trustee, the Note Insurer and the Owner Trustee, which Opinion of Counsel shall be in form and substance acceptable to the Indenture Trustee, the Note Insurer and the Owner Trustee. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 10.02.

          Section 9.05 [Reserved]

          Section 9.06 RIGHT OF NOTE INSURER TO REPLACE SERVICER.

          From and after the occurrence of a Servicing Delinquency Trigger, the
Note Insurer may, upon written notice to the Indenture Trustee, the Owner Trustee and the Rating Agencies, replace the Servicer with a successor. No such replacement shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 10.02.

          Section 9.07 APPOINTMENT OF TRUST ADMINISTRATOR.

          The Representative and Servicer hereby appoint First Union National Bank, a national banking association, as Trust Administrator and, in such capacity, the Trust Administrator shall have all the rights, powers, obligations and duties respecting the Trust Administrator set forth herein and in the other Basic Documents.

                                    ARTICLE X
                                     DEFAULT

          Section 10.01 SERVICER DEFAULT.

          (a) In case one or more of the following Servicer Defaults shall occur and be continuing, that is to say:

                            (i) (A) an Event of Nonpayment; (B) the failure by
               the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of the Noteholders, the Note Insurer or the Certificateholders; (C) the failure by the Servicer to make any required Monthly Advance; (D) the failure by the Servicer to remit any Compensating Interest; or (E) any failure by the Servicer to remit to Noteholders or the Certificateholders, or to the Indenture Trustee for the benefit of the Noteholders or the Certificateholders, any payment required to be made under the terms of this Agreement which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by any Noteholder, the Note Insurer or Certificateholder; or

                            (ii) failure by the Servicer or the Representative
               duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Representative as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Representative, as the case may be, by the Indenture Trustee or to the Servicer or the Representative, as the case may be, and the Indenture Trustee by any Noteholder, the Note Insurer or Certificateholder; or

                            (iii) a decree or order of a court or agency or
               supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                            (iv) the Servicer shall consent to the appointment
               of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                            (v) the Servicer shall admit in writing its
               inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

          (b) then, and in each and every such case, so long as a Servicer Default shall not have been remedied, and in the case of clause (i) above (except for clause (i)(C)), if such Servicer Default shall not have been remedied within 30 days after the Servicer has received notice of such Servicer Default, (x) with respect solely to clause (i)(C) above, if such Monthly Advance is not made earlier than 4:00 p.m. New York time on the Determination Date, the Indenture Trustee shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer, as the case may be, and, unless such failure is cured, either by receipt of payment or receipt of evidence satisfactory to the Note Insurer (E.G., a wire reference number communicated by the sending bank) that such funds have been sent, by 12:00 Noon New York time on the following Business Day, the Indenture Trustee shall immediately assume, pursuant to Section 10.02 hereof, the duties of a successor Servicer; and (y) in the case of clauses (i)(A), (i)(B), (i)(D), (i)(E), (ii), (iii), (iv) and (v), the Note Insurer or the Majority Securityholders then outstanding, subject to the prior written consent of the Note Insurer, which consent may not be unreasonably withheld, by notice in writing to the Servicer, may, in addition to whatever rights such Noteholders or Note Insurer may have at law or equity including damages, injunctive relief and specific performance, in each case commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof, as Servicer. Upon receipt by the Servicer of a second written notice from the Note Insurer or such Noteholders, as the case may be, stating that they or it intend to terminate the Servicer as a result of such Servicer Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 10.02, pass to and be vested in the Indenture Trustee or its designee and the Indenture Trustee or its designee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Loans and related documents. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Indenture Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to each Principal and Interest Account or thereafter received with respect to the Loans.

          Section 10.02 INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          On and after the time the Servicer receives a notice of termination pursuant to Section 10.01 or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 9.04 or the Servicer are removed as servicer pursuant to this Article X, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided, however, that the Indenture Trustee shall not be liable for any actions of any servicer prior to it, and that the Indenture Trustee shall not be obligated to make advances or payments pursuant to Sections 7.11, 7.12, 4.05,
4.10 or 4.14 or otherwise but only to the extent the Indenture Trustee, as the case may be, determines reasonably and in good faith that such advances would not be recoverable, such determination to be evidenced with respect to each such advance by a certification of a Responsible Officer of the Indenture Trustee, as the case may be. As compensation therefor, the Indenture Trustee shall be entitled to all funds relating to the Loans which the Servicer would have been entitled to receive from the Principal and Interest Account pursuant to Section
4.04 if the Servicer had continued to act as servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges, the Contingency Fee or otherwise as provided in Sections 5.01 and 5.03.

          Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Securityholders or the Note Insurer, so request in writing to the Indenture Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Note Insurer, which acceptance shall not be unreasonably withheld, that has a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or, at the direction of the Indenture Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the aggregate Servicing Fees, together with the Contingency Fee and other servicing compensation in the form of assumption fees, late payment charges or otherwise. In the event the Indenture Trustee is required to solicit bids as provided herein, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to, with respect to the Loans each would be servicing, the full amount of the aggregate Servicing Fees and Contingency Fee relating to such Loans as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise. Within thirty days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Monthly Advances. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Loans. Neither the Indenture Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to each Noteholder, the Note Insurer and each Certificateholder, and the Note Insurer and the Indenture Trustee shall have consented thereto. The Indenture Trustee shall not resign as servicer until a successor servicer has been appointed.

          Pending appointment of a successor to the Servicer hereunder, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to
Section 5.03 or otherwise as provided in this Agreement. The Servicer, the Indenture Trustee, the Owner Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 10.03 WAIVER OF DEFAULTS.

          The Note Insurer or the Majority Securityholders, may, on behalf of all Noteholders and Certificateholders, and subject to the consent of the Note Insurer, which consent may not be unreasonably withheld, waive any events permitting removal of the Servicer as servicer pursuant to this Article X, provided, however, that such Noteholders or the Note Insurer may not waive a default in making a required distribution on a Note or Certificate without the consent of the holder of such Note or Certificate, as the case may be. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

          Section 10.04 [Reserved]

          Section 10.05 CONTROL BY MAJORITY SECURITYHOLDERS.

          The Note Insurer or the Majority Securityholders with the consent of the Note Insurer, which consent may not be unreasonably withheld, may, by written instruction, direct the time, method and place of conducting any proceeding relating to the Owner Trust Estate or for any remedy available to the Indenture Trustee with respect to the Owner Trust Estate or exercising any trust or power conferred on the Indenture Trustee with respect to the Owner Trust Estate and the Indenture Trustee, by written instruction, may direct the time, method and place of conducting any proceeding for any remedy available to the Owner Trustee with respect to the Owner Trust Estate or exercising any trust or power conferred on the Owner Trustee with respect to the Owner Trust Estate, PROVIDED THAT:

                      (a) such direction shall not be in conflict with any rule of law or with this Agreement or the Trust Agreement and shall contain a representation to such effect upon which the recipient of such direction may rely;

                      (b) the Indenture Trustee, or the Owner Trustee, as the case may be, shall have been provided with indemnity satisfactory to it; and
                      (c) the Indenture Trustee, and the Owner Trustee may take any other action deemed proper by the Indenture Trustee, and the Owner Trustee which is not inconsistent with such direction; provided, however, that the Indenture Trustee, and the Owner Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

                                   ARTICLE XI
                                   TERMINATION

                           Section 11.01 TERMINATION.

          (a) This Agreement shall terminate upon notice to the Indenture Trustee of either: (a) the latter of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder, or (b) mutual consent of the Servicer, the Note Insurer and all Noteholders and all Certificateholders in writing.

          (b) The Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, the Note Insurer may, at its option, on any date on which the aggregate Principal Balances of the Mortgage Loans are less than five (5) percent of the aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date (such date, the "Optional Servicer Termination Date"), purchase on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the sum of (x) 100% of the Principal Balances of the Mortgage Loans before the occurrence of Realized Losses, and any related REO Property, (y) accrued but unpaid interest thereon (whether through payments by the applicable Obligor, Monthly Advances or otherwise) at the weighted average Class AF-1 and Class AF-2 Remittance Rates in the case of the Pool I Mortgage Loans and the Class AV Remittance Rate in the case of the Pool II Mortgage Loans, and (z) the interest portion of any unreimbursed Insured Payments made by the Note Insurer (the "Termination Price").

          On any Remittance Date on or after the Cross-Over Date when Pool I and/or Pool II Mortgage Loans with aggregate original Principal Balances that equal or exceed 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date have become Liquidated Mortgage Loans, the Note Insurer may determine to purchase and may cause the purchase from the Trust of all Mortgage Loans and REO Properties at a price equal to the sum of the Termination Price with respect to the Trust and the outstanding and unpaid fees and expenses of the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the Custodian and the Servicer. In connection with such purchase, the Servicer shall remit to the Indenture Trustee all amounts then on deposit in the applicable Principal and Interest Account for deposit to the Note Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

          (c) [Reserved]

          (d) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Indenture Trustee, the Note Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

          (e)Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee or its designee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                                   ARTICLE XII
                ADMINISTRATIVE DUTIES OF THE TRUST ADMINISTRATOR

          Section 12.01 ADMINISTRATIVE DUTIES.

          (a) DUTIES WITH RESPECT TO THE INDENTURE AND DEPOSITORY AGREEMENTS. The Trust Administrator shall perform all the duties of the Issuer under the Depository Agreement. In addition, the Trust Administrator shall consult with the Owner Trustee as the Trust Administrator deems appropriate regarding the duties of the Issuer under the Indenture and the Depository Agreement. The Trust Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee in writing when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreement. The Trust Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreement. In furtherance of the foregoing, the Trust Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture and the Depository Agreement. The Owner Trustee shall not be responsible for monitoring or supervising the activities of the Trust Administrator; provided, however, the Owner Trustee shall remain liable for performing its services hereunder and under the other Basic Documents. The Owner Trustee shall incur no liability for the default or misconduct of the Trust Administrator.

          (b) DUTIES WITH RESPECT TO THE ISSUER. (i) The Trust Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Owner Trustee, the Trust Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Trust Administrator. In furtherance thereof, the Owner Trustee shall, on behalf of itself and the Trust, execute and deliver to the Trust Administrator, one or more powers of attorney substantially in the form of Exhibit P hereto, appointing the Trust Administrator the attorney-in-fact of the Owner Trustee and the Trust for the purpose of executing on behalf of the Owner Trustee and the Trust any and all documents and taking any and all actions necessary in connection with the performance by the Trust Administrator of its obligations under this Agreement.

                    (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Trust Administrator shall be responsible for promptly notifying the Owner Trustee and the Note Insurer in writing in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                    (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Trust Administrator shall be responsible for performance of the duties of the Owner Trustee and the Holder of the Special Interest set forth in Sections 6.2, 6.3, 6.4.
          6.5 and 6.6 of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); PROVIDED, HOWEVER, that the Holder of the Spread Interest shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                    (iv) The Trust Administrator shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Trust Administrator under this Agreement or any of the Basic Documents.

                    (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Trust Administrator's opinion, no less favorable to the Issuer in any material respect.

          (c) TAX MATTERS. The Trust Administrator shall prepare and file, on behalf of the Holder of the Special Interest, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the Holder of the Special Interest.

          (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Trust Administrator are non-ministerial, the Trust Administrator shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, the Trust Administrator shall have notified in writing the Owner Trustee, the Note Insurer and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Note Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

               (A) the amendment of or any supplement to the Indenture;

               (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Loans);

               (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

               (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

               (E)  the removal of the Indenture Trustee.

          (e) EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Trust Administrator, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Indenture Trust Estate pursuant to
Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

          Section 12.02 RECORDS.

          The Trust Administrator shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

          Section 12.03 ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER.

          The Trust Administrator shall furnish to the Issuer from time to time such additional information available to the Trust Administrator regarding the Owner Trust Estate as the Issuer shall reasonably request.

          Section 12.04. CALCULATION OF LIBOR.

          (a) On each Interest Determination Date, the Trust Administrator will determine LIBOR based on the rate for one-month U.S. dollar deposits (the "One Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date in determining the Class Remittance Rates for the Remittance Date in the following month. If such LIBOR rate does not appear on Telerate Page 3750, the LIBOR rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market by the Reference Banks. The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trust Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having a One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

          Neither the Representative, Servicer nor the Indenture Trustee shall have any liability or responsibility to any Person for the selection of any Reference Bank for the purpose of determining LIBOR. In determining LIBOR and the Class Remittance Rates the Trust Administrator may conclusively rely and shall be protected in relying upon the rates appearing on Telerate Page 3750 or the offered quotations (whether written, oral or on Telerate Page 3750) from Reference Banks, as appropriate, in effect from time to time. Neither of the Representative, the Servicer, the Note Insurer nor the Indenture Trustee shall have liability or responsibility to any Person for (i) the Trust Administrator's selection of Reference Banks for purposes of determining LIBOR or (ii) the Trust Administrator's or the Servicer's inability, as applicable, following a good-faith reasonable effort, to obtain such quotations from Reference Banks or such New York City banks or to determine such arithmetic mean, all as provided for in this Section 12.15.

          The establishment of LIBOR and the Class Remittance Rates by the Trust Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Note, the Representative and the Servicer.

          The Trust Administrator is not responsible for determining (or for the failure of the Servicer to determine) the Net Funds Cap.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

          Section 13.01 ACTS OF NOTEHOLDERS AND CERTIFICATEHOLDERS.

          Except as otherwise specifically provided herein, whenever Noteholder or Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders and Certificateholders if the Majority Securityholders agree to take such action or give such consent or approval.

          Section 13.02 AMENDMENT.

          This Agreement may be amended by the Servicer and the Owner Trustee, with the consent of the Indenture Trustee (which consent may not be unreasonably withheld), and with the consent of the Note Insurer, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Servicer and the Owner Trustee, with the consent of the Indenture Trustee and the Note Insurer and the consent of the Majority Securityholders the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each Class and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates affected thereby.

          Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

          It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

          Any amendment to this Agreement shall also require the consent of the Custodian and/or the Trust Administrator, if such proposed amendment affects any of their respective rights, duties or obligations hereunder.

          Section 13.03 RECORDATION OF AGREEMENT.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders and the Certificateholders' expense on direction of the Majority Securityholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders and the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 13.04 DURATION OF AGREEMENT.

          This Agreement shall continue in existence and effect until terminated as herein provided.

          Section 13.05 GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 13.06 NOTICES.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Representative, the Servicer, and each Originator, The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention:
Executive Vice President, or such other addresses as may hereafter be furnished to the Noteholders and the Certificateholders in writing by the Representative and the Servicer, (ii) in the case of the Indenture Trustee, The Bank of New York, 101 Barclay Street, 12th Floor West, New York, New York 10286, Attention:
Corporate Trust Administration -MBS, (iii) in the case of the Owner Trustee to The Money Store Trust 1998-C, c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Department, (iv) in the case of Moody's, to 99 Church Street, New York, New York 10007,
Attention: Structured Finance, (v) in the case of S&P, to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 25 Broadway, 12th Floor, New York, New York 10004, Attention: Residential Mortgages, (vi) in the case of the Custodian, First Union National Bank, Trust Department, 9639 Doctor Perry Road, Suite 124, Ijamsville, Maryland 21754, Attention: Robin Belanger, (vii) in the case of the Trust Administrator, First Union National Bank, 230 South Tryon Street, 9th Floor, Charlotte, NC 28288, Attention: The Money Store Series 1998-C, or (viii) in the case of the Note Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York, 10504, Attention: IPM-SF (Mortgage-Backed) (The Money Store, Trust 1998-C), or to such other address as such party may hereafter specify in writing.

          Section 13.07 SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          Section 13.08 NO PARTNERSHIP.

          Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Noteholders or the Certificateholders.

          Section 13.09 COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                  Section 13.10  SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of and be binding upon the Representative, the Servicer, the Originators, the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders and their respective successors and assigns.

          Section 13.11 HEADINGS.

          The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          Section 13.12 ASSIGNMENT TO INDENTURE TRUSTEE.

          Each Originator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Mortgage Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

          Section 13.13 NONPETITION COVENANT.

          Notwithstanding any prior termination of this Agreement, the Servicer and the Originators shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          Section 13.14 LIMITATION OF LIABILITY OF OWNER TRUSTEE, INDENTURE TRUSTEE AND CUSTODIAN.

          (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed and countersigned by Chase Manhattan Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chase Manhattan Bank Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Bank of New York not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          (c) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by First Union National Bank, not in its individual capacity but solely as Custodian and Trust Administrator, and in no event shall First Union National Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          Section 13.15 INDEPENDENCE OF THE SERVICER.

          For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

          Section 13.16 NOTIFICATION TO RATING AGENCIES.

          The Indenture Trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has received notice: (1) any modification or amendment to this Agreement, (2) any appointment of a Custodian (other than First Union National Bank), (3) any change of the Indenture Trustee or the Servicer, (4) any Servicer Default, and (5) the final payment of all the Notes and the Certificates. The Servicer shall promptly deliver to the Rating Agencies a copy of each of the Trust Administrator's Certificates. Further, the Representative shall give prompt notice to the Rating Agencies if the Representative or any of its affiliates acquire any Notes, which notice shall acknowledge that the Representative, or such affiliate understands that such Notes so acquired will not be entitled to the benefits of the Note Insurance Policy and, accordingly, will not be rated by the Rating Agencies so long as such Notes are owned by the Representative or any such affiliate.

          Section 13.17 THIRD PARTY RIGHTS.

          The parties hereto agree that the Indenture Trustee, the Owner Trustee, the Note Insurer, the Trust Administrator and the Custodian shall each be deemed a third party beneficiary of the Agreement entitled to all rights and benefits set forth herein as fully as if it were a party hereto.

          Section 13.18 THE NOTE INSURER.

          Any right conferred to the Note Insurer shall be suspended during any period in which the Note Insurer is in default in its payment obligations under a Note Insurance Policy. At such time as the Notes are no longer outstanding hereunder, and no amounts owed to the Note Insurer hereunder remain unpaid, the
Note Insurer's rights hereunder shall terminate. The notice address of the Note Insurer is MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Insured Portfolio Management-SF (Mortgage-Backed) (The Money Store Trust 1998-C).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                         THE MONEY STORE TRUST 1998-C

                                         By:  CHASE MANHATTAN BANK
                                         DELAWARE, not in its individual
                                         capacity but solely as Owner
                                         Trustee on behalf of the Trust,


                                         By: /s/ Denis Kelly
                                            ------------------------
                                            Name:  Denis Kelly
                                            Title: Trust Officer

                                         THE MONEY STORE INC., as
                                         Representative and Servicer

                                         By: /s/ William S. Templeton
                                            -------------------------------
                                            Name: William S. Templeton
                                            Title: Executive Vice President

                                         TMS MORTGAGE INC.
                                         THE MONEY STORE/D.C. INC.
                                         THE MONEY STORE/MINNESOTA INC.
                                         THE MONEY STORE HOME EQUITY CORP.
                                         THE MONEY STORE/KENTUCKY INC.


                                          By: /s/ William S. Templeton
                                             ------------------------------
                                              Name:  William S. Templeton
                                              Title: President

Acknowledged and Accepted:

The Bank of New York, not
in its individual capacity
but solely as Indenture Trustee,

By: /s/ Robert P. Muller
   ----------------------------
   Name:  Robert P. Muller
   Title: Assistant Vice President

 Acknowledged and Accepted:



First Union National Bank,
not in its individual capacity
but as Custodian and Trust Administrator

By: /s/ Daniel Ober
   ------------------------
   Name:  Daniel Ober
   Title: Vice President

STATE OF NEW YORK                   )
                                    : ss.:
COUNTY OF NEW YORK                  )

          On the 29th day of September 1998 before me, a Notary Public in and for said State, personally appeared Denis Kelly, known to me to be an officer of Chase Manhattan Bank Delaware, a Delaware banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                  /s/ Maria K. Montgomery
                  ------------------------
                  Notary Public

          My Commission expires April 4, 2000

STATE OF CALIFORNIA                 )
                                    : ss.:
COUNTY OF YOLO                      )

          On the 29th day of September 1998 before me, a Notary Public in and for the State of California, personally appeared William S. Templeton, known to me to be the Executive Vice President of The Money Store Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                        /s/ Shannon E. Krebs
                       -----------------------
                       Notary Public

                       My Commission expires Feb. 6, 2002

STATE OF CALIFORNIA                 )
                                    : ss.:
COUNTY OF YOLO                      )

          On the 29th day of September 1998 before me, a Notary Public in and for the State of California, personally appeared William S. Templeton, known to me to be the President of each Originator listed on Exhibit F to the within instrument, and also known to me to be the person who executed it on behalf of each such corporation, and acknowledged to me that each such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


               /s/ Shannon E. Krebs
              ---------------------------
              Notary Public

              My Commission expires Feb. 6, 2002

                                   SCHEDULE I


                        DESCRIPTION OF CERTAIN LITIGATION


                                      None.

                                    EXHIBIT A

                    CONTENTS OF INDENTURE TRUSTEE'S LOAN FILE


          With respect to each Loan, the Indenture Trustee's Loan File shall include the documents set forth in Section 2.04 of the Sale and Servicing Agreement.

                                    EXHIBIT B

                 PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                               September __, 1998


          To: _________________ (the "Depository")


          As "Servicer" under the Sale and Servicing Agreement, dated as of August 31, 1998, among The Money Store Trust 1998-C, the Originators listed therein and The Money Store Inc. (the "Agreement"), we hereby authorize and request you to establish an account, as a Principal and Interest Account pursuant to Section 4.03 of the Agreement, to be designated as "The Money Store Inc., in trust for the registered holders of The Money Store Asset Backed Certificates and Asset-Backed Notes, Series 1998-C, and various Obligors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        THE MONEY STORE INC.


                                        By:
                                           Name:
                                           Title:

          The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amounts deposited at any time in the account will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation through the Bank Insurance Fund.


                                        By:
                                           Name:
                                           Title:

                                    EXHIBIT C

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                        September ___, 1998

The Money Store Inc.                               MBIA Insurance Corporation
707 Third Street                                   113 King Street
West Sacramento, CA  95605                         Armonk, New York  10504

First Union Capital Markets, a                     The Bank of New York, as
division of                                        Indenture Trustee
  Wheat First Securities, Inc.,                    101 Barclay Street
as  Representative and Underwriter                 New York, New York  10286
One First Union Center
301 South College Street, DC-8
Charlotte, North Carolina 28288-0600


                  Re: Sale and Servicing Agreement, The Money Store Asset Backed Notes and Asset Backed Certificates, Series 1998-C, dated as of August 31, 1998 among The Money Store Inc. as Representative and Servicer, the Originators and
                           The Money Store Trust 1998-C


Ladies and Gentlemen:

          In accordance with Section 2.05 of the above-captioned Sale and Servicing Agreement, the undersigned, as Custodian, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received an Assignment of Mortgage, or a certified copy thereof, and a Mortgage Note with respect to each Pool [ ] Loan listed in the Loan Schedule and the documents contained therein appear to bear original signatures.

          The undersigned has made no independent examination of any such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of Pool [ ] Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Pool [ ] Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                FIRST UNION NATIONAL BANK,
                  as Custodian


                By:
                   Name:
                   Title:

                                   EXHIBIT C-1

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                                [Date]

The Money Store Inc.                              MBIA Insurance Corporation
707 Third Street                                  113 King Street
West Sacramento, CA  95605                        Armonk, New York  10504

First Union Capital Markets, a                    The Bank of New York, as
division of                                       Indenture Trustee
  Wheat First Securities, Inc.,                   101 Barclay Street
as Representative and Underwriter                 New York, New York  10286
One First Union Center
301 South College Street, DC-8
Charlotte, North Carolina 28288-0600


                  Re:  Sale and Servicing Agreement, The Money
                       Store Asset  Backed Notes and Asset
                       Backed Certificates, Series 1998-C,
                       dated as of August 31, 1998 among The
                       Money Store Inc. as  Representative and
                       Servicer, the Originators and
                       The Money Store Trust 1998-C


Ladies and Gentlemen:

          In accordance with Section 2.05 of the above-referenced Sale and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Pool [ ] Loan listed in the Loan Schedule (other than any Pool [ ] Loan paid in full or any Pool [ ] Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Sale and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Pool [ ] Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth in the Loan Schedule respecting such Pool [ ] Loan with respect to clauses
(ii), (iii), (v), (vi) (with respect to the Pool I Loans), (vii), (viii) (which, with respect to the Pool II Loans, shall only be with respect to the initial Monthly Payment), (ix) and (xi) (with respect to the Pool II Loans) of the definition thereof is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Sale and Servicing Agreement.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                     FIRST UNION NATIONAL BANK,
                                     as Custodian

                                     By
                                       Name:
                                       Title:

                                    EXHIBIT D

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                                      [Date]



The Money Store Inc.                             MBIA Insurance Corporation
707 Third Street                                 113 King Street
West Sacramento, CA  95605                       Armonk, New York  10504

First Union Capital Markets, a                   The Bank of New York, as
division of                                      Indenture Trustee
  Wheat First Securities, Inc.,                  101 Barclay Street
as Representative and Underwriter                New York, New York  10286
One First Union Center
301 South College Street, DC-8
Charlotte, North Carolina 28288-0600


                  Re: Sale and Servicing Agreement, The Money Store Asset Backed Notes and Asset Backed Certificates, Series 1998-C, dated as of August 31, 1998 among The Money Store Inc. as Representative and Servicer, the Originators and
                           The Money Store Trust 1998-C


Ladies and Gentlemen:

          In accordance with Section 2.05 of the above-captioned Sale and Servicing Agreement, the undersigned, as Custodian, hereby certifies that, except as noted on the attachment hereto, as to each Pool [ ] Loan listed in the Loan Schedule (other than any Pool [ ] Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to
Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Sale and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Pool
[ ] Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Loan Schedule respecting such Pool [ ] Loan with respect to clauses (ii), (iii) (v), (vi) (with respect to the Pool I Loans), (vii), (viii) (which, with respect to the Pool II Loans, shall only be with respect to the initial Monthly Payment), (ix) and (xi) (with respect to the Pool II Loans) of the definition thereof is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Sale and Servicing Agreement. The undersigned has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Pool [ ] Loan identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Pool [ ] Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.


                                              FIRST UNION NATIONAL BANK,
                                              as Custodian

                                              By:
                                                Name:
                                                Title:

                                   EXHIBIT E-1

                              POOL I LOAN SCHEDULE


          The Pool I Loan Schedule is maintained with the Indenture Trustee.

                                   EXHIBIT E-2

                              POOL II LOAN SCHEDULE


          The Pool II Loan Schedule is maintained with the Indenture Trustee.

                                    EXHIBIT F

                               LIST OF ORIGINATORS

                                TMS Mortgage Inc.
                            The Money Store/D.C. Inc.
                         The Money Store/Minnesota Inc.
                        The Money Store Home Equity Corp.
                          The Money Store/Kentucky Inc.

                                    EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS


To:      [First Union National Bank,
           as Custodian]


              Re:      Sale and Servicing Agreement, The Money Store
                       Asset Backed Notes and Asset Backed
                       Certificates, Series 1998-C, dated as of August 31, 1998

          In connection with the administration of the Pool of Loans held by you as Custodian for the Noteholders and the Certificateholders, we request the release, and acknowledge receipt, of the (Indenture Trustee's Loan File/[specify document]) for the Loan described below, for the reason indicated.

OBLIGOR'S NAME, ADDRESS & ZIP CODE:


MORTGAGE LOAN NUMBER:


REASON FOR REQUESTING DOCUMENTS (check one)
____ 1.           Loan Paid in Full
                       (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Indenture Trustee for deposit into the applicable Note Distribution Account pursuant to the Sale and Servicing Agreement.)

____ 2.           Loan Liquidated
                       (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Indenture Trustee for deposit into the applicable Note Distribution Account pursuant to the Sale and Servicing Agreement.)

____ 3.           Loan in Foreclosure

_____4. Loan Purchased Pursuant to Section 11.01 of the Sale and Servicing Agreement.

_____5.           Loan Repurchased or Substituted Pursuant to
                  Article II or III of the Sale and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Principal and Interest Account and remitted to the Indenture Trustee for deposit into the applicable Note Distribution Account pursuant to the Sale and Servicing Agreement.)

_____6.           Other (explain)  ____________________________
                                   ____________________________

          If box 1 or 2 above is checked, and if all or part of the Indenture Trustee's Loan File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Loan.

          If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                              THE MONEY STORE INC.


                                              By:
                                                Name:
                                                Title:


Documents returned to Custodian:


      Custodian


By:
Date:

                                    EXHIBIT H

                  FORM OF NOTICE UNDER NOTE GUARANTY INSURANCE
                       POLICY RELATING TO THE POOL I NOTES

                                    EXHIBIT I

                  FORM OF NOTICE UNDER NOTE GUARANTY INSURANCE
                      POLICY RELATING TO THE CLASS AV NOTES

                                    EXHIBIT J

                           FORM OF CUSTODIAL AGREEMENT

                          Dated _______________________


          The Bank of New York, a New York Banking Corporation, as indenture trustee (the "Indenture Trustee") and ___________________________,
________________________ (the "Custodian"), agree as follows:

          WHEREAS, The Money Store Trust 1998-C, the Originators and The Money Store Inc. ("TMS") have entered into a Sale and Servicing Agreement dated as of August 31, 1998 relating to The Money Store Asset Backed Notes and Asset Backed Certificates, Series 1998-C (the "Sale and Servicing Agreement"), the terms defined therein being used herein with the same meaning) pursuant to which the Originators transferred, assigned, set-over and otherwise conveyed certain Loans to the Trust; and

          WHEREAS, in connection with such transfer and assignment and pursuant to the Sale and Servicing Agreement, the Indenture Trustee holds, directly or pursuant to a custodial agreement, the Indenture Trustee's Loan Files:

          WITNESSETH THAT:

          In consideration of the premises and of the mutual agreements herein contained, the Custodian and the Indenture Trustee agree as follows:

          1. APPOINTMENT AS CUSTODIAN; ACKNOWLEDGMENT OF Receipt. Subject to the terms and conditions herein, the Indenture Trustee hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as its Custodian to maintain custody of the Indenture Trustee's Loan Files. The Custodian hereby acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Loans referred to in Section 2.04, except for the items referred to in Section 2.04(d)(ii), of the Sale and Servicing Agreement. The Servicer shall be liable for all of the Custodian's fees under this Agreement.

          2. MAINTENANCE OF OFFICE. The Custodian agrees to maintain each Indenture Trustee's Mortgage File identified in Section 2.04 of the Sale and Servicing Agreement, said Exhibit being incorporated herein by reference, at the office of the Custodian located at ________ ___________________ or at such other office of the Custodian in _______________ as the Custodian shall designate from time to time after giving the Indenture Trustee and the Note Insurer 30 days' prior written notice.

          3. DUTIES OF CUSTODIAN. As Custodian, the Custodian shall have and perform the following powers and duties:

                           (a) SAFEKEEPING. To segregate the Indenture Trustee's
                  Loan Files from all other mortgages and mortgage notes and similar records in its possession, to identify the Indenture Trustee's Loan Files as being held and to hold the Indenture Trustee's Loan Files for and on behalf of the Indenture Trustee for the benefit of all present and future Noteholders and Certificateholders and the Note Insurer, to maintain accurate records pertaining to each Mortgage Note and Mortgage in the Indenture Trustee's Loan Files as will enable the Indenture Trustee to comply with the terms and conditions of the Sale and Servicing Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Indenture Trustee's Loan Files held by it under this Agreement in such a manner as shall enable the Indenture Trustee and the Custodian to verify the accuracy of such record-keeping, inventory and physical possession. The Custodian will promptly report to the Indenture Trustee any failure on its part to hold the Indenture Trustee's Loan Files as herein provided and promptly take appropriate action to remedy any such failure.

                           (b) RELEASE OF DOCUMENTS. To release any Mortgage
                  Note and Mortgage in the Indenture Trustee's Loan Files as provided in the Sale and Servicing
                  Agreement.

                           (c) ADMINISTRATION; REPORTS. In general, to attend to
                  all non-discretionary details in connection with maintaining custody of the Indenture Trustee's Loan Files on behalf of the Indenture Trustee, the Noteholders, the Certificateholders and the Note Insurer. In addition, the Custodian shall assist the Indenture Trustee generally in the preparation of reports to Noteholders and to Certificateholders or to regulatory bodies to the extent necessitated by the Custodian's custody of the Indenture Trustee's Loan Files.

          4. ACCESS TO RECORDS. The Custodian shall permit the Indenture Trustee or its duly authorized representatives, attorneys or auditors and those persons permitted access pursuant to Section 4.13 of the Sale and Servicing Agreement to inspect the Indenture Trustee's Loan Files and the books and records maintained by the Custodian pursuant hereto at such times as they may reasonably request, subject only to compliance with the terms of the Sale and Servicing Agreement.

          5. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Indenture Trustee's Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee or the Servicer. A certified copy of a resolution of the Board of Directors of the Indenture Trustee may be accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Custodian from the Indenture Trustee. Such instructions may be general or specific in terms.

          6. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys' fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Indenture Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Indenture Trustee's Loan Files; provided, however, that the Custodian shall not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Indenture Trustee.

          7. ADVICE OF COUNSEL. The Custodian and the Indenture Trustee further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. This paragraph shall not negate the Custodian's obligations under paragraph 6 above.

          8. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party in a writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, the Custodian shall redeliver the Indenture Trustee's Loan Files to the Indenture Trustee at such place as the Indenture Trustee may reasonably designate. In connection with the administration of this Agreement, the Custodian and the Indenture Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion by consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

          9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          10. NOTICES. Notices and other writings shall be delivered or mailed, postage prepaid, to the Indenture Trustee at _________________________________________________________, Attention:
____________________________________, or to the Custodian at
_________________________________________, Attention: __________; to the Note
Insurer: MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: (PM-SF (Mortgage-Backed) (The Money Store Trust 1998-C), or to such other address as the Indenture Trustee or the Custodian may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

          11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Indenture Trustee and the Custodian and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in Section 6.8 of the Indenture, the Indenture Trustee and the Custodian shall amend this Agreement to make said successor trustee the successor to the Indenture Trustee hereunder.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                       THE BANK OF NEW YORK
                                       as Indenture Trustee under the
                                       Indenture referred to above


                                       By:
                                          Name:
                                          Title:



                                       [-------------------------------], as
                                        Custodian under the Sale and
                                        Servicing Agreement referred to above


                                        By:
                                           Name:
                                           Title:

                                    EXHIBIT K

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account number:
Original Principal Balance:

1.       Liquidation Proceeds

                  Principal Prepayment         $________
                  Property Sale Proceeds        ________
                  Insurance Proceeds            ________
                  Other (Itemize)               ________

                  Total Proceeds                                     $_______

2.       Servicing Advances                    $________
         Monthly Advances                       ________

                  Total Advances                                     $_______

3.       Net Liquidation Proceeds                                    $_______
         (Line 1 minus Line 2)

4.       Principal Balance of the
          Loan on date of liquidation                                $_______

5.       Realized (Loss) or Gain                                     $_______
         (Line 3 minus Line 4)

                                    EXHIBIT L


FORM OF DELINQUENCY REPORT

DELINQUENCY AND FORECLOSURE INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                           REO                                    FORECLOSURES
                                                                  ---------------------------
            OUTSTANDING     # OF                        # OF              # OF      OUTSTANDING           # OF       OUTSTANDING
INVESTOR    DOLLARS         ACCT     RANGES   AMOUNT     ACCTS.    PCT    ACCTS     DOLLARS         %    ACCTS       DOLLARS      %
-----------------------------------------------------------------------------------------------------------------------------------

1 TO 29 DAYS
30 TO 59 DAYS
60 TO 89 DAYS

90 AND OVER
TOTALS


                                    EXHIBIT M

                     SERVICER'S MONTHLY COMPUTER TAPE FORMAT


          The computer tape to be delivered to the Indenture Trustee pursuant to
Section 7.07 shall contain the following information for each Loan as of the related Record Date:

         1. Name of the Obligor, address of the Mortgaged Property, or principal residence of Obligor, and Account Number.

         2.       The LTV as of the origination date of the Mortgage Loan.

         3.       The Due Date.

         4.       The Loan Original Principal Balance.

         5.       The Loan Interest Rate.

         6.       The Monthly Payment.

         7. The date on which the last payment was received and the amount of such payment segregated into the following categories; (a) total interest received (including Servicing Fee, Contingency Fee and Monthly Excess Spread); (b) Servicing Fee and Contingency Fee; (c) Monthly Excess Spread; (d) The amount equal to total interest received minus Servicing Fee, Contingency Fee and Monthly Excess Spread; (e) principal and Excess Payments received; (f) Curtailments received; and (g) Principal Prepayments received.

         8.       The Loan Principal Balance.

         9.       The Mortgage Note maturity date.

         10. A "Delinquency Flag" noting that the Loan is current or delinquent. If delinquent, state the date on which the last payment was received.

         11. A "Foreclosure Flag" noting that the Loan is the subject of foreclosure proceedings.

         12.      An "REO Flag" noting that the Loan is an REO Property.

         13. A "Liquidated Loan Flag" noting that the Loan is a Liquidated Loan and the Net Liquidation Proceeds received in connection therewith.

         14.      Lifetime Cap.

         15.      Lifetime Floor.

         16.      Periodic Cap.

         17.      Net Funds Cap.

         18. Any additional information reasonably requested by the Indenture Trustee.

                                    EXHIBIT N

                         FORM OF SUB-SERVICING AGREEMENT

          THIS SUB-SERVICING AGREEMENT is made effective as of 29th day of September, 1998, by and between The Money Store Inc., a New Jersey corporation (the "Servicer") whose principal business address is 707 Third Street, West Sacramento, California 95605, and each of the entities listed on Schedule A hereto (each an "Originator", and collectively the "Originators").

                                    RECITALS

          1. Each Originator is a wholly-owned subsidiary of the Servicer.

          2. The Servicer, the Originators and the Trust are parties to that certain Sale and Servicing Agreement dated and effective as of August 31, 1998 (the "Sale and Servicing Agreement").

          3. Pursuant to the terms of the Sale and Servicing Agreement, each Originator has transferred certain Loans (as defined in the Sale and Servicing Agreement) to the Indenture Trustee, for the benefit of Noteholders and Certificateholders (as defined in the Sale and Servicing Agreement).

          4. The Originators desire to convey to the Servicer the right to service the Loans. As authorized by the Sale and Servicing Agreement, the Servicer desires to enter into a subservicing agreement with each Originator so that each Originator will perform subservicing functions for the Loans transferred by it to the Indenture Trustee or such subservicing functions to be rendered in compliance with the terms of the Sale and Servicing Agreement.

          5. Each Originator desires to undertake such subservicing and supervision of the Mortgage Loans on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the agreements of the parties herein and other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, and in order in part to induce the Indenture Trustee to enter into the Sale and Servicing Agreement and perform its obligations thereunder, the parties agree as follows:

          1. ASSIGNMENT OF SERVICING; SUBSERVICING AGREEMENT. Each Originator hereby assigns, transfers, conveys and sets over to the Servicer, its successors and assigns, all of such Originator's right, title and interest to service the Loans listed next to such Originator's name on the schedule furnished by each Originator to the Servicer and dated the date hereof, to have and to hold such rights hereby assigned, conveyed and transferred to the Servicer, for its own use and benefit, and that of its successors and assigns, forever. In consideration of the foregoing assignment, the Servicer hereby appoints each Originator as subservicer with respect to the Loans conveyed by each such Originator to the Indenture Trustee, each such Originator to service and supervise such Loans as provided for herein, such subservicing to commence on the effective date of this Agreement and to terminate as provided for herein. As compensation for such subservicing and supervision, each Originator shall be entitled to an annual fee for each Loan serviced, such fee to be computed and paid as set forth on Schedule B hereto. Each Originator, as contract subservicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Originator may deem necessary or desirable; PROVIDED, HOWEVER, that each Originator shall conduct its servicing activities (i) in compliance with and pursuant to the servicing requirements set out in the Sale and Servicing Agreement, as such requirements relate to subservicing rendered thereunder, and (ii) to the extent not inconsistent with such Originator's obligations as an authorized subservicer under the Sale and Servicing Agreement, (x) in accordance with the provisions of Section 3 hereof and (y) otherwise in accordance with the standards and requirements set forth on Schedule C hereto and subject to applicable Federal, state and local laws and regulations. On or after the date hereof, each Originator shall deliver such appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to the Servicer, if any, including limited powers of attorney, as the Servicer or its counsel determine to be reasonable in order to accomplish the transfer to the Servicer of such Originator's rights with respect to the servicing.

          2. REPRESENTATIONS AND WARRANTIES. Each Originator represents and warrants as follows:

          2.1 Such Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Originator is and at all relevant times has been properly licensed and qualified to transact business in all appropriate jurisdictions, to conduct all activities performed with respect to origination and servicing of the Loans and is in good standing in each jurisdiction in which the failure to be in such good standing would have a material, adverse effect on the consummation of the transactions contemplated hereby.

          2.2 Originator has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. The execution and delivery of this Agreement by the Originator, and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding agreement of Originator enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance of this Agreement, subject to laws respecting bankruptcy, receivership, insolvency and other laws affecting creditors' rights generally.

          2.3 The execution, delivery and performance of this Agreement by Originator, its compliance with the terms hereof and consummation of the transactions contemplated will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation, bylaws, or any instrument or agreement to which it is a party or by which it is bound or which affects the servicing conveyed hereunder.

          2.4 Such Originator is the lawful owner of the servicing, has the sole right and authority to transfer the servicing as contemplated hereby, and is not contractually obligated to sell the servicing to any other party. The transfer, assignment and delivery of the servicing in accordance with the terms and conditions of this Agreement shall vest in the Servicer all rights as servicer free and clear of any and all claims, charges, defenses, offsets and encumbrances of any kind or nature whatsoever, including but not limited to those of Originator.

          2.5 With respect to each individual Loan for which servicing rights are assigned hereunder, such Originator makes to the Servicer those representations and warranties that are contained in Section 3.02 of the Sale and Servicing Agreement.

          3. ORIGINATOR'S DUTIES. Until the principal, interest and any other amounts due on each Loan are paid in full, each Originator shall:

                  A. Proceed diligently to collect all payments due under the terms of each Loan as they become due.

                  B. Keep a complete and accurate account of and properly apply all sums collected by it from the mortgagor on account of each such Loan for principal and interest, and upon request, furnish evidence acceptable to the Servicer of all expenditures for taxes, assessments and other public charges and hazard insurance premiums. In the event any Obligor fails to make a payment to an Originator required to be made under the terms of any such Loan, such Originator will notify the Servicer of such fact within 20 days after the same shall have become due and payable.

                  C. Deposit all funds received in respect of each Loan in an account in an institution the accounts of which are insured by an agency of the United States government. Unless directed otherwise by the Servicer such account shall be held by a Originator, which shall maintain or shall cause to be maintained detailed records to show the respective interest of each individual mortgagor in the account.

                  D. Pay into the related Principal and Interest Accounts (as defined in the Sale and Servicing Agreement) all amounts of principal and interest collected under the Mortgage Loans.

                  E. Submit to the Servicer at least annually an accounting of the balances in each such account, if any.

                  F. Perform such other customary duties, furnish such other reports and execute such other documents in connection with its duties hereunder as the Servicer from time to time reasonably may require.

          4. ADVANCES BY ORIGINATOR. In the event an Originator, on behalf of the Servicer, makes any advance of principal and/or interest to the holder of a Loan serviced hereunder before such Originator has received the applicable payment from any Obligor, or makes any other advance to protect the security of a or otherwise (including but not limited to property taxes, special assessments, and hazard insurance premiums), EXCEPT advances related to foreclosure or real estate owned losses (which are covered by Section 8), then the Servicer, promptly upon being billed therefore, shall, at its option, either
(i) reimburse such Originator the full amount of all such advances, (ii) credit such amount as a set-off against amounts such Originator may then owe to the Servicer pursuant to this Agreement, (iii) use a combination of such reimbursement and crediting to fully discharge such amount or (iv) forego such reimbursement or crediting with respect to all or a portion of such amount, in which case the amount not reimbursed or offset shall be deemed currently due and payable and, until paid to such Originator, shall bear interest on the average monthly balance thereof at the underlying Loan Interest Rate.

          5. ORIGINATOR'S RECORDS; MONITORING OF PROPERTY. Each Originator will during regular business hours make all of its records and files relating to Loans covered by this Agreement available for inspection by the Servicer and its authorized agents. In addition, an Originator will use ordinary diligence to ascertain, and will forthwith notify the Servicer of any of the following which might come to the attention of such Originator:

                    A. The vacating of or any change in the occupancy of any premises securing a mortgage.

                    B. The sale or transfer of any such premises.

                    C. The death, bankruptcy, insolvency or other disability of an Obligor which might impair ability to repay the Loan.

                    D. Any loss or damage in excess of $10,000 to any such premises, in which event, in addition to notifying the Servicer, an Originator shall see to it that the insurance companies concerned are promptly notified. For losses or damages of $10,000 or less, the Servicer hereby authorizes an Originator to endorse insurance checks or drafts on behalf of the Servicer. For losses or damages in excess of $10,000, an Originator shall make a report to the Servicer and the Servicer retains the right to endorse any insurance drafts related to such loss or damage.

                    E. Any lack of repair or any other deterioration or waste suffered or committed in respect to the premises covered by any mortgage.

 It is understood and agreed, however, that no notice need be given to the Servicer of any facts other than those of which an Originator has actual notice, or those of which an Originator would, except for its negligence, have had actual notice.

          6 NO WAIVER, RELEASE OR CONSENT BY ORIGINATOR. An Originator will not waive, modify, release or consent to postponement on the part of the mortgagor of any term or provision of any Loan without the consent of the Servicer.

          7. HAZARD INSURANCE. An Originator shall cause to be maintained such fire and hazard insurance as shall be requested by the Servicer pursuant to Sections 4.07 and 4.08 of the Sale and Servicing Agreement.

          8. FORECLOSURE AND REAL ESTATE OWNED. An Originator will assist in the foreclosure or other acquisition of the property securing any Loan and the transfer of such property, pursuant to instruction of the Servicer given under
Section 4.10 of the Sale and Servicing Agreement.

          9. TERM; TERMINATION. This Agreement shall commence on the date hereof and shall, subject to earlier termination pursuant to the provisions of this
Section 9, terminate upon the termination of the Sale and Servicing Agreement. This Agreement may be canceled and terminated (i) at any time hereunder by the Servicer on 10 days notice to an Originator, or (ii) by the Indenture Trustee on notice to an Originator, at any time after the Indenture Trustee shall have become the successor servicer with respect to the Loans or, as the case may be, pursuant to Sections 10.01 and 10.02 of the Sale and Servicing Agreement. In addition, this Agreement may be canceled and terminated by the Servicer, by notice to an Originator, if:

                    A. An Originator fails in a material respect to perform its obligations hereunder and (i) does not cure or rectify such failure within 45 days or, (ii) if the character of such cure or rectification is such that it cannot reasonably be effected within 45 days, does not commence such cure or rectification within 45 days and complete the same within a commercially reasonable time thereafter, given the circumstances.

                    B. An Originator becomes insolvent or bankrupt or is placed under conservatorship or receivership.

                    C. An Originator assigns or attempts to assign its rights and obligations hereunder, without written consent of the Servicer, provided that any assignment, transfer or other conveyance of an Originator's rights and obligations hereunder that occurs as a result of a merger, consolidation, reorganization, name change or acquisition of or involving an Originator shall not be construed as an assignment (or attempted assignment) under the provisions of this Section 9.C.

Upon termination of this Agreement, an Originator will account for and turn over to the Servicer all funds collected under each Loan for which said termination is effective, less only the compensation, fees and reimbursements then due an Originator, and will deliver to the Servicer or its designee all records and documents relating to each such Loan.

          10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Each Originator will comply with, and will use all reasonable efforts to cause each Obligor to comply with, all applicable state and federal rules and regulations or requirements including those requiring the giving of notices.

          11. FIDELITY, ERRORS AND OMISSIONS INSURANCE, ETC. Each Originator agrees to be responsible, at no expense to the Servicer, for seeing to it that at all times, while this Agreement is in force, policies of fidelity, fire, and extended coverage, theft, forgery, and errors and omissions insurance are maintained in conformity with the Sale and Servicing Agreement. Each Originator will, without demand therefore, provide the Servicer annually, on a date agreeable to the Servicer, a certificate or binder of insurance delineating the various types of insurance carried by such Originator.

          12. MISCELLANEOUS. This document contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by each party. The invalidity of any portion of this Agreement shall in no way affect the balance thereof. Any notice permitted or required hereunder shall be in writing and shall be deemed given when hand delivered to an officer or authorized agent of, or when mailed, registered or certified mail, postage prepaid, to Servicer or an Originator at the address of the Servicer set forth above. The captions and headings used in this Agreement are for convenience only, and do not define or limit the terms and provisions of this Agreement. Notwithstanding any provision in this Agreement to the contrary, nothing contained herein shall be deemed an attempt to assign or an assignment of any servicing rights by an Originator to the Servicer if an attempted assignment of the same without the consent of any agency or instrumentality of the United States or a state thereof (a "Regulatory Authority") with jurisdiction over such assignment would constitute a breach of an applicable regulatory requirement or agreement between an Originator and such Regulatory Authority unless and until such consent shall have been obtained. In the event the consent of any Regulatory Authority is required to authorize the conveyance of any or all of the servicing to be conveyed hereunder and such consent shall not have been granted prior to the occurrence of Servicer Default under Section
10.01 of the Sale and Servicing Agreement, then upon the occurrence of an Event of Default, each Originator shall enter into an agreement with the Indenture Trustee, which agreement shall be in form and substance satisfactory to the Indenture Trustee and its counsel, which recognizes the Indenture Trustee as the successor servicer of the Mortgage Loans as provided for by such Section 10.01, and shall continue to subservice the Mortgage Loans or shall convey such subservicing at the election and upon the direction of the Indenture Trustee.

          13. DEFINED TERMS. All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Sale and Servicing Agreement.

          IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day and year first above written.

                                        SERVICER:

ATTEST:                                 The Money Store Inc.

By: ______________________              By: ______________________________
                                            Name:
                                            Title:

                                        TMS Mortgage Inc.
                                        The Money Store/D.C. Inc.
                                        The Money Store/Minnesota Inc.
                                        The Money Store Home Equity Corp.
                                        The Money Store/Kentucky Inc.

ATTEST:

By: _______________________             By: ______________________________
                                            Name:
                                            Title:

                                   SCHEDULE A


                                TMS Mortgage Inc.
                            The Money Store/D.C. Inc.
                         The Money Store/Minnesota Inc.
                        The Money Store Home Equity Corp.
                          The Money Store/Kentucky Inc.

                                   SCHEDULE B


          Each Originator shall receive 25 basis points per annum of the principal balance of each Loan serviced as compensation for servicing hereunder as well as other servicing fees as permitted.

                                   SCHEDULE C


1. Make telephone contact with any Obligor whose account is either a first payment default or delinquent 9-29 days.

2.    Confirm telephone contacts as necessary.

3.    Contact, in writing, each Obligor who can not be contacted.

4.    Send a "default" letter to any Obligor who is 30 days delinquent.

5.    Commence foreclosure proceedings after 60 days delinquency.

6. Obtain legal counsel where appropriate including in foreclosure matter commenced by prior lienholders and bankruptcy matters.

7.    Monitor all outside counsel and proceedings.

8.    Monitor loans for continuing performance.

                                    EXHIBIT O

                          PRICES FOR LOW INTEREST LOANS

                                [Not Applicable]

                                    EXHIBIT P

                            FORM OF POWER OF ATTORNEY

STATE OF NEW YORK                   )
                                    )
COUNTY OF NEW YORK                  )

          KNOW ALL MEN BY THESE PRESENTS, that CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for The Money Store Trust 1998-C (the "Trust"), does hereby make, constitute and appoint [THE MONEY STORE INC., as Representative and Servicer (the "Servicer"),] [FIRST UNION NATIONAL BANK, as Trust Administrator (the "Trust Administrator")] under the Sale and Servicing Agreement dated as of August 31, 1998 (the "Agreement"), among the Trust, the Originators named therein and the Servicer, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust any and all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Basic Documents, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, if any, and with full power to perform any and all acts associated with such returns and audits, if any, that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

          All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

          Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

          EXECUTED this 29th of September, 1998.

                                CHASE MANHATTAN BANK DELAWARE, not in
                                its individual capacity but solely as
                                Owner Trustee for the Money Store
                                Trust 1998-C


                                By: __________________________________
                                    Name:_____________________________
                                    Title:____________________________